 Filed Pursuant to Rule 424(b)(4)
 Registration No. 333-261254
PROSPECTUS
$220,000,000
FTAC Emerald Acquisition Corp.
22,000,000 Units

FTAC Emerald Acquisition Corp. (formerly known as Emerald ESG Acquisition Corp.) is a blank check company incorporated as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination.
This is an initial public offering of our securities. We are offering 22,000,000 units. Each unit has an offering price of $10.00 and consists of one share of our Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder to purchase one whole share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus, and only whole warrants are exercisable. The warrants will become exercisable 30 days after the consummation of our initial business combination and will expire five years after the consummation of our initial business combination or earlier upon redemption or our liquidation, as described in this prospectus. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. We have also granted the underwriter a 45-day option to purchase up to an additional 3,300,000 units to cover overallotments, if any.
We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of our Class A common stock upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below, including interest earned on the trust account (net of taxes payable), divided by the number of then outstanding shares of Class A common stock that were sold as part of the units in this offering, which we refer to as our public shares, subject to the limitations described in “Proposed Business — Effecting Our Initial Business Combination.” If we are unable to consummate a business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of this offering, we will redeem the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable) divided by the number of then outstanding public shares, subject to applicable law and as further described herein.
Our sponsor, Emerald ESG Sponsor, LLC, has committed to purchase 890,000 placement units (or 990,000 if the underwriter’s overallotment option is exercised in full) at a price of $10.00 per unit ($8,900,000 or $9,900,000 if the underwriter’s overallotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Each placement unit will be identical to the units sold in this offering, except as described in this prospectus. We refer to these units as the placement units throughout this prospectus. We will receive an aggregate of $8,900,000 (or $9,900,000 if the underwriter’s overallotment option is exercised in full) from these sales of placement units.
On June 2, 2021, our initial holders purchased 7,992,750 founder shares for an aggregate purchase price of $25,000, and on October 14, 2021, we effected a 1.1014-for-1.0 stock split of our common stock, so that our sponsor owned an aggregate of 8,803,333 shares of our Class B common stock (up to 1,140,000 shares of which are subject to forfeiture depending on the extent to which the underwriter’s overallotment option is exercised). On November 12, 2021, we effected a 0.9955-for-1.0 stock split of our common stock, so that our sponsor owns an aggregate of 8,763,333 shares of our Class B common stock (up to 1,133,333 shares of which are subject to forfeiture depending on the extent to which the underwriter’s overallotment option is exercised). We refer to these shares of Class B common stock as the founder shares throughout this prospectus. The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment as provided herein. Holders of our Class B common stock will have the right to elect all of our directors prior to the consummation of our initial business combination. On any other matter submitted to a vote of our stockholders, holders of our Class B common stock and holders of our Class A common stock will vote together as a single class, except as required by applicable law or stock exchange rule.
Currently, there is no public market for our units, Class A common stock or warrants. Our units have been approved for listing on Nasdaq under the symbol “EMLDU”. Subject to the fulfilment of certain conditions described in “Description of Securities — Units”, the Class A common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Goldman Sachs & Co. LLC, the sole book-running manager in this offering, informs us of its decision to allow earlier separate trading. Once the securities comprising the units begin separate trading, we anticipate the Class A common stock and warrants will be listed on Nasdaq under the symbols “EMLD” and “EMLDW,” respectively.
We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves risks. See “Risk Factors” beginning on page 35 of this prospectus. Investors will not be entitled to protections normally afforded to investors in offerings conducted pursuant to Rule 419 under the Securities Act of 1933, as amended.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Unit	Total
Public offering price	$10.00	$220,000,000
Underwriting discount(1)	$0.55	$12,100,000
Proceeds to us (before expenses)	$9.45	$207,900,000(2)

(1)
$0.20 per unit, or $4,400,000 in the aggregate (or $5,060,000 if the underwriter’s over-allotment option is exercised in full), is payable upon the closing of this offering. The underwriter has agreed to defer until consummation of our initial business combination $7.7 million of its underwriting commissions (or approximately $8.9 million if the underwriter’s overallotment option is exercised in full), which equals 3.5% of the gross proceeds from the units sold to the public, including any units purchased pursuant to the underwriter’s overallotment option. This amount will be placed in the trust account and will be released to the underwriter only on completion of an initial business combination, as described in this prospectus. See the section titled “Underwriting” for a description of the compensation payable to the underwriter.

(2)
Of the proceeds we receive from this offering and a simultaneous private placement of units described in “Use of Proceeds,” $222,200,000 ($10.10 per share), or $255,530,000 ($10.10 per share) if the underwriter exercises its overallotment option in full, will be deposited into a trust account in the United States maintained by Continental Stock Transfer & Trust Company, acting as trustee. For a description of the trust account and the use of the funds in such account and interest generated thereby, see “Use of Proceeds” and “Proposed Business.”

The underwriter is offering the units on a firm commitment basis. The underwriter expects to deliver the units against payment on or about December 20, 2021.
Sole Book-Running Manager
Goldman Sachs & Co. LLC
The date of this prospectus is December 15, 2021.

You should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operation and prospects may have changed since that date.

i

SUMMARY
This summary provides an overview of selected information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus in its entirety before investing in our securities, including the information discussed under “Risk Factors” beginning on page 34 and our financial statements and notes thereto that appear elsewhere in this prospectus. Unless otherwise stated in this prospectus, all the information in this prospectus assumes that the underwriter will not exercise its overallotment option.
As used in this prospectus:
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references to “we,” “us,” “company” or “our company” are to FTAC Emerald Acquisition Corp., formerly known as Emerald ESG Acquisition Corp.;

•
references to our “sponsor” are collectively to Emerald ESG Sponsor, LLC, a Delaware limited liability company and Emerald ESG Advisors, LLC, a Delaware limited liability company. The manager of Emerald ESG Sponsor, LLC and Emerald ESG Advisors, LLC is Betsy Cohen;

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references to “initial holders” or “initial stockholders” are to our sponsor and any other holders of our founder shares and placement shares immediately prior to this offering;

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references to “founder shares” are to 8,763,333 shares of our Class B common stock held by our initial stockholders, which includes an aggregate of 1,133,333 founder shares that are subject to forfeiture to the extent that the overallotment option is not exercised by the underwriter;

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references to our “management” or our “management team” refer to our officers;

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references to our “public shares” are to shares of our Class A common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

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references to “public stockholders” refer to the holders of our public shares, which may include members of our management team if and to the extent they purchase public shares, provided that any such holder’s status as a “public stockholder” shall only exist with respect to such public shares;

•
references to “private placement” refer to the private placement of 890,000 units (or 990,000 if the underwriter’s overallotment option is exercised in full) being purchased by our sponsor, which will occur simultaneously with the completion of this offering, at a purchase price of $10.00 per unit for a total purchase price of $8,900,000 (or $9,900,000 if the underwriter’s overallotment option is exercised in full);

•
references to “placement units” are to the 890,000 units (or 990,000 if the underwriter’s overallotment option is exercised in full) being purchased by our sponsor in the private placement, each placement unit consisting of one placement share and one-half of one placement warrant;

•
references to “placement shares” are to an aggregate of 890,000 shares (or 990,000 if the underwriter’s overallotment option is exercised in full) of our Class A common stock included within the placement units being purchased by our sponsor in the private placement; and

•
references to “placement warrants” are to warrants to purchase an aggregate of 445,000 shares (or 495,000 if the underwriter’s overallotment option is exercised in full) of our Class A common stock included within the placement units being purchased by our sponsor in the private placement.

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references to “CCM” are to Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, a broker dealer subsidiary of Cohen & Company Inc. (in which our Chairman’s son is also Chairman of the Board and a controlling shareholder). Affiliates of CCM also have and manage investment vehicles with a passive investment in the sponsor, any of which may purchase units in this offering.

Each unit consists of one share of Class A common stock and one-half of one warrant. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least four units, you will not be able to receive or trade a whole warrant.
General
Our Company
We are a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not identified any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.
We intend to focus our search for a target business on companies that provide opportunities for attractive risk-adjusted returns while facilitating and advancing a sustainable future. We believe environmental issues relating to climate change, biodiversity, agriculture and water have reached critical mass and will continue to present significant challenges in the near-term. In particular, we will seek companies with meaningful potential for delivering financial, social, and environmental value and whose forward development path would benefit from the ability to harness the power of public capital markets to expand on these objectives.
We are guided by the simple premise that great companies create robust value for all corporate stakeholders. Those stakeholders include investors, as well as employees, customers, suppliers, civil society, the communities in which they operate and nature itself. As a result, our goal is to find a purpose-driven company with a clear path towards furthering systems, processes, and products that meet today’s fundamental environmental, social, and business challenges. We will look for alignment between a company’s core business capabilities and its positive social and environmental impact, and we will seek opportunities where deepening that alignment can generate increased value. We aim to partner with leaders who have a bold vision for the future, solicit ongoing input from stakeholders and understand the importance of responding to changing economic, social, and environmental dynamics.
We intend to target companies that achieve best in class standards in environmental, social, and governance (ESG) practices, as we view this as an essential tool to measure long-term value creation for stockholders and broader stakeholders. We also intend to seek companies that interweave social initiatives and environmental goals directly into their business plans and corporate organizational structures. We believe that we will create additional value by targeting companies that offer products or solutions that improve environmental outcomes, advance progress toward greater diversity, equity, and inclusion, and align with broad pro-social frameworks such as the UN Sustainable Development Goals. We believe there is a large market in which to deploy capital and realize high returns on nature-based investments. We believe that requiring better ESG stewardship from society will generate investment opportunities for investors regarding natural capital and global capital initiatives. We intend to focus our search for a target in any of the following areas: carbon reduction, ecosystem services, nature-based substitutes and regenerative agriculture, although we may pursue a business combination outside of those areas.
With these principles in mind and with our unique backgrounds at the intersection of finance, social impact, and environmental stewardship, we believe that our management team is well suited to execute our plan, grounded in a philosophy that seeks to generate positive social and environmental returns for stakeholders while delivering stockholder value.
Sponsor Partnership with FinTech Masala
Emerald ESG Sponsor, LLC is a partnership between FinTech Masala, LLC (“Fintech Masala”) and our Vice Chairman, Mark Tercek, and Bracebridge Young Jr., our President and CEO. Additionally,

our Chairman of the Board, Betsy Z. Cohen, is also the Chairman of the board of directors of FinTech Masala. Emerald ESG Sponsor, LLC unites the knowledge and experience of FinTech Masala as a technology investor and SPAC sponsor with the entrepreneurial and ESG experience of our Vice Chairman and President and CEO.
Fintech Masala
FinTech Masala specializes in providing growth capital to technology and financial services technology companies via special purpose acquisition vehicles and venture investments. The FinTech Masala team is comprised of principals and advisers with extensive experience in operating public and private companies in the technology and financial services sectors, mergers and acquisitions and venture investors. As of July 2021, the Managing Members of FinTech Masala have been affiliated with the sponsor for FinTech Acquisition Corp., FinTech Acquisition Corp. II, Fintech Acquisition Corp. III, Fintech Acquisition Corp. IV, Fintech Acquisition Corp. V, Fintech Acquisition Corp. VI, FTAC Olympus Acquisition Corp., FTAC Athena Acquisition Corp., FTAC Hera Acquisition Corp., FTAC Parnassus Acquisition Corp., and FTAC Zeus Acquisition Corp. (together the “FinTech Masala SPACs”).
Of the FinTech Masala SPACs, five have consummated initial business combinations (FinTech Acquisition Corp., FinTech Acquisition Corp. II, FinTech Acquisition Corp. III, FinTech Acquisition Corp. IV and FTAC Olympus Acquisition Corp.) and two others have announced an agreement for initial business combinations that have yet to close (FinTech Acquisition Corp. V and FTAC Athena Acquisition Corp.).
Several members of Fintech Masala’s management team, including our Chairman, have served or are serving as executive officers and/or directors for the Fintech Masala SPACs. We believe that potential sellers of target businesses will view the fact that members of our board of directors and management team have successfully closed multiple business combinations with vehicles similar to our company as a positive factor in considering whether or not to enter into a business combination with us. However, past performance is not a guarantee of success with respect to any business combination we may consummate.
Experienced Senior Management
Our management team is led by Betsy Z. Cohen, our Chairman of the Board. Ms. Cohen has substantial experience with blank check companies, having served or currently serving as Chairman of the board for nine blank check companies, five of which have consummated business transactions, two of which have announced intended business transactions, and two of which are actively searching for business transactions. We believe that potential sellers of target businesses will view this experience as a positive factor in considering whether or not to enter into a business combination with us and we believe the Ms. Cohen’s connections and experience will provide a strong pipeline of potential acquisitions to our Company.
Mark Tercek will be our Vice Chairman of the Board and Bracebridge H. Young, Jr. is our President and CEO, and between the two of them, they have substantial experience as investors and operators in the ESG sector, as well broad array of experience in mergers and acquistions and capital markets. We believe that potential sellers of target businesses will view this experience as a positive factor in considering whether or not to enter into a business combination with us and we believe the Mr. Tercek’s and Mr. Young’s connections in the ESG sector will provide a strong pipeline of potential acquisitions to our Company.
Business Strategy
We will seek to capitalize on the significant ESG experience and contacts of Betsy Z. Cohen, our Chairman of the Board, Mark Tercek, our Vice Chairman of the Board, Bracebridge H. Young, Jr., our President and CEO, and Doug Listman, our Chief Financial Officer, and our board of directors, to identify, evaluate and acquire a business with a core commitment to providing social, financial, and environmental value operating in sectors such as: clean/renewable energy; water sustainability; agricultural technology; shared economy software; and next generation mobility (the “Target Sectors”), although we may pursue a business combination outside of those sectors. We believe that challenges in climate, biodiversity, water and energy pose pervasive risks to society and addressing these challenges are significant and attractive business opportunities for which comprehensive solutions can be used to effectuate climate change and reduce carbon emissions. If we elect to pursue an investment outside of those sectors, our management’s expertise related to those sectors may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding that sector might not be relevant to an understanding of the business that we elect to acquire.
FinTech Masala Experience and Involvement with other SPACs
Several members of the Fintech Masala team have served as executive officers of the following blank check companies:
Fintech Acquisition Corp.   FinTech Acquisition Corp., or FinTech I, was a blank check company that raised $100.0 million in its initial public offering in February 2015 and completed its initial business combination when it acquired FTS Holding Corporation in July 2016, which we refer to as the FinTech I Acquisition. See “Management — FinTech I” for information regarding FinTech I and the Fintech I Acquisition.
Fintech Acquisition Corp. II.   FinTech Acquisition Corp. II, or FinTech II, was a blank check company that raised $175.0 million in its initial public offering in January 2017 and completed its initial business combination when it acquired Intermex Holdings II in July 2018, which we refer to as the FinTech II Acquisition, in connection with which FinTech II changed its name to International Money Express, Inc. The common stock of International Money Express, Inc. is currently traded on the NASDAQ Global Market under the symbol “IMXI.” See “Management — FinTech II” for information regarding FinTech II and the Fintech II Acquisition.
Fintech Acquisition Corp. III.   FinTech Acquisition Corp. III, or FinTech III, was a blank check company that raised $345.0 million in its initial public offering in November 2018 and completed its initial business combination with Paya, Inc. in October 2020, which we refer to as the FinTech III Acquisition. The common stock of Paya Holdings, Inc. is currently traded on the NASDAQ Global Market under the symbol “PAYA.” See “Management — FinTech III” for information regarding FinTech III and the FinTech III Acquisition.
Fintech Acquisition Corp. IV.   Fintech Acquisition Corp. IV, or Fintech IV, was a blank check company that raised $230.0 million in its initial public offering in September 2020 and completed its initial business combination with Perella Weinberg Partners in June 2021, which we refer to as the Fintech IV Acquisition. The common stock of Perella Weinberg Partners is currently traded on the NASDAQ Global Market as “PWP”. See “Management — Fintech IV” for information regarding Fintech IV and the Fintech IV Acquisition.
FTAC Olympus Acquisition Corp.   FTAC Olympus Acquisition Corp. (NASDAQ: FTOC), or FTAC Olympus, was blank check company that raised $754.7 million in its initial public offering in August 2020 and completed its initial business combination with Payoneer Inc., resulting in a new public entity named Payoneer Global, Inc., which we refer to as the FTAC Olympus Acquisition. The common stock of Payoneer Global Inc. is currently traded on the NASDAQ Global Market as “PAYO”. See “Management — FTAC Olympus” for information regarding FTAC Olympus and the FTAC Olympus Acquisition.
FinTech Acquisition Corp.V.   FinTech Acquisition Corp. V (NASDAQ: FTCV), or FinTech V, is a blank check company that raised $250.0 million in its initial public offering in December 2020. On March 16, 2021, FinTech V entered into an Agreement and Plan of Merger (the “FTV Merger Agreement”) among eToro Group Ltd., a company organized under the laws of the British Virgin Islands (“eToro”), Buttonwood Merger Sub Corp., a Delaware corporation and a direct, wholly-owned subsidiary of eToro (“Merger Sub”), and FinTech V, which provides for, among other things, the merger of Merger Sub with and into FinTech V (the “FTV Merger”), with FinTech V surviving as a wholly-owned subsidiary of eToro (the “Business Combination”). The Fintech Acquisition Corp. V Business Combination has yet to close. See “Management — Fintech Acquisition Corp V” for more information.

FTAC Athena Acquisition Corp.   FTAC Athena Acquisition Corp. (NASDAQ: FTAA), or FTAC Athena, is a blank check company that raised $250.0 million in its initial public offering in February 2021. On August 3, 2021, FTAC Athena entered into a Business Combination Agreement (the “Business Combination Agreement”) by and between the FTAC Athena and Pico Quantitative Trading Holdings LLC (“Pico”), pursuant to which, among other things, FTAC Athena will acquire certain interests in Pico, which will become jointly owned by the FTAC Athena and the existing members of Pico and following the closing will serve as the Company’s operating partnership as part of an Up-C structure. This transaction has yet to close. See “Management — FTAC Athena Acquisition Corp.” for more information.
FTAC Hera Acquisition Corp.   FTAC Hera Acquisition Corp. (NASDAQ: HERA), or FTAC Hera, a blank check company that raised approximately $850 million in its initial public offering in March 2021.
FTAC Parnassus Acquisition Corp.   FTAC Parnassus Acquisition Corp. (NASDAQ: FTPA), or FTAC Parnassus, is a blank check company that raised $250.0 million in its initial public offering in March 2021.
Fintech Acquisition Corp. VI.   Fintech Acquisition Corp. VI (NASDAQ: FTVI), or FinTech VI, is a blank check company that raised $250 million in its initial public offering in June 2021.
FTAC Zeus Acquisition Corp.   FTAC Zeus Acquisition Corp. (NASDAQ: ZING), or FTAC Zeus, is a blank check company that raised $402.5 million in its initial public offering in November 2021.
We believe that potential sellers of target businesses will view the fact that members of our board of directors and management team have successfully closed multiple business combinations with vehicles similar to our company as a positive factor in considering whether or not to enter into a business combination with us. However, past performance is not a guarantee of success with respect to any business combination we may consummate.
Management Team and Board of Directors
Betsy Z. Cohen, Chairman.   Betsy Z. Cohen has served as our Chairman since April 29, 2021. Since January 2021, she has served as Chairman of the board of directors of FTAC Hera, since November 2020, she has served as Chairman of the board of directors of FinTech VI, since November 2020, she has served as Chairman of the board of directors of FTAC Athena, and since June 2019, she has served as Chairman of the board of directors of FinTech V. She previously served as a director of Metromile, Inc. (NASDAQ: MILE) from February 2021 until July 2021. Ms. Cohen served as Chairman of FTAC Olympus’s board of directors from November 2020 until June 2021, as Chairman of FinTech IV’s board of directors from May 2019 until June 2021, as Chairman of FinTech III’s board of directors from March 2017 until October 2020, and as Chairman of FinTech II’s board of directors from August 2016 until July 2018. She served as a director of FinTech I and its successor, Card Connect Corp., a provider of payment processing solutions to merchants, from November 2013 until May 2017, and previously served as Chairman of the board of directors of FinTech I from July 2014 through July 2016 and as FinTech I’s Chief Executive Officer from July 2014 through August 2014. She served as Chief Executive Officer of Bancorp and its wholly-owned subsidiary, Bancorp Bank, from September 2000 and Chairman of Bancorp Bank from November 2003, and resigned from these positions upon her retirement in December 2014. She served as the Chairman of the Board of Trustees and as a trustee of RAIT Financial Trust, a real estate investment trust, from its founding in August 1997, through her resignation as of December 31, 2010 and served as RAIT’s Chief Executive Officer from 1997 to 2006. Ms. Cohen served as a director of Hudson United Bancorp (a bank holding company), the successor to JeffBanks, Inc., from December 1999 until July 2000 and as the Chairman of the Jefferson Bank Division of Hudson United Bank (Hudson United Bancorp’s banking subsidiary) from December 1999 through March 2000. Before the merger of JeffBanks, Inc. with Hudson United Bancorp in December 1999, Ms. Cohen was Chairman and Chief Executive Officer of JeffBanks, Inc. from its inception in 1981 and also served as Chairman and Chief Executive Officer of each of its subsidiaries, Jefferson Bank, which she founded in 1974, and Jefferson Bank New Jersey, which she founded in 1987. From 1985 until 1993, Ms. Cohen was a director of First Union Corp. of Virginia (a bank holding company) and its predecessor, Dominion Bancshares, Inc. Ms. Cohen also served as a director of Aetna, Inc. (NYSE: AET), an insurance company, from 1994 until May 2018. Our board has determined that Ms. Cohen’s extensive experience in the financial services industry generally, and the financial technology industry in particular, as well as extensive experience in operating financial services companies in a public company environment, qualifies her to serve as a member of our board of directors.
Mark Tercek, Director (Vice Chairman).   Mr. Tercek serves as a director and Vice Chairman of the Board immediately upon the effective date of this prospectus. He is a global conservation leader and financial professional with expertise in conservation finance, corporate sustainability, and cross-sector collaboration. From 2008 to 2019, Mark served as CEO of The Nature Conservancy, the largest private conservation organization in the United States. Under Mr. Tercek’s leadership, The Nature Conservancy launched NatureVest, the impact capital initiative, ran a $7 billion capital fundraising campaign, and established a permanent department focused on gender, diversity, equity and inclusion (GDEI). Prior to serving as CEO of The Nature Conservancy, Mr. Tercek served as Managing Director and Partner at Goldman Sachs, where over time he had responsibility for managing several of the firm’s key units, including Corporate Finance, Real Estate Investment Banking, Equity Capital Markets, and Pine Street, the firm’s leadership development program. In 2005, he was tapped to develop Goldman Sachs’s environmental strategy and to lead its Environmental Markets Group. In addition, Mr. Tercek has advised on boards and councils for a number of global organizations, including the Nicholas Institute for Environmental Policy Solutions at Duke University, the Social Enterprise Initiative at Harvard Business School, the China Council for International Cooperation on Environment and Development, the Rockefeller Foundation Economic Council on Planetary Health, Acumen, the AXA Stakeholders Advisory Panel, and Resources for the Future. From 2003 until 2008, Mr. Tercek was on the finance faculty of New York University’s Stern School of Business. Since 2016, he has served on the Board of Trustees of Williams College. He is the co-author of the Washington Post and Publisher’s Weekly bestselling book Nature’s Fortune: How Business and Society Thrive by Investing in Nature. Mr. Tercek earned an M.B.A. from Harvard in 1984 and a B.A. from Williams College in 1979.
Bracebridge H. Young, Jr., President and Chief Executive Officer.   Mr. Young is our President and Chief Executive Officer and also serves as Executive Chairman of Arabesque USA, a global asset management firm that specializes in integrating artificial intelligence and sustainability research into its investment approach. In addition, Mr. Young serves as a member of the board of advisors of Newmarket Investment Management. Prior to joining Arabesque USA in 2017, Mr. Young served as Chief Executive Officer at Eclat Impact in 2016. From 2000 through 2015, Mr. Young served as Chief Executive Officer and Partner at Mariner Investment Group. He joined Mariner directly from Goldman Sachs, where he began on the Commercial Paper trading desk in 1980 and subsequently served as Head Trader for institutional money market funds, Co-Head of the Money Market Sales and Trading Department in New York, Head of Fixed-Income activity in Tokyo, Head of Fixed-Income and foreign exchange sales in London, and, finally, Partner and Head of European Debt Capital Markets in New York. Mr. Young serves as Chairman of the board of directors of Social Finance, Inc., a Boston-based nonprofit organization dedicated to mobilizing investment capital to drive social change, serves on the boards of directors for Social Progress Imperative, a non-profit best known for measuring countries’ social and environmental performance, Cultivo, the developer of an investment platform focused on environmental ventures, and TerViva, an agricultural technology company. Additionally, he is an advisor to Upwell, technology-enabled water asset company. Mr. Young received a B.A from Bowdoin College in 1977 and an M.B.A. from New York University’s Stern School of Business in 1983.
Lisa M. Shalett, Director.   Ms. Shalett serves as a director of the Board immediately upon the effective date of this prospectus. Ms. Shalett is a former Goldman Sachs Partner who now serves on public and private boards, and is the Founder of Extraordinary Women on Boards, a community of women corporate directors focused on improving board excellence, modernizing governance, and increasing diversity on boards. Over her 20-year career at Goldman Sachs, from 1995-2015, including 13 years as a Partner, Ms. Shalett led the Global Japanese Shares business, International Equities Sales & Trading in North America, was Chief Operating Officer of Global Compliance, Legal and Internal Audit, and from 2010 was Head of Brand Marketing & Digital Strategy, leading Goldman’s brand during the financial crisis. She became Chief Marketing Officer at millennials-focused media startup Odyssey (2015-2016), and then joined Brookfield Asset Management as Managing Partner, Head of Strategic Innovation (2018-2019). Ms. Shalett served as a member of the board of directors of Brookfield Property Partners (Nasdaq: BPY) and its Audit Committee, from 2015-2018 and PerformLine, a private venture capital-backed company from 2015-2019. Currently, she serves on the boards of directors of PennyMac (NYSE: PFSI, 2020 to present), and on the Audit Committee and Nominating & Governance Committee, AccuWeather (a private company, 2018 to present) and Chair of the Marketing Committee, and Bully Pulpit Interactive (a private, private equity-backed company, 2017 to present). Ms. Shalett received a B.A., summa cum laude, in East Asian Studies from Harvard University and an M.B.A. from Harvard Business School.
Andrew Hohns, Director.   Dr. Hohns serves as a director of the Board immediately upon the effective date of this prospectus. Since April 2020, Dr. Hohns has served as founding member and Chief Executive Officer of Newmarket Investment Management, a registered investment advisor managing capital on behalf of institutional investors worldwide, targeting investments in structured opportunities sourced from a global network of banks and financial institutions. Newmarket was established in 2020 to acquire and assume management of Mariner Investment Group’s International Infrastructure Finance Company (IIFC) strategy, a platform co-founded by Dr. Hohns in 2013. He is a regular speaker at various industry conferences, with special expertise in topics related to infrastructure, securitization, socially responsible investment, impact investment, and development finance. Prior to joining Mariner, Dr. Hohns was a Managing Director at Cohen & Company. Dr. Hohns serves as Commissioner on the U.S. Semiquincentennial Commission and as a member of the board of directors of UNICEF USA. He also previously served as a director of INSU Acquisition Corp. II from September 2020 to February 2021. Dr. Hohns holds a B.S. in Economics from the Wharton School at the University of Pennsylvania, a Masters in Liberal Arts from the School of Arts and Sciences at the University of Pennsylvania, and a PhD in Applied Economics and Managerial Sciences from the Wharton School at the University of Pennsylvania.
Therese Rein, Director.   Therese Rein serves as a director of the Board immediately upon the effective date of this prospectus. Ms. Rein founded vocational rehabilitation and human services company Ingeus Limited in an attic office in Brisbane, Australia with AUD 13,000 in 1989. She grew Ingeus to AUD 450 million a year in revenue, with 6,000 colleagues serving 500,000 people at any one time in 10 countries on four continents (Australia, Europe, Middle East and Asia). She divested Ingeus in 2014 to the Providence Service Corporation and continues on the advisory board of APM (the current owner of Ingeus). In 2012, she was named the Ernst and Young Champion Entrepreneur of the Year. Additionally, She was awarded the Australian Human Rights Medal. Ms. Rein has had the honor of serving Australia as First Lady. Ms. Rein has lived in China, the United States, the United Kingdom, Sweden, Hong Kong and Australia. She has also served on the Paralympics Advisory Board, the National Apology Foundation, along with numerous patronages of organizations in disability, street to home housing, food security, indigenous literacy, and the National Portrait Gallery. Since 2014 Ms. Rein has been on private investment boards, mentoring start up CEO’s and not-for-profit CEO’s. Ms. Rein holds a degree with Honors in Psychology from Australian National University and has been awarded three honorary doctorates from Griffith University, University of Western Sydney and Australian National University.
Tensie Whelan, Director.   Professor Whelan serves as a director of the Board immediately upon the effective date of this prospectus. Ms. Whelan is Clinical Professor of Business and Society and Director of NYU Stern School of Business’s Center for Sustainable Business, where she brings 25 years of experience working to engage businesses in proactive and innovative mainstreaming of sustainability. As President of the Rainforest Alliance from June 2000 until September 2015, she led the organization’s substantial growth and established the Rainforest Alliance as an internationally recognized brand. Her previous work includes serving as executive director of the New York League of Conservation Voters, Vice President of the National Audubon Society, Managing Editor of Ambio, a journal of the Swedish Academy of Sciences, and as a journalist in Latin America. In 2008 and 2011, Ms. Whelan was recognized by Ethisphere as one of the 100 Most Influential People in Business Ethics and has served on non-profit boards and corporate advisory boards such as the Unilever Sustainable Sourcing Advisory Board and currently sits on the InvestIndustrial Acquisition Corp. board and the advisory boards of Inherent Group, Giant Ventures, and Alo Advisors. She served as Board Member of Aston Martin from October 2018 until May 2020. Ms. Whelan holds a B.A. from New York University, an M.A from American University, and is a graduate of the Harvard Business School Owner President Management Program.

We believe that potential sellers of target businesses will view the fact that Ms. Cohen, Mr. Young, Mr. Tercek, and Mr. Listman have successfully closed multiple business combinations with vehicles similar to our company as a positive factor in considering whether or not to enter into a business combination with us. However, past performance is not a guarantee of success with respect to any business combination we may consummate.
Initial Business Combination
Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. We refer to this as the 80% of fair market value test. If the initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. Notwithstanding the foregoing, if we are not then listed on the Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.
We will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.
We anticipate structuring our initial business combination either (i) in such a way so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses, or (ii) in such a way so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders, or for other reasons. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the “Investment Company Act.” Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% fair market value test. If the initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable.

Our Business Combination Process
In addition to any potential business candidates we may identify on our own, we anticipate that other target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.
In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, as applicable and among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, and a review of financial and other information about the target and its industry.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors, nor are we prohibited from partnering, submitting joint bids, or entering into any similar transaction with our sponsor, or an affiliate of our sponsor, in the pursuit of an initial business combination. If we seek to complete an initial business combination with such a company or we partner with our sponsor, or any of its affiliates in our pursuit of an initial business combination, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm with respect to fair market value that the business combination is fair to our stockholders from a financial point of view.
As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Certain of our directors currently have relevant fiduciary duties or contractual obligations that may take priority over their duties to us. However, our sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. We do not believe that any potential conflicts would materially affect our ability to complete our initial business combination.
Our sponsor paid a nominal purchase price for the founder shares and, as a result, is likely to earn a substantial profit on its investment in us upon disposition of its Class A common stock even if the trading price of our Class A common stock declines after we complete our initial business combination. Our sponsor may therefore be economically incentivized to complete an initial business combination with a riskier, weaker-performing or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public stockholders paid for their public shares. See “Risk Factors — The nominal purchase price paid by our sponsor for the founder shares may significantly dilute the implied value of your public shares in the event we complete an initial business combination. In addition, the value of the sponsor’s founder shares will be significantly greater than the amount our sponsor paid to purchase such shares in the event we complete an initial business combination, even if the business combination causes the trading price of our Class A common stock to materially decline.”
Corporate Information
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates equals or exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equaled or exceeded $250 million as of the prior June 30th, and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year or the market value of our common stock held by non-affiliates equaled or exceeded $700 million as of the prior June 30.
Our executive offices are located at 2929 Arch Street, Suite 1703, Philadelphia, PA 19104 and our telephone number is (215) 701-9555.

THE OFFERING
In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also, among other things, the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section “Risk Factors” beginning on page 34 of this prospectus.
Securities offered
22,000,000 units, at $10.00 per unit, each unit consisting of:
•
one share of Class A common stock; and

•
one-half of one redeemable warrant.

NASDAQ Global
Market symbols
Units: “EMLDU”
Common Stock: “EMLD”
Warrants: “EMLDW”
Trading commencement and separation of Class A common stock and warrants
We anticipate the units will begin trading on or promptly after the date of this prospectus. The Class A common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Goldman Sachs & Co., LLC (“Goldman Sachs”), the sole book-running manager in this offering, informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least four units, you will not be able to receive or trade a whole warrant.
Separate trading of the Class A common stock and warrants is prohibited until we have filed a Current Report on Form 8-K
In no event will our Class A common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds from this offering. We will file the Current Report on Form 8-K promptly after the completion of this offering, which we anticipate will take place three business days from the date of this prospectus. If the underwriter exercises its overallotment option following the initial filing of such Current Report, we will file a second or amended Current Report to provide updated financial information reflecting that exercise.
Units:
Number of units outstanding before this offering
0

Number of placement units to be sold simultaneously with this offering
890,000(1)(2)
Number of units to be outstanding after this offering and the private placement
22,890,000(1)(2)
Common stock:
Number of shares outstanding before this offering
8,763,333 shares of Class B common stock(3)
Number of shares outstanding after this offering and the private placement
30,520,000 shares of Class A common stock and Class B common stock(4)(5)
Redeemable Warrants:
Number of warrants outstanding before this offering
0
Number of warrants outstanding after this offering and the private placement
11,445,000(4)(6)
Exercisability
Each whole warrant is exercisable to purchase one share of our Class A common stock and only whole warrants are exercisable.

(1)
The underwriter has agreed to defer all underwriting commissions in respect of any units sold pursuant to the underwriter’s exercise of its overallotment option and to have the amounts attributable to those commissions placed in the trust account and paid to the underwriter at the closing of our initial business combination.

(2)
Assumes no exercise of the underwriter’s overallotment option and the forfeiture by our initial stockholders of 1,133,333 founder shares. Our sponsor has committed to purchase, simultaneously with the completion of this offering, an aggregate of 890,000 placement units, each unit consisting of one placement share and one-half of one placement warrant. The placement units are not subject to forfeiture but will be subject to transfer restrictions as described in “Principal Stockholders — Restrictions on Transfers of Founder Shares and Placement Units”.

(3)
Consists solely of founder shares and includes up to 1,133,333 founder shares that are subject to forfeiture by holders of founder shares to the extent that the overallotment option is not exercised by the underwriter.

(4)
Assumes no exercise of the underwriter’s overallotment option and the forfeiture by our initial stockholders of 1,133,333 founder shares.

(5)
Comprised of 22,000,000 shares of Class A common stock included in the units to be sold in this offering, 890,000 shares of Class A common stock included in the placement units to be sold in the private placement and 7,630,000 shares of Class B common stock (or founder shares). The Class B common stock is convertible into shares of our Class A common stock on a one-for-one basis, subject to adjustment as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.”

(6)
Comprised of 11,000,000 public warrants included in the units to be sold in this offering and 445,000 placement warrants included in the placement units to be sold in the private placement.

Exercise price
$11.50 per whole share, subject to adjustments as described herein. In addition, if (x) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by us and in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume-weighted average trading price of our shares of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which we complete our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
Exercise period
The warrants will become exercisable 30 days after the consummation of our initial business combination, provided that we have an effective registration statement under the Securities Act covering the offer and sale of the Class A common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock is available and such shares are registered, qualified or exempt from registration under the securities laws of the state of residence of the holder.
Although this registration statement registers the offer of the Class A common stock underlying the warrants, it does not register the issuance of the shares underlying the warrants from time to time following the initial business combination. We have therefore agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the offer and sale of the Class A common stock issuable upon exercise of the warrants. We will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination, and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.
Redemption of warrants
Once the warrants become exercisable, we may redeem the outstanding warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•
if, and only if, the last sale price of our Class A common stock (or the closing bid price of our Class A common stock in the event the shares of Class A common stock are not traded on any specific trading day) equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day before we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state laws.
Election of directors; voting rights
Prior to the consummation of our initial business combination, only holders of our Class B common stock will have the right to vote on the election of directors. Holders of the Class A common stock will not be entitled to vote on the election of directors during such time. These provisions of our amended and restated certificate of incorporation may only be amended if approved by a majority of at least 90% of our common stock voting at a stockholder meeting. With respect to any other matter submitted to a vote of our stockholders, including any vote in connection with our initial business combination, except as required by applicable law or stock exchange rule, holders of our Class A common stock and holders of our Class B common stock will vote together as a single class, with each share entitling the holder to one vote.
Founder shares
On June 2, 2021, Emerald ESG Sponsor, LLC purchased 7,992,750 founder shares for an aggregate purchase price of $25,000, and on October 14, 2021, we effected a 1.1014-for-1.0 stock split of our common stock, so that our sponsor owned an aggregate of 8,803,333 founder shares. On November 12, 2021, we effected a 0.9955-for-1.0 stock split of our common stock, so that our sponsor owns an aggregate of 8,763,333 founder shares. Prior to the initial investment in the company of $25,000 by Emerald ESG Sponsor, LLC, the company had no assets, tangible or intangible. The number of founder shares was determined based on the expectation that the founder shares would represent 25% of the aggregate of our founder shares, the placement shares and our issued and outstanding public shares after this offering (assuming our initial stockholders do not purchase any units in the offering). If we increase or decrease the size of this offering, we will effect a stock dividend or share contribution back to capital, as applicable, with respect to our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the ownership of our sponsor at 25% of the aggregate of our founder shares, the placement shares and our issued and outstanding public shares after this offering. Up to 1,133,333 founder shares will be subject to forfeiture by our sponsor depending on the extent to which the underwriter’s overallotment option is exercised so that founder shares represent 25% of the aggregate of our founder shares, the placement shares and our issued and outstanding public shares after this offering (assuming our initial stockholders do not purchase any units in the offering). None of our sponsor or our officers or directors intends to purchase any units in this offering.
The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering, except that:
•
only holders of the founder shares have the right to vote on the election of directors prior to the consummation of our initial business combination;

•
the founder shares are subject to certain transfer restrictions, as described in more detail below;

•
our initial stockholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed: (1) to waive their redemption rights with respect to any founder shares, placement shares and public shares held by them, as applicable, in connection with the completion of our initial business combination; (2) to waive their redemption rights with respect to any founder shares, placement shares and public shares held by them in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within 18 months from the closing of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of this offering but have not completed our initial business combination within such 18-month period, or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (3) to waive their rights to liquidating distributions from the trust account with respect to any founder shares or placement shares they hold if we fail to complete our initial business combination within 18 months from the closing of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of this offering but have not completed our initial business combination within such 18-month period (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the completion window). If we submit our initial business combination to our public stockholders for a vote, our initial stockholders, officers and directors have agreed to vote any founder shares, any placement shares and any public shares held by them in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares, we would need 6,740,001, or 30.6%, of the 22,000,000 public shares sold in this offering to be voted in favor of an initial business combination (assuming all issued and outstanding shares are voted and the overallotment option is not exercised) in order to have such initial business combination approved;
•
the founder shares are shares of Class B common stock that are automatically convertible into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in more detail below; and

•
the holders of the founder shares are entitled to registration rights.

Transfer restrictions on founder shares
Our sponsor has agreed not to transfer, assign or sell any of their founder shares (i) with respect to 25% of such shares, until consummation of our initial business combination, (ii) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of our initial business combination or the first date at which the closing price of our Class A common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (iii) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of our initial business combination or the first date at which the closing price of our Class A common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, and (iv) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of our initial business combination or the first date at which the closing price of our Class A common stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination. Notwithstanding the foregoing, the transfer restrictions set forth in the immediately preceding sentence shall terminate upon the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (except as described herein under the section of this prospectus entitled “Principal Stockholders — Restrictions on Transfers of Founder Shares and Placement Units”). Any permitted transferees would be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, in connection with an initial business combination, the initial holders may transfer, assign or sell their founder shares with our consent to any person or entity that agrees in writing to be bound by the transfer restrictions set forth in the prior sentence.
Founder shares conversion andti-dilution rights
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of our initial business combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 25% of the sum of the total number of all shares of common stock issued and outstanding upon completion of this offering, including placement shares, plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with our initial business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination and any private placement-equivalent securities issued to our sponsor or its affiliates upon conversion of loans made to us. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for shares of Class A common stock issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt. Securities could be “deemed issued” for purposes of the conversion rate adjustment if such shares are issuable upon the conversion or exercise of convertible securities, warrants or similar securities.
Placement units and underlying securities
Our sponsor has committed to purchase an aggregate of 890,000 placement units (or 990,000 if the underwriter’s overallotment option is exercised in full) at a price of $10.00 per unit, for an aggregate purchase price of $8,900,000 (or $9,900,000 if the underwriter’s overallotment option is exercised in full), in a private placement that will occur simultaneously with the completion of this offering.
A portion of the purchase price of the placement units will be added to the proceeds from this offering to be held in the trust account such that at the time of closing $222,200,000 (or $255,530,000 if the underwriter exercises its overallotment option in full) will be held in the trust account. If we do not complete our initial business combination within 18 months from the closing of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of this offering but have not completed our initial business combination within such 18-month period, the proceeds from the sale of the placement units held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the placement units will expire worthless. The placement warrants will be exercisable on a cashless basis so long as they are held by the sponsor or its permitted transferees. If the placement warrants are held by holders other than the sponsor or its permitted transferees, the placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.
Transfer restrictions on placement units
The placement units (including the underlying placement warrants, the placement shares and the shares of Class A common stock issuable upon exercise of the placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except as described under the section of this prospectus entitled “Principal Stockholders — Restrictions on Transfers of Founder Shares and Placement Units”).
Cashless exercise of placement warrants
If holders of placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the sponsor or its permitted transferees is because it is not known at this time whether they will be affiliated with us following an initial business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited.
We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of Class A common stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.
Proceeds to be held in trust account
The rules of Nasdaq provide that at least 90% of the gross proceeds from this offering and the private placement be deposited in a trust account. Of the net proceeds we will receive from this offering and the sale of the placement units described in this prospectus, $222,200,000 ($10.10 per unit), or $255,530,000 ($10.10 per unit) if the underwriter’s overallotment option is exercised in full, will be deposited into a segregated trust account located in the United States at JPMorgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee and $3 million will be used to pay expenses in connection with the closing of this offering and for working capital following this offering. The proceeds to be placed in the trust account include $7.7 million (or up to approximately $8.9 million if the underwriter’s overallotment option is exercised in full) in deferred underwriting commissions.
Except for any interest income released to us to pay franchise and income taxes and up to $100,000 of interest to pay dissolution expenses, none of the funds held in trust will be released from the trust account until the earlier of (i) the consummation of our initial business combination; (ii) the redemption of our public shares if we are unable to consummate a business combination within 18 months from the completion of this offering subject to applicable law, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of this offering but have not completed our initial business combination within such 18-month period; or (iii) the redemption of any public shares properly tendered in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within 18 months from the closing of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of this offering but have not completed our initial business combination within such 18-month period or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.
Anticipated expenses and funding sources
Except as described above with respect to the payment of taxes and dissolution expenses, unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use. The proceeds held in the trust account will be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We will disclose in each quarterly and annual report filed with the SEC prior to our initial business combination whether the proceeds deposited in the trust account are invested in U.S. government treasury obligations or money market funds or a combination thereof. Based upon a current interest rate of 0.02%, we expect the trust account to generate approximately $44,440 of interest annually.
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the net proceeds of this offering and the sale of the placement units not held in the trust account, which will be approximately $1,760,000 in working capital (or $1,770,000 if the underwriter exercises its overallotment option in full) after the payment of approximately $540,000 in expenses relating to this offering; and

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any loans or additional investments from our sponsor, members of our management team or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination. If we complete our initial business combination, we expect to repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $2,000,000 of all loans made to us by our sponsor, an affiliate of our sponsor or our officers and directors may be convertible into units at a price of $10.00 per unit at the option of the lender at the time of the business combination. The units would be identical to the placement units.
Conditions to consummating our initial business combination
There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Subject to the Nasdaq requirement that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time we sign a definitive agreement for our initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case.
Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. Notwithstanding the foregoing, if we are not then listed on the Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test. There is no limitation on our ability to raise funds privately, or through loans in connection with our initial business combination.
We anticipate structuring our initial business combination either (i) in such a way so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses, or (ii) in such a way so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders, or for other reasons. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% fair market value test. If the initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable.
Permitted purchases of public securities by our affiliates
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers or their respective affiliates may purchase shares or warrants in the open market or in privately negotiated transactions either prior to or following the consummation of our initial business combination, although as of the date of this prospectus (apart from the purchase of the placement units) they have no commitments, plans or intentions to engage in such transactions. If they do effect such purchases, we anticipate that they would approach a limited number of large holders of our securities that have voted against the business combination or sought redemption of their shares, or that have indicated an intention to do so, and engage in direct negotiations for the purchase of such holders’ positions. All holders approached in this manner would be institutional or sophisticated holders. There is no limit on the number of shares they may acquire. Our sponsor, directors, officers, advisors or their affiliates will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act or in transactions that would violate Section 9(a)(2) or Rule 10(b)-5 under the Exchange Act. Although they do not currently anticipate paying any premium purchase price for such public shares, there is no limit on the price they may pay. They may also enter into transactions to provide such holders with incentives to acquire shares or vote their shares in favor of an initial business combination. No funds in the trust account may be used to effect purchases of shares in the open market or in privately negotiated transactions.
Redemption rights for public stockholders upon consummation of our initial business combination
We will provide our public stockholders with the opportunity to redeem their public shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including any amounts representing deferred underwriting commissions and interest earned on the trust account not previously released to us, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account initially will be $10.10 per public share. There will be no redemption rights upon the consummation of our initial business combination with respect to our warrants. The initial holders, our officers and directors have agreed to waive their redemption rights with respect to their founder shares and placement shares held by them and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination or otherwise.
Manner of conducting redemptions
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either in connection with a stockholder meeting called to approve the business combination or by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirement.
We currently intend to conduct redemptions pursuant to a stockholder vote unless stockholder approval is not required by applicable law or stock exchange listing requirement and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons.
If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation:
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conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

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file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.
In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets, after payment of the deferred underwriting commissions, to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules),2 or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.
If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirement, or we decide to obtain stockholder approval for business or other reasons, we will:
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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

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file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public stockholders at least 10 days prior to the stockholder vote. However, we expect that a draft proxy statement would be made available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any stockholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.
If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Our initial stockholders, officers and directors will count towards this quorum and have agreed to vote any founder shares, placement shares and any public shares held by them in favor of our initial business combination. We expect that at the time of any stockholder vote relating to our initial business combination, our initial stockholders and their permitted transferees will own at least 27.9% of our outstanding shares of common stock entitled to vote thereon. As a result, in addition to our initial stockholders’ founder shares and placement shares, we would need 6,740,001, or 30.6%, of the 22,000,000 public shares sold in this offering to be voted in favor of an initial business combination (assuming all issued and outstanding shares are voted and the overallotment option is not exercised) in order to have such initial business combination approved. These quorum and voting thresholds and agreements may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.
Our amended and restated certificate of incorporation provides that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and, in any event, the terms of the proposed business combination may require our net tangible assets to be greater than $5,000,001. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business combination. If the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly tendered plus the amount of any cash payments required pursuant to the terms of the proposed business combination exceeds the aggregate amount of cash available to us, taking into consideration the requirement that we maintain net tangible assets of at least $5,000,001 or such greater amount depending on the terms of our potential business combination, we will not consummate the business combination and any shares of common stock tendered pursuant to the tender offer will be returned to the holders thereof following the expiration of the tender offer.
Tendering share certificates in connection with a tender offer or redemption rights
We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders, or up to two business days prior to the vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements, which will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares.
Limitation on redemption rights of stockholders holding more than 15.0% of the shares sold in the offering if we hold stockholder vote
Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to an aggregate of more than 15.0% of the shares sold in this offering without our prior consent. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15.0% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 15.0% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15.0% of the shares sold in this offering) for or against our initial business combination.

Redemption rights in connection with proposed amendments to our certificate of incorporation
Our amended and restated certificate of incorporation provides that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of units into the trust account and not release such amounts except in specified circumstances and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of at least 65% of our common stock entitled to vote thereon, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock entitled to vote thereon. In all other instances (other than the election of directors), our amended and restated certificate of incorporation provides that it may be amended by holders of a majority of our common stock entitled to vote thereon, subject to applicable provisions of the Delaware General Corporation Law, or DGCL, or applicable stock exchange rules. Prior to an initial business combination, we may not issue additional securities that can vote with common stockholders on matters related to our pre-initial business combination activity, on any amendment to certain provisions of our amended and restated certificate of incorporation or on our initial business combination, or that would entitle holders thereof to receive funds from the trust account. Our initial stockholders, who will beneficially own approximately 27.9% of our common stock upon the closing of this offering and the private placement (assuming they do not purchase any units in this offering), may participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they may choose. Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares. Our initial stockholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination. Any permitted transferees would be subject to the same restrictions and other agreements as our initial stockholders with respect to any founder shares.
Release of funds in trust account on closing of our initial business combination
On the closing of our initial business combination, all amounts held in the trust account will be used to pay amounts due to any public stockholders who exercise their redemption rights as described above under “Redemption rights for public stockholders upon consummation of our initial business combination,” to pay the underwriter its deferred underwriting discounts, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If we use our equity or debt securities as consideration for our initial business combination, or we do not use all of the funds released from the trust account for payment of the purchase price, we may apply the excess funds for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, including loans made to us by our sponsor or one of its affiliates as described under “— Anticipated expenses and funding sources”, to fund the purchase of other companies or for working capital.
Redemption of public shares and distribution and liquidation if no initial business combination
Our amended and restated certificate of incorporation provides that we will have only 18 months from the completion of this offering to consummate our initial business combination, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of this offering but have not completed our initial business combination within such 18-month period. If we have not consummated a business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within such completion window.
The initial holders, our officers and directors have agreed to waive their redemption rights with respect to their founder shares and placement shares, as applicable, (i) in connection with the consummation of a business combination, (ii) in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within 18 months from the closing of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of this offering but have not completed our initial business combination within such 18-month period, or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) if we fail to consummate a business combination within 18 months from the completion of this offering or if we liquidate prior to the expiration of the 18 month period, which is extendable at our sponsor’s option to up to 21 months as described herein. The initial holders and our directors and officers have also agreed to waive their redemption rights with respect to public shares in connection with the consummation of a business combination and in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the 18-month period. However, the initial holders and our directors and officers will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination within the 18-month period, which is extendable at our sponsor’s option to up to 21 months as described herein.
The underwriter has agreed to waive their rights to deferred underwriting commissions held in the trust account if we do not consummate a business combination and subsequently liquidate and, in such event, the deferred underwriting commissions held in the trust account will be available to fund the redemption of our public shares.
Our initial stockholders, executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of this offering but have not completed our initial business combination within such 18-month period, from the completion of this offering unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes payable), divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules).
Limited payments to insiders
There will be no finder’s fees, reimbursements or cash payments made to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination. However, the following payments will be made to our sponsor, officers or directors, or our or their affiliates, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:
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repayment of loans of up to $300,000 from our sponsor or one of its affiliates to fund organization costs and costs of this offering, which will be repaid upon closing of this offering from the proceeds of this offering and the private placement;

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payment of certain consulting fees to persons engaged by an entity affiliated with certain of our directors and officers;

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payment to our sponsor, or our sponsor’s designee, for office space, administrative and shared personnel support services, in an amount equal to $30,000 per month;

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at the closing of our initial business combination, a customary advisory fee to affiliates of our sponsor, in an amount that constitutes a market standard advisory fee for comparable transactions and services provided;

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reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating an initial business combination, provided that no proceeds of this offering held in the trust account may be applied to the payment of such expenses prior to the consummation of a business combination; and

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repayment of loans which may be made by our sponsor, members of our management team or any of their respective affiliates or other third parties to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $2,000,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender at the time of the business combination. The units would be identical to the placement units sold in the private placement.
Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates.
Engagement of Financial Advisor
We engaged CCM to provide consulting and advisory services in connection with this offering, for which it will receive an advisory fee equal to 0.3% of the aggregate proceeds of this offering (excluding the proceeds of the exercise of the overallotment option, if any) net of underwriter’s out-of-pocket expenses. We will also engage CCM as an advisor in connection with our initial business combination for which it will earn an advisory fee of 0.525% of the proceeds of this offering (excluding the proceeds of the exercise of the overallotment option, if any) payable at closing of our initial business combination. CCM will also be entitled to an advisory fee equal to 0.825% of the aggregate proceeds of the exercise of the overallotment option, if any, payable at closing of our initial business combination. CCM’s fees will be reimbursed to us by the underwriters and will not result in any incremental fees to us.
CCM is engaged to represent our interests only and is not participating in this offering as defined in FINRA Rule 5110(j)(16); it is acting as an independent financial adviser as defined in FINRA Rule 5110(j)(9). As such, CCM is not acting as an underwriter in connection with this offering, it will not identify or solicit potential investors in this offering or otherwise be involved in the distribution of this offering.
Audit Committee
On or before the effective date of the registration statement of which this prospectus forms a part, we will establish and maintain an audit committee, which will initially be composed of three independent directors to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section of this prospectus entitled “Management — Committees of the Board of Directors — Audit Committee.”
Indemnification
Emerald ESG Sponsor, LLC has agreed that it will indemnify us to the extent any claims by a third party for services rendered or products sold to us, or any claims by a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below $10.10 per public share, except for any claims by any third party who executed a waiver of any and all rights to seek access to the trust account, regardless of whether such waiver is enforceable, and except for claims arising from our obligation to indemnify the underwriter of this offering pursuant to the underwriting agreement for this offering. We have not independently verified whether Emerald ESG Sponsor, LLC has sufficient funds to satisfy its indemnity obligations, we have not asked it to reserve for such obligations and we believe that its only assets are securities of our company. Therefore, we cannot assure you that Emerald ESG Sponsor, LLC will be able to satisfy those obligations. We believe the likelihood of Emerald ESG Sponsor, LLC having to indemnify the trust account is limited because we will endeavor to have all third parties that provide products or services to us and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.
Risks
We have conducted no operations and have generated no revenues since our formation in February 2021. Until we complete our initial business combination, we will have no operations and, at least until we consummate our initial business combination, we will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and has certain terms and conditions that deviate from many blank check offerings. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings or to investors in many other blank check companies. For additional information concerning how Rule 419 blank check offerings differ from this offering, see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” within this prospectus and read this entire prospectus before investing in the units.

Summary Financial Data
The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.
	September 30, 2021
	Actual	As Adjusted
Balance Sheet Data:
Working capital(1)	$(80,368)	$216,284,792
Total assets(2)	$130,160	$223,984,792
Total liabilities(3)	$105,368	$7,700,000
Value of common stock subject to possible conversion/tender(4)	$—	$222,200,000
Stockholders’ equity (deficit)(5)	$24,792	$(5,915,208)

(1)
The “as adjusted” calculation includes $222,200,000 cash held in trust from the proceeds of this offering and the sale of the private placement warrants, plus $1,760,000 (or $1,770,000 if the underwriter exercises its overallotment option in full) in cash held outside the trust account, including $540,000 in prepaid liability insurance premiums, plus $24,792 of actual stockholders’ equity, less $7,700,000 of deferred underwriting commissions.

(2)
The “as adjusted” calculation includes $222,200,000 cash held in trust from the proceeds of this offering and the sale of the private placement warrants, plus $1,760,000 (or $1,770,000 if the underwriter exercises its overallotment option in full) in cash held outside the trust account, plus $24,792 of actual stockholders’ equity.

(3)
The “as adjusted” calculation includes $7,700,000 of deferred underwriting commissions assuming the over-allotment option is not exercised.

(4)
The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the “as adjusted” stockholders’ deficit.

(5)
Excludes 22,000,000 shares of common stock purchased in the public market which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of shares of common stock that may be redeemed in connection with our initial business combination ($10.10 per share).

If we do not consummate a business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of, the proceeds held in the trust account, including the deferred underwriting commissions, and interest earned on the trust account (less interest released to us for the payment of taxes and up to $100,000 in interest for dissolution expenses), will be used to fund the redemption of our public shares. Our initial holders have agreed, with respect to their founder shares and placement shares to waive their redemption rights if we fail to consummate a business combination or liquidate within such 18-month period, which is extendable at our sponsor’s option to up to 21 months as described herein.
Summary of Risk Factors
Our business is subject to numerous risks and uncertainties, including those highlighted in the section title “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our ability to effect a business combination, and may have an adverse effect on our business, cash flows, financial condition and results of operations. Such risks include, but are not limited to:
•
newly formed company without an operating history;

•
delay in receiving distributions from the trust account;

•
lack of opportunity to vote on our proposed business combination;

•
lack of protections afforded to investors of blank check companies;

•
deviation from acquisition criteria;

•
issuance of equity and/or debt securities to complete a business combination;

•
lack of working capital;

•
third-party claims reducing the per-share redemption price;

•
negative interest rate for securities in which we invest the funds held in the trust account;

•
our stockholders being held liable for claims by third parties against us;

•
failure to enforce our sponsor’s indemnification obligations;

•
warrant holders limited to exercising warrants only on a “cashless basis;”

•
the ability of warrant holders to obtain a favorable judicial forum for disputes with our company;

•
dependence on key personnel;

•
conflicts of interest of our sponsor, officers and directors;

•
the delisting of our securities by Nasdaq;

•
dependence on a single target business with a limited number of products or services;

•
our stockholders’ inability to vote or redeem their shares in connection with our extensions;

•
shares being redeemed and warrants becoming worthless;

•
our competitors with advantages over us in seeking business combinations;

•
ability to obtain additional financing;

•
our initial stockholders controlling a substantial interest in us;

•
warrants adverse effect on the market price of our common stock;

•
disadvantageous timing for redeeming warrants;

•
registration rights’ adverse effect on the market price of our common stock;

•
impact of COVID-19 and related risks;

•
business combination with a company located in a foreign jurisdiction;

•
changes in laws or regulations;

•
tax consequences to business combinations; and

•
exclusive forum provisions in our amended and restated certificate of incorporation.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below and all of the other information set forth in this prospectus before deciding to invest in our units. If any of the events or developments described below occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment.
Risks Relating to our Search for, Consummation of, or Inability to Consummate,
a Business Combination and Post-Business Combination Risks
Our public stockholders may not be afforded an opportunity to vote on our proposed business combination, unless such vote is required by law or Nasdaq, which means we may consummate our initial business combination even though a majority of our public stockholders do not support such a combination.
We may not hold a stockholder vote to approve our initial business combination unless the business combination would require stockholder approval under applicable state law or the rules of Nasdaq or if we decide to hold a stockholder vote for business or other reasons. For example, Nasdaq rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we structure a business combination that requires us to issue more than 20% of our outstanding shares, we would seek stockholder approval of such business combination. However, except as required by law, the decision as to whether we will seek stockholder approval of a proposed business combination will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the outstanding shares of our common stock do not approve of the business combination we consummate.
If we seek stockholder approval of our initial business combination, our sponsor, directors and officers have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.
Our sponsor, officers and directors have agreed to vote their founder shares and any placement shares and public shares they hold in favor of our initial business combination. Holders of our founder shares and placement shares will own approximately 27.9% of our common stock (including 890,000 placement shares held by our sponsor) immediately following completion of this offering, assuming the underwriter does not exercise its overallotment option. Accordingly, if we seek stockholder approval of our initial business combination, it is more likely that the necessary stockholder approval will be received than would be the case if holders of founder shares agreed to vote their founder shares, placement shares and public shares in accordance with the majority of the votes cast by our public stockholders.
Your ability to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of the business combination.
At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Since our board of directors may consummate a business combination without seeking stockholder approval, public stockholders may not have the right to vote on the business combination unless we seek such stockholder vote. Accordingly, your ability to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights with respect to a proposed business combination.
The ability of our public stockholders to redeem their shares for cash may make us unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.
We may enter into a transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. Our amended and restated

certificate of incorporation requires us to provide all of our stockholders with an opportunity to redeem all of their shares in connection with the consummation of any initial business combination, although our sponsor, directors and officers and each holder of placement units has agreed to waive his, her or its respective redemption rights with respect to founder shares and placement shares, and in the case of the initial holders, public shares held by him, her or it in connection with the consummation of our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than the amount necessary to satisfy a closing condition as described above, or less than the $5,000,001 minimum of tangible net assets which we are required to maintain, we would not proceed with such redemption and the related business combination. Prospective targets would be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.
The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to consummate the most desirable business combination or optimize our capital structure.
At the time we enter into an agreement for our initial business combination, we will not know how many stockholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provision of the Class B common stock result in the issuance of Class A shares on a greater than one-to-one basis upon conversion of the Class B common stock at the time of our business combination. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.
The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.
If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful increases. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time our stock may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your stock in the open market.
The requirement that we complete a business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of, may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to consummate a business combination on terms that would produce value for our stockholders.
Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must consummate a business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of, (excluding any exercise of the underwriter’s overallotment option). Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with it, we may be unable to identify another target business and complete a business combination with any target business. This risk will increase as we get closer to the end of the 18 month period. Depending upon when we identify a potential target business, we may have only a limited time to conduct due diligence and may enter into a business combination on terms that we might have rejected upon a more comprehensive investigation.
We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may only receive $10.10 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.
Our sponsor, officers and directors have agreed that we must complete our initial business combination within 18 months from the closing of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of this offering but have not completed our initial business combination within such 18-month period. We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. For example, the outbreak of COVID-19 continues to grow both in the United States and globally and, while the extent of the impact of the outbreak on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, the continued outbreak of COVID-19 may negatively impact businesses we may seek to acquire. If we have not completed our initial business combination within such 18-month period, which is extendable at our sponsor’s option to up to 21 months as described herein, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law, in which case our public stockholders may only receive $10.10 per share, or less than such amount in certain circumstances, and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.10 per share” and other risk factors herein.
Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) outbreak and the status of debt and equity markets.
In March 2020, the World Health Organization declared novel coronavirus disease 2019 (COVID-19) a global pandemic. The COVID-19 pandemic has negatively impacted the global economy, disrupted global supply chains, lowered equity market valuations, created significant volatility and disruption in financial markets, and increased unemployment levels, all of which may become heightened concerns upon a second wave of infection or future developments. In addition, the pandemic has resulted in temporary closures of many businesses and the institution of social distancing and sheltering in place requirements in many states and communities. The COVID-19 pandemic has and a significant outbreak of other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any potential partner business with which we consummate a business combination could be materially and adversely affected.
Furthermore, we may be unable to complete a business combination if concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors or the partner business’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a partner business with which we ultimately consummate a business combination, may be materially adversely affected.
In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.
If we seek stockholder approval of our initial business combination, our sponsor, directors, officers and their affiliates may elect to purchase shares of common stock from public stockholders, in which case they may influence a vote in favor of a proposed business combination that you do not support and reduce the public “float” of our Class A common stock or public warrants.
If we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, officers or their respective affiliates may purchase shares or warrants in the open market or in privately negotiated transactions either prior to or following the consummation of our initial business combination. Our sponsor, directors, officers and their respective affiliates may also enter into transactions with stockholders and others to provide them with incentives to, among other things, acquire shares of our common stock or vote their shares in favor of an initial business combination. Our directors, officers or their affiliates will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act or in a transaction which would violate Section 9(a)(2) or Rule 10(b)-5 under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. In addition, if such purchases are made, the public “float” of our Class A common stock or public warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange.
If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.
We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a stockholder fails to receive our tender offer or proxy materials, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. For example, we may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed. Please see “Proposed Business — Tendering stock certificates in connection with a tender offer or redemption rights.”
You will not have any rights to or interest in funds from the trust account, except under limited circumstances. To liquidate your investment, therefore, you may be forced to sell your shares or warrants, potentially at a loss.
Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the consummation of our initial business combination; (ii) the redemption of our public shares if we are unable to consummate a business combination within 18 months from the completion of this offering, subject to applicable law, which is extendable at our sponsor’s option to up to 21 months as described herein; (iii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of; or (iv) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 18 month period, which is extendable at our sponsor’s option to up to 21 months as described herein (our board of directors may determine to liquidate the trust account prior to such expiration if it determines, in its business judgment, that it is improbable within the remaining time that we will be able to identify an attractive business combination or satisfy regulatory and other business and legal requirements to consummate a business combination). In addition, if our plan to redeem our public shares if we are unable to consummate an initial business combination within 18 months from the date of this offering is not consummated for any reason, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of this offering but have not completed our initial business combination within such 18-month period, Delaware law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public stockholders may be forced to wait beyond 18 months, which is extendable at our sponsor’s option to up to 21 months as described herein, before they receive funds from our trust account. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Holders of warrants will not have any rights to the proceeds from our trust account with respect to their warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.
You will not be entitled to protections normally afforded to investors of many other blank check companies.
Since we intend to use the net proceeds of this offering and the private placement to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5.0 million upon the completion of this offering and the private placement and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419 under the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination than would companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us, except in connection with our consummation of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”
Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete a business combination. If we are unable to complete our initial business combination, you may receive only $10.10 per share from our redemption of your shares, and our warrants will expire worthless.
We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources, or more industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the private placement, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, because we are obligated to pay cash for the shares of Class A common stock which our public stockholders redeem in connection with our initial business combination, target companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only $10.10 per share from our redemption of our shares, and our warrants will expire worthless.
As the number of special purpose acquisition companies increases, there may be more competition to find an attractive target for an initial business combination. This could increase the costs associated with completing our initial business combination and may result in our inability to find a suitable target for our initial business combination.
In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many companies have entered into business combinations with special purpose acquisition companies, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many additional special purpose acquisition companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, effort and resources to identify a suitable target for an initial business combination.
In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find a suitable target for and/or complete our initial business combination.
Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.
In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. There can be no assurance that these trends will not continue.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.
In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.
The nominal purchase price paid by our sponsor for the founder shares may significantly dilute the implied value of your public shares in the event we consummate an initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline.
While we are offering our units at an offering price of $10.00 per unit and the amount in our trust account is initially anticipated to be $10.10 per public share, implying an initial value of $10.10 per public share, our sponsor paid only a nominal aggregate purchase price of $25,000 for the founder shares, or approximately $0.003 per share. As a result, the value of your public shares may be significantly diluted in the event we consummate an initial business combination. For example, the following table shows the public stockholders’ and sponsor’s investment per share and how that compares to the implied value of one of our shares upon the consummation of our initial business combination if at that time we were valued at $214,500,000, which is the amount we would have for our initial business combination in the trust account assuming the underwriters’ over-allotment option is not exercised, no interest is earned on the funds held in the trust account, and no public shares are redeemed in connection with our initial business combination. At such valuation, each of our ordinary shares would have an implied value of $7.03 per share, which is a 30.7% decrease as compared to the initial implied value per public share of $10.10.
Public shares	22,000,000
Founder shares	7,630,000
Private placement shares	890,000
Total shares	30,520,000
Total funds in trust available for initial business combination (less deferred underwriting commissions)	$214,500,000
Initial implied value per public share	$10.00
Implied value per share upon consummation of initial business combination	$7.03
Note that redemptions of our public shares in connection with our initial business combination would further reduce the implied value of our Class A common stock. For instance, in the example above, if 50% of the public shares were redeemed in connection with our initial business combination, the implied value per share would be $5.30.
While the implied value of our public shares may be diluted, the implied value of $7.03 per share in the example above would represent a significant implied profit for our sponsor relative to the initial purchase price of the founder shares. Our sponsor has committed to invest an aggregate of $8,925,000 in us in connection with this offering, comprised of the $25,000 purchase price for the founder shares and the $8,900,000 purchase price for the private placement warrants. At $7.03 per share, the 7,630,000 founder shares and 890,000 private placement shares would have an aggregate implied value of $59,895,600. As a result, even if the trading price of our ordinary shares significantly declines (whether because of a substantial amount of redemptions of our public shares or for any other reason), our sponsor will stand to make significant profit on its investment in us. In addition, our sponsor could potentially recoup its entire investment in us even if the trading price of our common stock were as low as $1.05 per share and even if the private placement warrants are worthless. As a result, our sponsor is likely to make a substantial profit on its investment in us even if we select and consummate an initial business combination that causes the trading price of our ordinary shares to decline, while our public stockholders who purchased their units in this offering could lose significant value in their public shares. Our sponsor may therefore be economically incentivized to consummate an initial business combination with a riskier, weaker-performing or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public stockholders paid for their public shares.
The value of the founder shares following completion of our initial business combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of our common stock at such time is substantially less than $10.10 per share.
Upon the closing of this offering, assuming no exercise of the underwriter’s over-allotment option, our sponsor will have invested in us an aggregate of $8,925,000, comprised of the $25,000 purchase price for the founder shares and the $8,900,000 purchase price for the private placement units, comprised of private placement shares and private placement warrants. Assuming a trading price of $10.00 per share upon consummation of our initial business combination, the 7,630,000 founder shares and 890,000 private placement shares would have an aggregate implied value of $85,200,000. Even if the trading price of our common stock was as low as $1.05 per share and the private placement warrants were worthless, the value of the founder shares and private placement shares would be equal to the sponsor’s initial investment in us. As a result, our sponsor is likely to be able to recoup its investment in us and make a substantial profit on that investment, even if our public shares have lost significant value (whether because of a substantial amount of redemptions of our public shares or any other reason). Accordingly, our management team, which owns interests in our sponsor, may have an economic incentive that differs from that of the public stockholders to pursue and consummate an initial business combination rather than to liquidate and to return all of the cash in the trust to the public stockholders, even if that business combination were with a riskier or less-established target business. For the foregoing reasons, you should consider our management team’s financial incentive to complete an initial business combination when evaluating whether to redeem your shares prior to or in connection with the initial business combination.
We may issue our shares to investors in connection with our initial business combination at a price that is less than the prevailing market price of our shares at that time.
In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions) at a price of $10.00 per share. The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time.
We may engage the underwriter or its affiliates to provide additional services to us after this offering, which may include acting as financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. The underwriter is entitled to receive deferred commissions that will be released from the trust only on a completion of an initial business combination. These financial incentives may cause the underwriter to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.
We may engage the underwriter or its affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing financial advisory services, acting as a placement agent in a private offering or arranging debt financing. We may pay the underwriter or its affiliates fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter or its affiliates and no fees or other compensation for such services will be paid to the underwriter or its affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriting compensation in connection with this offering. The underwriter is also entitled to receive deferred commissions that are conditioned on the completion of an initial business combination. The fact that the underwriter or its affiliates’ financial interests are tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.
If the net proceeds of this offering and the sale of the placement units not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our sponsor or management team to fund our search for a business combination, to pay our taxes and to complete our initial business combination. If we are unable to obtain these loans, we may be unable to complete our initial business combination.
Of the net proceeds of this offering and the sale of the placement units, approximately $1,760,000 (or $1,770,000 if the underwriter exercises its overallotment option in full) will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $540,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $540,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate, or we may be forced to liquidate. None of our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $2,000,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender at the time of the business combination. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to obtain these loans, we may be unable to complete our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public stockholders may only receive $10.10 per share on our redemption of our public shares, and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.10 per share on the redemption of their shares.
See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.10 per share” and other risk factors in this section.
Subsequent to consummation of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.
Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this examination will uncover all material risks that may be presented by a particular target business, or that factors outside of the target business and outside of our control will not later arise. Even if our due diligence successfully identifies the principal risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. As a result, from time to time following our initial business combination, we may be forced to write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any securityholders who choose to remain securityholders following the initial business combination could suffer a reduction in the value of their securities. Such securityholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the initial business combination constituted an actionable material misstatement or omission.
If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.10 per share.
Placing funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements or, even if they execute such agreements, they may not be prevented from bringing claims against the trust account, including, but not limited to, claims for fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver. If any third party refuses to execute an agreement waiving claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement without a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any available alternative. If we do not obtain a waiver from a third party, we will obtain the written consent of our sponsor before entering into an agreement with such third party.
Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills management believes to be significantly superior to those of other consultants who would execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver and where our sponsor executes a written consent. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete a business combination within the required time frame, or upon the exercise of a redemption right in connection with a business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.10 per share initially held in the trust account due to claims of such creditors. Pursuant to a written agreement, Emerald ESG Sponsor, LLC has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.10 per share except as to any claims by a third party who executed a waiver of rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, if an executed waiver is deemed to be unenforceable against a third party, Emerald ESG Sponsor, LLC will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether Emerald ESG Sponsor, LLC has sufficient funds to satisfy its indemnity obligations, we have not asked it to reserve for such indemnification obligations and we believe that its only assets are securities of our company. Therefore, we cannot assure you that Emerald ESG Sponsor, LLC will be able to satisfy these obligations.
Our directors may decide not to enforce the indemnification obligations of Emerald ESG Sponsor, LLC, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.
If proceeds in the trust account are reduced below $10.10 per public share and Emerald ESG Sponsor, LLC asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Emerald ESG Sponsor, LLC to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Emerald ESG Sponsor, LLC to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.10 per share.
We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.
We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, by making distributions to public stockholders before making provision for creditors, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims for punitive damages.
If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.
Under the Delaware General Corporation Law, or DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution.

The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not consummate our initial business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of, may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following our 18th month (or 21st month if extended at our sponsor’s option as described herein) if we do not consummate an initial business combination and, therefore, we do not intend to comply with those procedures.
Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers or investment bankers) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares if we do not consummate our initial business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of, is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.
We may not hold an annual meeting of stockholders until after we consummate a business combination.
We may not hold an annual meeting of stockholders until after we consummate a business combination (unless required by Nasdaq), and thus may not be in compliance with Section 211(b) of the DGCL, which requires that an annual meeting of stockholders be held for the purposes of electing directors in accordance with a company’s bylaws unless directors are elected by written consent in lieu of such a meeting. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL. Even if an annual meeting was held for the purpose of electing directors prior to the consummation of a business combination, only holders of Class B common stock would be entitled to notice of such meeting and to vote at such meeting.
Because we have not selected any specific target businesses with which to pursue a business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.
We will seek to consummate a business combination with an operating company in the Target Sectors, but may also pursue acquisition opportunities in other business sectors or geographic regions,

except that we will not, under our amended and restated certificate of incorporation, be permitted to effectuate a business combination with another blank check company or similar company with nominal operations. Because we have not yet identified or approached any specific target business with respect to a business combination, you have no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. If we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations of the entity with which we combine. Because we will seek to acquire businesses that potentially need financial, operational, strategic or managerial redirection, we may be affected by the risks inherent in the business and operations of a financially or operationally unstable entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. Accordingly, any securityholders who choose to remain securityholders following the initial business combination could suffer a reduction in the value of their securities. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target.
We may seek investment opportunities in sectors outside of our industry focus (which may or may not be outside of our management’s area of expertise).
Although we currently intend to consummate a business combination in the sectors of clean/renewable energy; water sustainability; agtech; shared economy software; and next generation mobility (the “Target Sectors”, we will consider a business combination outside this industry if a business combination candidate is presented to us and we determine that such candidate offers an attractive investment opportunity for our company. If we elect to pursue an investment outside of the Target Sectors, our management’s expertise in that industry would not be directly applicable to its evaluation or operation, and the information contained herein might not be relevant to an understanding of the business that we elect to acquire.
Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into a business combination with a target that does not meet such criteria and guidelines and, as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.
Although we have identified specific criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into a business combination will not have all of these positive attributes. If we consummate a business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in an initial business combination candidate. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law or Nasdaq, or we decide to obtain stockholder approval for business or other reasons, it may be more difficult for us to obtain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may only receive $10.10 per share on our redemption, and our warrants will expire worthless.

We may seek acquisition opportunities with an early stage company, a financially unstable business or an entity lacking an established record of revenue or earnings, which could subject us to volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel.
To the extent we complete our initial business combination with an early stage company, a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.
We are not required to obtain an opinion from an independent investment banking firm and, consequently, you may have no assurance from an independent source that the price we are paying for the target in our initial business combination is fair to our stockholders from a financial point of view.
Unless we consummate our initial business combination with an affiliated entity or our board cannot independently determine the fair market value of the target business, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our stockholders from a financial point of view. If we do not obtain an opinion, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.
If we hold a stockholder vote and must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.
If we hold a stockholder vote to approve our initial business combination, the federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure. If we make a tender offer for our public shares, we will include the same financial statement disclosure in our tender offer documents that is required under the tender offer rules. These financial statements must be prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and consummate our initial business combination within our 18 month time frame (or 18 month time frame if extended at the option of our sponsor as described herein).
The requirement that we maintain a minimum net worth or retain a certain amount of cash could increase the probability that we will be unable to complete a proposed business combination and that you would have to wait for liquidation in order to redeem your stock.
If, pursuant to the terms of our proposed business combination, we are required to maintain a minimum net worth or retain a certain amount of cash in trust in order to consummate the business combination, the ability of our public stockholders to cause us to redeem their shares in connection with such proposed transaction will increase the risk that we will not meet that condition and, accordingly, that we will not be able to complete the proposed transaction. If we do not complete a proposed business combination, you would not receive your pro rata portion of the trust account until we liquidate or you are able to sell your stock in the open market. If you were to attempt to sell your stock in the open market at that time, the price you receive could represent a discount to the pro rata amount in our trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate.
Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate a business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.
The Sarbanes-Oxley Act requires that we maintain a system of internal controls and, beginning with our annual report on Form 10-K for the fiscal year ending December 31, 2022, that we evaluate and report on such system of internal controls. In addition, once we are no longer an “emerging growth company,” we must have our system of internal controls audited. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete a business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity in order to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
We do not have a specified maximum redemption threshold. The absence of such a redemption threshold will make it easier for us to consummate a business combination with which a substantial number of our stockholders do not agree.
We may be able to consummate a business combination even though a substantial number of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, if our sponsor, officers, directors or their affiliates have entered into privately negotiated agreements with public stockholders to acquire public shares. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination, and the amount that we redeem may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares and the related initial business combination, and instead may search for an alternate business combination.
In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated certificate of incorporation or governing instruments in a manner that will make it easier for us to complete our initial business combination that our stockholders may not support.
In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments, including their warrant agreements. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and extended the time to consummate an initial business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. Amending our amended and restated certificate of incorporation requires the approval of holders of 65% of our common stock, and amending our warrant agreement requires a vote of holders of at least 50% of the public warrants. In addition, our amended and restated certificate of incorporation requires us to provide our public stockholders with the opportunity to redeem their public shares for cash if we propose an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of this offering but have not completed our initial business combination within such 18-month period, or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity. To the extent any such amendments would be deemed to fundamentally change the nature of any securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities. We cannot assure you that we will not seek to amend our charter or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination.
We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.
When evaluating the desirability of effecting a business combination with a prospective target business, our ability to assess the target business’ management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we expected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted.
The provisions of our amended and restated certificate of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account), including an amendment to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated, may be amended with the approval of holders of 65% of our common stock, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated certificate of incorporation and the trust agreement to facilitate the completion of an initial business combination that some of our stockholders may not support.
Our amended and restated certificate of incorporation provides that any of its provisions related to pre-initial business combination activity (including the requirement to deposit proceeds of this offering and the private placement into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein and including to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated) may be amended if approved by holders of 65% of our common stock entitled to vote thereon, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock entitled to vote thereon. In all other instances, our amended and restated certificate of incorporation may be amended by holders of a majority of our outstanding common stock entitled to vote thereon, subject to applicable provisions of the DGCL or applicable stock exchange rules. We may not issue additional securities that can vote with common stockholders on matters related to our pre-initial business combination activity, on any amendment to certain provisions of our amended and restated certificate of incorporation or on our initial business combination. Our initial stockholders, who will collectively beneficially own approximately 27.9% of the sum of the total number of all shares of common stock issued and outstanding upon completion of this offering (including 890,000 placement shares (or 990,000 if the underwriter’s overallotment option is exercised in full) held by our sponsor) (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation which govern our pre-initial business combination behavior more easily than some other blank check companies, and this may increase our ability to complete an initial business combination with which you do not agree. Our stockholders may pursue remedies against us for any breach of our amended and restated certificate of incorporation.

Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the closing of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of this offering but have not completed our initial business combination within such 18-month period, or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (net of taxes payable), divided by the number of then outstanding public shares. These agreements are contained in a letter agreement that we have entered into with our sponsor, officers and directors. Our stockholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, officers or directors for any breach of these agreements. As a result, in the event of a breach, our stockholders would need to pursue a stockholder derivative action, subject to applicable law.
We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we are unable to complete our initial business combination, our public stockholders may only receive $10.10 per share on our redemption.
Because of the size of our initial business combination, the obligation to repurchase for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination, or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We may be unable to obtain any necessary financing on acceptable terms, if at all. The current economic environment has made it especially difficult for companies to obtain acquisition financing. To the extent that additional financing proves to be unavailable when needed to consummate our initial business combination, we would be compelled to either restructure or abandon the transaction and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public stockholders may only receive $10.10 per share on our redemption.
In addition, even if we do not need additional financing to consummate our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us after a business combination.
Our initial stockholders will control the election of our board of directors until consummation of our initial business combination and will hold a substantial interest in us. As a result, they will elect all of our directors prior to the consummation of our initial business combination and may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.
Upon the closing of this offering, our initial stockholders will own approximately 27.9% of our outstanding common stock, including 890,000 placement shares or 990,000 if the underwriter’s overallotment option is exercised in full) held by our sponsor (assuming they do not purchase any units in this offering). In addition, the founder shares, all of which are held by our initial stockholders, will entitle the holders to elect all of our directors prior to the consummation of our initial business combination. Holders of our public shares will have no right to vote on the election of directors during such time. These provisions of our amended and restated certificate of incorporation may only be amended by a majority of at least 90% of our common stock voting at a stockholder meeting. As a result, you will not have any influence over the election of directors prior to our initial business combination.

Neither our initial stockholders nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A common stock. In addition, as a result of their substantial ownership in our company, our initial stockholders may exert a substantial influence on other actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation and approval of major corporate transactions. If our initial stockholders purchase any additional shares of common stock in the aftermarket or in privately negotiated transactions, this would increase their influence over these actions. Accordingly, our initial stockholders will exert significant influence over actions requiring a stockholder vote.
Holders of founder shares and purchasers of placement units will control a substantial interest in us and thus may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.
Upon completion of this offering, our sponsor will own approximately 27.9% of our issued and outstanding shares of common stock (or 27.8% if the underwriter exercises its overallotment option in full). Accordingly, they may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation. Holders of founder shares are not restricted from purchasing Class A common stock in the aftermarket or in privately negotiated transactions, which would increase their control. The holders of founder shares do not have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our common stock. In addition, our board of directors, whose members were elected by our sponsor, is divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our sponsor, because of its ownership position, will have considerable influence regarding the outcome. Accordingly, you should anticipate that holders of founder shares and purchasers of placement units will continue to exert control at least until the consummation of our initial business combination.
Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate another target business and consummate our initial business combination. If we are unable to complete our initial business combination, our public stockholders may only receive $10.10 per share from our redemption of our shares and our warrants will expire worthless.
We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business due to a reduction in the funds available for expenses for relating to such efforts. If we are unable to complete our initial business combination, our public stockholders may only receive $10.10 per share from our redemption of their shares and our warrants will expire worthless.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with our initial business combination. These agreements may provide for them to receive compensation following our initial business combination and, as a result, may cause them to have conflicts of interest in determining whether a particular business combination would be advantageous to us.
Our key personnel may decide to remain with the company after the consummation of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of our initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business and cause them to have conflicts of interest in determining whether a particular business combination would be advantageous to us. However, we believe the ability of such individuals to remain with us after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the consummation of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.
We may attempt to consummate business combinations with multiple prospective targets simultaneously, which may hinder our ability to consummate an initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.
If we determine to acquire several businesses simultaneously that are owned by different sellers, we will need each seller to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, we may be unable to operate the combined business successfully, and you could lose some or all of your investment in us.
We may attempt to consummate our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we expected, or at all.
In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of the information developed during our due diligence examination, which may be limited. As a result, we could acquire a company that is not as profitable as we expected, or at all. Furthermore, the relative lack of information about a private company may hinder our ability to properly assess the value of such a company which could result in our overpaying for that company.
If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may adversely affect us.
If we pursue a target company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If we pursue a target a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.
If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:
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costs and difficulties inherent in managing cross-border business operations;

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rules and regulations regarding currency redemption;

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complex corporate withholding taxes on individuals;

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laws governing the manner in which future business combinations may be effected;

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exchange listing and/or delisting requirements;

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tariffs and trade barriers;

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regulations related to customs and import/export matters;

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local or regional economic policies and market conditions;

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unexpected changes in regulatory requirements;

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challenges in managing and staffing international operations;

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longer payment cycles;

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tax issues, such as tax law changes and variations in tax laws as compared to the United States;

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currency fluctuations and exchange controls;

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rates of inflation;

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challenges in collecting accounts receivable;

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cultural and language differences;

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employment regulations;

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underdeveloped or unpredictable legal or regulatory systems;

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corruption;

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protection of intellectual property;

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social unrest, crime, strikes, riots and civil disturbances;

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regime changes and political upheaval;

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terrorist attacks and wars; and

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deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such initial business combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.
We may not maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.
We anticipate structuring our initial business combination to acquire 100% of the equity interest or assets of the target business or businesses. However, we may structure our initial business combination to acquire less than 100% of the equity interest or assets of the target business, but only if we (or any entity that is a successor to us in a business combination) acquire a majority of the outstanding voting securities or assets of the target. Even if we own a majority interest in the target, our stockholders prior to the initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares of Class A common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business.
We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our financial condition and the value of our stockholders’ investment in us.
Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or otherwise to incur debt, we may choose to incur substantial debt in order to complete our initial business combination. The incurrence of debt could have a variety of negative effects, including:
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default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to meet our debt service obligations;

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acceleration of our obligations to repay the indebtedness, even if we make all principal and interest payments when due, if we breach covenants that require the maintenance of financial ratios or reserves without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand and the lender demands payment;

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our inability to obtain necessary additional financing if any debt we incur contains covenants restricting our ability to obtain additional financing while the debt is outstanding;

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prohibitions of, or limitations on, our ability to pay dividends on our common stock;

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use of a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, as well as for expenses, capital expenditures, acquisitions and other general corporate purposes;

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limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

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limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of growth strategies and other purposes and other disadvantages compared to our competitors who have less debt.

We do not have a policy with respect to how much debt we may incur. To the extent that the amount of our debt increases, the impact of the effects listed above may also increase.
We may complete a business combination with only one business, which would result in our success being dependent solely on a single business which may have a limited number of products or services. This lack of diversification may harm our operations and profitability.
We are not limited as to the number of businesses we may acquire in our initial business combination. However, we may effectuate a business combination with only one target business because of various factors, including the limited amount of the net proceeds of this offering, the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating an initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory risks particular to the industry area in which the acquired business operates. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may:
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solely depend upon the performance of a single business, property or asset, or

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depend upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.
The officers and directors of an acquisition candidate may resign upon consummation of a business combination. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.
The role of an acquisition candidate’s key personnel upon the consummation of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with us following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.
We may partner, submit a joint bid or enter into a similar transaction with holders of founder shares or an affiliate in connection with our pursuit of, or in connection with, a business combination.
We are not prohibited from partnering, submitting a joint bid or entering into any similar transaction with holders of founder shares or their affiliates in our pursuit of a business combination. Although we currently have no plans to do so, we could pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting our initial business combination — Selection of a target business and structuring of our initial business combination” and the transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm or an independent accounting firm regarding the fairness to our stockholders from a financial point of view of a business combination with any holder of founder shares or its affiliates, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest. Additionally, were we successful in consummating such a transaction, conflicts could invariably arise from the interest of the holder of founder shares or its affiliate in maximizing its returns, which may be at odds with the strategy of the post-business combination company or not in the best interests of the public stockholders of the post-business combination company. Any or all of such conflicts could materially reduce the value of your investment, whether before or after our initial business combination.
A failure to comply with privacy regulations could adversely affect relations with customers and have a negative impact on business.
Depending upon the type of business we acquire, in the course of providing services to our customers we may collect, process and retain sensitive and confidential information on our customers and their clients. A failure of our systems due to security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming and/or human errors, or other causes could result in the misappropriation, loss or other unauthorized disclosure of confidential customer information. Any such failure could result in damage to our reputation with our customers, expose us to the risk of litigation and liability, disrupt our operations, and impair our ability to operate profitably.
We may not be able to protect our intellectual property and we may be subject to infringement claims.
We expect to rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect any proprietary technology of a target business. Although we intend to protect vigorously any intellectual property we acquire, third parties may infringe or misappropriate our intellectual property or may develop competitive technology. Our competitors may independently develop similar technology, duplicate our products or services or design around our intellectual property rights. We may have to litigate to enforce and protect our intellectual property rights, trade secrets and know-how or to determine their scope, validity or enforceability, which is expensive, could cause a diversion of resources and may not prove successful. The loss of intellectual property protection or the inability to secure or enforce intellectual property protection could harm our business and ability to compete.
We also may be subject to claims by third parties for infringement of another party’s proprietary rights, or for breach of copyright, trademark or license usage rights. Any such claims and any resulting litigation could subject us to significant liability for damages. An adverse determination in any litigation of this type could require us to design around a third party’s intellectual property, obtain a license for that technology or license alternative technology from another party. None of these alternatives may be available to us at a price which would allow us to operate profitably. In addition, litigation is time consuming and expensive to defend and could result in the diversion of the time and attention of management and employees. Any claims from third parties may also result in limitations on our ability to use the intellectual property subject to these claims.
Our initial business combination and our structure thereafter may not be tax-efficient to our stockholders and warrant holders. As a result of our initial business combination, our tax obligations may be more complex, burdensome and uncertain.
Although we will attempt to structure our initial business combination in a tax-efficient manner, tax structuring considerations are complex, the relevant facts and law are uncertain and may change, and we may prioritize commercial and other considerations over tax considerations. For example, in connection with our initial business combination and subject to requisite stockholder approval, we may structure our business combination in a manner that requires stockholders and/or warrant holders to recognize gain or income for tax purposes. We do not intend to make any cash distributions to stockholders or warrant holders to pay taxes in connection with our business combination or thereafter. Accordingly, a stockholder or a warrant holder may need to satisfy any liability resulting from our initial business combination with cash from its own funds or by selling all or a portion of such holder’s shares or warrants. In addition, we may effect a business combination with a target company in another jurisdiction or reincorporate in a different jurisdiction (including, but not limited to, the jurisdiction in which the target company or business is located). As a result, stockholders and warrant holders may be subject to additional income, withholding or other taxes with respect to their ownership of us after our initial business combination.
Furthermore, we may effect a business combination with a target company that has business operations outside of the United States, and, possibly, business operations in multiple jurisdictions. If we effect such a business combination, we could be subject to significant income, withholding and other tax obligations in a number of jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Due to the complexity of tax obligations and filings in other jurisdictions, we may have a heightened risk related to audits or examinations by taxing authorities. This additional complexity and risk could have an adverse effect on our after-tax profitability and financial condition.

Risks Relating to our Sponsor and Management Team
We are dependent upon our officers and directors; the loss of any one or more of them could adversely affect our ability to complete a business combination.
Our operations depend upon the background, experience and contacts of our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have consummated a business combination. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. In addition, our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for a business combination and their other business commitments. We do not intend to have any full-time employees prior to the consummation of our business combination. Each of our executive officers and directors is engaged in other business endeavors and is not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ and directors’ other business commitments require them to devote substantial amounts of time in excess of their current commitment levels, it could limit their ability to devote time to our affairs which make it more difficult for us to identify an acquisition target and consummate our business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see “Management — Directors and Officers.”
Our success following our initial business combination likely will depend upon the efforts of management of the target business. The loss of any of the key personnel of the target’s management team could make it more difficult to operate the target profitably.
Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, we can offer no assurance that any will do so. Moreover, as a result of the existing commitments of our key personnel, it is likely that we will retain some or all of the management of the target business to conduct its operations. The departure of any key members of the target’s management team could thus make it more difficult to operate the post-combination business profitably. Moreover, to the extent that we will rely upon the target’s management team to operate the post-combination business, we will be subject to risks regarding their managerial competence. While we intend to closely scrutinize the skills, abilities and qualifications of any individuals we retain after a business combination, our ability to do so may be limited due to a lack of time resources or information. Accordingly, we cannot assure you that our assessment of these individuals will prove to be correct and that they will have the skills, abilities and qualifications we expect.
Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our directors and officers may now be, or in the future become, affiliated with entities that are engaged in a similar business. For example, Betsy Cohen serves as Chairman of Fintech Acquisition Corp. V, a Delaware corporation, Fintech Acquisition Corp. VI, a Delaware corporation, FTAC Athena Acquisition Corp., a Cayman Islands exempted company, and FTAC Hera Acquisition Corp., a Cayman Islands exempted company. The foregoing are blank check companies incorporated for the purpose of effecting their own respective initial business combinations. Ms. Cohen owes fiduciary duties to each of the foregoing blank check companies.
Tensie Whelan serves as a director of InvestIndustrial Acquisition Corp. InvestIndustrial Acquisition Corp. is a blank check company incorporated under the laws of Delaware for the purpose of effecting its own respective initial business combinations. Ms. Whelan owes fiduciary duties under the DGCL to InvestIndustrial Acquisition Corp.
In addition, our directors and officers may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us, subject to our directors’ and officers’ fiduciary duties under the DGCL. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.
Our sponsor and directors and officers are also not prohibited from sponsoring, investing or otherwise becoming involved with, any other blank check companies similar to ours, including in connection with their initial business combinations, or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or ventures may present additional conflicts of interest in pursuing an initial business combination. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.
For further discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”
Members of our management team and board of directors have significant experience as founders, board members, officers or executives of other companies. As a result, certain of those persons have been, or may become, involved in proceedings, investigations and litigation relating to the business affairs of the companies with which they were, are, or may be in the future be, affiliated. These activities may have an adverse effect on us, which may impeded our ability to consummate an initial business combination.
During the course of their careers, members of our management team and board of directors have had significant experience as founders, board members, officers or executives of other companies. As a result of their involvement and positions in these companies, certain of those persons , are now, or may in the future become, involved in litigation, investigations or other proceedings relating to the business affairs of such companies or transactions entered into by such companies. Any such litigation, investigations or other proceedings may divert the attention and resources of the members of both our management team and our board of directors away from identifying and selecting a target business or businesses for our initial business combination and may negatively affect our reputation, which may impede our ability to complete an initial business combination.
We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or existing stockholders, which may raise potential conflicts of interest.
We may decide to acquire one or more businesses affiliated with holders of founder shares, or our officers and directors. Our sponsor, officers and directors may sponsor, form or participate in other blank check companies similar to ours or other entities during the period in which we are seeking an initial business combination. Such entities may compete with us for business combination opportunities. The holders of founder shares and our officers and directors are not currently aware of any specific opportunities for us to consummate a business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that the targeted affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting our initial business combination — Selection of a target business and structuring of our initial business combination” and the transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm or an independent accounting firm regarding the fairness to our stockholders from a financial point of view of a business combination with one or more businesses affiliated with our executive officers, directors or holders of founder shares, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.
Since holders of our founder shares and placement units will lose some or all of their investment in us if we do not consummate a business combination, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business combination.
Our initial holders currently own 8,763,333 founder shares, which will be worthless if we do not consummate our initial business combination. Our sponsor has committed to purchase an aggregate of 890,000 placement units (or 990,000 if the underwriter’s overallotment option is exercised in full) for an aggregate purchase price of $8,900,000 (or $9,900,000 if the underwriter’s overallotment option is exercised in full). There will be no redemption rights or liquidating distributions from the trust account with respect to the founder shares, placement shares or placement warrants, which will expire worthless if we do not consummate a business combination within the allotted 18-month period, which is extendable at our sponsor’s option to up to 21 months as described herein. If we do not consummate a business combination, our sponsor will realize a loss on the placement units it purchased. As a result, the personal and financial interests of certain of our officers and directors, directly or as members of our sponsor, in consummating an initial business combination, along with their flexibility in identifying and selecting a prospective acquisition candidate, may influence their motivation in identifying and selecting a target business combination and completing an initial business combination that is not in the best interests of our stockholders. Consequently, the discretion of our officers and directors, in identifying and selecting a suitable target business combination may result in a conflict of interest when determining whether the terms, conditions and timing of a particular initial business combination are appropriate and in the best interest of our public stockholders.
Since our officers and directors will be eligible to share in a portion of any appreciation in founder shares purchased at approximately $0.003 per share, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.
The members of our management team have invested in our sponsor by subscribing units issued by the sponsor. These officers and directors will not receive any cash compensation from us prior to a business combination but through their investment in the sponsor will be eligible to share in a portion of any appreciation in founder shares and private placement units, provided that we successfully complete a business combination. We believe that this structure aligns the incentives of these officers and directors with the interests of our stockholders. However, investors should be aware that, as these officers and directors have paid approximately $0.003 per share for the interest in the founder shares, this structure also creates an incentive whereby our officers and directors could potentially make a substantial profit even if we complete a business combination with a target that ultimately declines in value and is not profitable for public investors.
Risks Relating to our Securities
The securities in which we invest the proceeds held in the trust account could bear a negative rate of interest, which could reduce the interest income available for payment of taxes or reduce the value of the assets held in trust such that the per-share redemption amount received by stockholders may be less than $10.10 per share.
The net proceeds of this offering and certain proceeds from the sale of the placement units, in the amount of $222,200,000.00, will be held in an interest-bearing trust account. The proceeds held in the trust account may only be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. While short-term U.S. treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event of very low or negative yields, the amount of interest income (which we may use to pay our taxes, if any) would be reduced. In the event that we are unable to complete our initial business combination, our public stockholders are entitled to receive their pro-rata share of the proceeds then held in the trust account, plus any interest income (less up to $100,000 of interest to pay dissolution expenses). If the balance of the trust account is reduced below $222,200,000.00 as a result of negative interest rates, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.10 per share.
If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.
If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:
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restrictions on the nature of our investments; and

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restrictions on the issuance of securities;

each of which may make it difficult for us to complete our initial business combination.
In addition, we may have imposed upon us burdensome requirements, including:
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registration as an investment company with the SEC;

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adoption of a specific form of corporate structure; and

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reporting, record keeping, voting, proxy and disclosure requirements and compliance with other rules and regulations that we are currently not subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete an initial business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.
We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our primary business objective, which is a business combination; (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window; and (iii) absent a business combination, our return of the funds held in the trust account to our public stockholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to consummate our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.10 per share on the redemption of their shares. Please see “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.10 per share” and other risk factors herein.
Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.
Our warrant agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York, or a foreign action, in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions, or an enforcement action, and (y) having service of proves made upon such warrant holder in any such enforcement action by service upon such warrantholder’s counsel in the foreign action as agent for such warrantholder.
The choice-of-forum provision in our warrant agreement may (1) result in increased costs for investors to bring a claim or (2) limit a warrantholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors. We note that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, a stockholder, or a “group” of stockholders, who are deemed to hold an aggregate of more than 15.0% of our common stock may not redeem any shares they hold that exceed such 15.0% amount.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to shares in excess of 15.0% of the shares sold in this offering without our prior written consent. We refer to such shares in excess of 15.0% or more of the shares sold in the offering as “Excess Shares”. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem any Excess Shares will reduce your influence over our ability to consummate a business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we consummate our business combination. As a result, you would continue to hold that number of shares exceeding 15.0% and, in order to dispose of such shares, would be required to sell them in open market transactions, potentially at a loss.
The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.
Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriter with respect to the state of capital markets, generally, and the amount the underwriter believed it reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A common stock and warrants underlying the units, include:
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the history and prospects of companies whose principal business is the acquisition of other companies;

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prior offerings of those companies;

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our prospects for acquiring an operating business at attractive values;

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a review of debt to equity ratios in leveraged transactions;

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our capital structure;

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an assessment of our management and their experience in identifying operating companies;

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general conditions of the securities markets at the time of this offering; and

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other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.
There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.
Although we anticipate applying to list our units on the NASDAQ Global Market, as of the date of this prospectus there is no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations, general market and economic conditions and forecasts, our general business condition and the release of our financial reports. Once listed on Nasdaq, an active trading market for our securities may never develop or, if developed, may not be sustained. You may be unable to sell your securities unless a market for such securities can be established or sustained.

Nasdaq may delist our securities from trading which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
Our units have been approved for listing on Nasdaq. Following the date the shares of our Class A common stock and warrants are eligible to trade separately, we anticipate that the shares of our Class A common stock and warrants will be separately listed on Nasdaq. We cannot guarantee that our Class A common stock and warrants will be approved for listing on Nasdaq. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain an average global market capitalization and a minimum number of holders of our securities (generally 400 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our stock price would generally be required to be at least $4.00 per share, and we would be required to have a minimum of 400 round lot holders of our securities. We cannot assure you that we will be able to meet those initial listing requirements at that time.
If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:
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a limited availability of market quotations for our securities;

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reduced liquidity for our securities;

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a determination that our Class A common stock is a “penny stock” which will require brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our units are listed on Nasdaq, and eventually we expect our Class A common stock and warrants will be listed on Nasdaq as well, our units, Class A common stock and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination.
Purchases of Class A common stock in the open market or in privately negotiated transactions by our sponsor, directors, officers or their affiliates may make it difficult for us to continue to list our common stock on Nasdaq or another national securities exchange.
If our sponsor, directors, officers or their affiliates purchase shares of our Class A common stock in the open market or in privately negotiated transactions, it would reduce the public “float” of our Class A common stock and the number of beneficial holders of our common stock, which may make it difficult to maintain the listing or trading of our common stock on a national securities exchange if we determine to apply for such listing in connection with the business combination. If the number of our public holders falls below 300 or if the total number of shares held by non-affiliates is less than 500,000, we will be non-compliant with Nasdaq’s continued listing rules and our common stock could be de-listed. If our common stock were de-listed, we could face the material consequences set forth in the immediately preceding risk factor.
Our initial holders paid an aggregate of $25,000, or approximately $0.003 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our units including shares of our Class A common stock.
The difference between the public offering price per share (allocating all of the unit purchase price to the Class A common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our Class A common stock after this offering constitutes the dilution to you and the other investors in this offering. The initial holders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon completion of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 106.90%, or $10.69 per share (the difference between the pro forma net tangible deficit per share of $(0.69) and the initial offering price of $10.00 per unit). This dilution would increase to the extent that the anti-dilution provisions of the shares of Class B common stock result in the issuance of the shares of Class A common stock on a greater than one-to-one basis upon conversion of the shares of Class B common stock at the time of our initial business combination and would become exacerbated to the extent that public stockholders seek redemptions from the trust. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A common stock.
We may issue additional shares of Class A common stock or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock upon the conversion of the Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions described herein. Any such issuances would dilute the interest of our stockholders and likely present other risks.
Our amended and restated certificate of incorporation will authorize the issuance of up to 42,000,000 shares of Class A common stock, par value $0.0001 per share, and 10,000,000 shares of Class B common stock, par value $0.0001 per share and 1,000,000 shares of undesignated preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 19,010,000 and 2,336,667 (assuming in each case, that the underwriter has not exercised its overallotment option) authorized but unissued shares of Class A and Class B common stock, respectively, available for issuance, which amount does not take into account the shares of Class A common stock reserved for issuance upon exercise of outstanding warrants or the shares of Class A common stock issuable upon the conversion of the Class B common stock. Shares of Class B common stock are automatically convertible into shares of our Class A common stock at the time of our initial business combination, initially at a one-for-one ratio but subject to adjustment as set forth herein. Immediately after this offering, there will be no shares of preferred stock issued and outstanding.
We may issue a substantial number of additional shares of common stock, and may issue shares of preferred stock, in order to complete our initial business combination or under an employee incentive plan after completion of our initial business combination (although our amended and restated certificate of incorporation provides that we may not issue additional securities that can vote with common stockholders on matters related to our pre-initial business combination activity, on any amendment to certain provisions of our amended and restated certificate of incorporation or on our initial business combination, or that would entitle holders thereof to receive funds from the trust account). We may also issue shares of Class A common stock upon conversion of the Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions described herein. However, our amended and restated certificate of incorporation provides, among other things, that prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote on any initial business combination.
The issuance of additional shares of common or preferred stock:
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may significantly dilute the equity interest of investors in this offering;

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may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

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could cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

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may adversely affect prevailing market prices for our units, common stock and/or warrants.

Although this registration statement registers the offer and sale of the Class A common stock underlying the public warrants under the Securities Act, it does not register the issuance of the shares underlying the warrants from time to time following the initial business combination. We cannot assure you that such registration will be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.
Although this registration statement registers the offer of the Class A common stock underlying the public warrants under the Securities Act, it does not register the issuance of the shares underlying the warrants from time to time following the initial business combination. Under the terms of the warrant agreement, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file, and within 60 business days following our initial business combination to have declared effective, a registration statement covering the offer and sale of such shares and maintain a current prospectus relating to the Class A common stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the offer and sale of the shares issuable upon exercise of the warrants is not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. Notwithstanding the foregoing, if a registration statement covering the offer and sale of the Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. Notwithstanding the above, if our Class A common stock are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and no exemption is available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the Class A common stock included in the units. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our commercially reasonable efforts to register or qualify the offer and sale of such shares under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering.
If you exercise your public warrants on a “cashless basis,” you will receive fewer shares of Class A common stock from such exercise than if you were to exercise such warrants for cash.
There are circumstances in which the exercise of the public warrants may be required or permitted to be made on a cashless basis. First, if a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrantholders may, until such time as there is an effective registration statement, exercise warrants on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption. Second, if our Class A common stock is at any time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. Third, if we call the public warrants for redemption, our management will have the option to require all holders that wish to exercise warrants to do so on a cashless basis. In the event of an exercise on a cashless basis, a holder would pay the warrant exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (as defined in the next sentence) by (y) the fair market value. The “fair market value” is the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable. As a result, you would receive fewer shares of Class A common stock from such exercise than if you were to exercise such warrants for cash.
The grant of registration rights to our initial stockholders and purchasers of placement units may make it more difficult to complete our initial business combination, and the future exercise of such rights may reduce the market price of our Class A common stock.
Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the initial stockholders and their permitted transferees and purchasers of placement units can demand that we register the founder shares, placement shares, placement warrants and the shares of Class A common stock issuable upon exercise of the placement warrants. This would include the 7,630,000 founder shares, 890,000 placement shares and 445,000 placement warrants (or 8,763,333 founder shares, 990,000 placement shares and 495,000 placement warrants if the underwriter’s overallotment option is exercised in full) held by our sponsor. These registration rights will be exercisable at any time commencing upon the date that such shares are released from transfer restrictions (as discussed under “Principal Stockholders — Restrictions on Transfers of Founder Shares and Placement Units”). We will also grant registration rights to our sponsor or one of its affiliates in connection with the issuance of any working capital units. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may reduce the market price of our Class A common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our

Class A common stock that is expected when the securities owned by our initial stockholders or their permitted transferees are registered.
We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 50% of the then outstanding public warrants or for amendments necessary for the warrants to be classified as equity. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of common stock purchasable upon exercise of a warrant could be decreased, all without your approval.
Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants (i) in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment, or (ii) to the extent necessary for the warrants in the good faith determination of our board of directors (taking into account then existing market precedents) to allow for the warrants to be classified as equity in our financial statements without the consent of any holder. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock, shorten the exercise period or decrease the number of shares of our Class A common stock purchasable upon exercise of a warrant.
We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
We have the ability to redeem outstanding warrants (excluding any placement warrants held by our sponsor or its permitted transferees) at any time after they become exercisable and prior to their expiration, at $0.01 per warrant, provided that the last reported sales price (or the closing bid price of our Class A common stock in the event the shares of our Class A common stock are not traded on any specific trading day) of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send proper notice of such redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants could force you: (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.
Our warrants and founder shares may have an adverse effect on the market price of our Class A common stock and make it more difficult to effectuate a business combination.
In this offering, we will be issuing warrants to purchase 11,000,000 shares of our Class A common stock (or up to 12,650,000 shares of Class A common stock if the underwriter’s overallotment option is exercised in full) as part of the public units. In addition, on the closing date of this offering, we will sell 890,000 placement units to our sponsor (or 990,000 if the underwriter’s overallotment option is exercised in full) held by our sponsor, with each unit consisting of one placement share and one-half of one placement warrant, each whole warrant exercisable to purchase one share of Class A common stock. Prior to this offering, we issued an aggregate of 8,763,333 founder shares in a private placement. The founder shares are convertible into shares of Class A common stock on a one-for-one basis, subject to adjustment as set forth herein. In addition, if our sponsor makes any working capital loans, such loans may be converted into units, at the price of $10.00 per unit at the option of the lender. Such units would be identical to the placement units.
To the extent we issue shares of Class A common stock to effectuate a business combination, the potential for the issuance of a substantial number of additional shares of Class A common stock upon exercise of these warrants and conversion rights could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding shares of our Class A common stock and reduce the value of the shares of Class A common stock issued to complete the business combination. Therefore, our warrants and founder shares may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.
The placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by the initial purchasers or their permitted transferees, (i) may not (including the Class A common stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of our initial business combination, and (ii) will be entitled to registration rights.
Because each unit contains one-half of one warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.
Each unit contains one-half of one warrant. Because, pursuant to the warrant agreement, the warrants may only be exercised for a whole number of shares, only a whole warrant may be exercised at any given time. This is different from other offerings similar to ours whose units include one share of common stock and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for one-half of the number of shares compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive business combination partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.
A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.
Unlike many blank check companies, if (x) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by us and in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume-weighted average trading price of our shares of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which we complete our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described adjacent to “Description of Securities — Warrants — Public Warrants” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively. This may make it more difficult for us to consummate an initial business combination with a target business.
Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.
Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
An investment in this offering may result in uncertain or adverse United States federal income tax consequences.
An investment in this offering may result in uncertain United States federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the share of Class A common stock and the one-half of one warrant included in each unit could be challenged by the Internal Revenue Service (“IRS”) or the courts. In addition, if we are determined to be a personal holding company for U.S. federal income tax purposes, our taxable income would be subjected to an additional 20% federal income tax, which would reduce the net after-tax amount of interest income earned on the funds placed in our trust account. Furthermore, the United States federal income tax consequences of a cashless exercise of a warrant is unclear under current law, and the adjustment to the exercise price and/or redemption price of the warrants could give rise to dividend income to investors without a corresponding payment of cash. Finally, it is unclear whether the redemption rights with respect to our shares of common stock suspend the running of a U.S. holder’s holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of common stock is long-term capital gain or loss and for determining whether any dividend we pay would be considered a “qualified dividend” for federal income tax purposes. See the section titled “Certain United States Federal Income Tax Considerations” for a summary of the principal United States federal income tax consequences of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.
Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, which may have the effect of discouraging lawsuits against our directors, officers, other employees or stockholders.
Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation.
This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
Our amended and restated certificate of incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
General Risk Factors
We are a newly formed company with no operating history and no revenue and, accordingly, you have no basis on which to evaluate our ability to achieve our business objective.
We are a newly formed company with no operating history and no revenue. We will not commence operations until we obtain funding through this offering and consummate our initial business combination. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of acquiring one or more operating businesses in the Target Sectors. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete a business combination. If we fail to complete a business combination, we will never generate any operating revenues.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.
We are subject to laws and regulations enacted by national, regional and local governments, including in particular, reporting and other requirements under the Exchange Act. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could result in fines, injunctive relief or similar remedies which could be costly to us or limit our ability to complete an initial business combination or operate the post-combination company successfully.
Past performance by our management team may not be indicative of future performance of an investment in the Company.
Past performance by our management team is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of our management team’s performance as indicative of our future performance of an investment in the company or the returns the company will, or is likely to, generate going forward.
We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30th, and (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
The requirements of being a public company may strain our resources and divert management’s attention.
As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (which we refer to as the Sarbanes-Oxley Act), the Dodd-Frank Wall Street Reform and Consumer Protection Act (which we refer to as the Dodd-Frank Act), the listing requirements of Nasdaq and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.
However, for as long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirement of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of common stock that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period.
We may face risks related to environmental, social and corporate governance (ESG) businesses.
Business combinations with ESG businesses may involve special considerations and risks. If we complete our initial business combination with an ESG business, we will be subject to the following risks, any of which could be detrimental to us and the business we acquire:
•
If the company or business we acquire provides products or services which relate to the facilitation of ESG businesses, and such product or service fails or is compromised, we may be subject to claims from both the firms to whom we provide our products and services and the clients they serve;

•
If we are unable to keep pace with evolving technology and changes in the ESG industry, our revenues and future prospects may decline;

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Our ability to provide products and services to customers may be reduced or eliminated by regulatory changes;

•
Any business or company we acquire could be vulnerable to cyberattack or theft of individual identities or personal data;

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Difficulties with any products or services we provide could damage our reputation and business;

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A failure to comply with privacy regulations could adversely affect relations with customers and have a negative impact on business;

•
We may not be able to protect our intellectual property and we may be subject to infringement claims.

Any of the foregoing could have a negative adverse impact on our operations following a business combination. However, our efforts in identifying prospective target businesses will not be limited to the ESG sector. Accordingly, if we acquire a target business in another industry, these risks will likely not affect us and we will be subject to other risks attendant with the specific industry in which we operate or target business which we acquire, none of which can be presently ascertained.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements contained in this prospectus that reflect our current views with respect to future events and financial performance, and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purposes of federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•
the ability of our officers and directors to generate potential investment opportunities;

•
our ability to complete our initial business combination;

•
our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

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the allocation by our officers and directors of their time to other businesses and their potential conflicts of interest with our business or in approving our initial business combination;

•
our potential ability to obtain additional financing to complete our initial business combination;

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the pool of prospective target businesses;

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the listing on, or the delisting of our securities from, Nasdaq or our ability to have our securities listed on Nasdaq or another national securities exchange following our initial business combination;

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potential changes in control if we acquire one or more target businesses for stock;

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the potential liquidity and trading of the securities we will issue in this offering;

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the use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

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our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS
We are offering 22,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the placement units (of which $222,200,000 will be deposited into the trust account) will be used as set forth in the following table.
	Without Overallotment Option	Overallotment Option Exercised in Full
Gross proceeds
Proceeds from units offered to the public	$220,000,000	$253,000,000
Proceeds from private placement	8,900,000	9,900,000
Total gross proceeds	$228,900,000	$262,900,000
Estimated offering expenses(1)
Underwriting commissions (2.0% of gross proceeds from units offered to public, excluding deferred portion)(2)(3)	$4,400,000	$5,060,000
Legal fees and expenses	250,000	250,000
Printing and engraving expenses	40,000	40,000
Accounting fees and expenses	45,000	45,000
SEC fees	36,939	36,939
FINRA fees	60,465	60,465
NASDAQ Global Market Listing Fees	75,000	75,000
Travel and roadshow	20,000	20,000
Miscellaneous expenses	12,596	12,596
Total offering expenses	$4,940,000	$5,600,000
Proceeds after offering expenses	223,960,000	257,300,000
Held in trust account	$222,200,000	$255,530,000
% of public offering proceeds held in trust(4)	101.0%	101.0%
Held outside trust account	$1,760,000	$1,770,000
The following table shows the use of the net approximately $1,760,000 (or $1,770,000 if the underwriter exercises its overallotment option in full) of net proceeds not held in the trust account.(5)

	Amount	Percentage
Use of net proceeds not held in trust and working capital loans from our sponsor(4)
Legal, accounting, due diligence, travel, consulting and other expenses in connection with any business combination(6)	$320,000	18.2%
Payment for office space, administrative and shared personnel support services ($30,000 per month for up to 18 months, assuming our sponsor does not exercise its option to extend to 21 months)	540,000	30.7%
Legal and accounting fees relating to SEC reporting obligations	125,000	7.1%
Reserve for liquidation expenses	100,000	5.6%
Nasdaq continued listing fees	75,000	4.3%
Director and officer liability insurance premiums	540,000	30.7%
Working capital to cover miscellaneous expenses	60,000	3.4%
Total	$1,760,000	100.0%

(1)
A portion of the offering expenses will be paid from the proceeds of a loan from our sponsor or one of its affiliates of up to $300,000 as described in this prospectus, of which, no amount was outstanding as of the date hereof. This loan will be repaid upon completion of this offering out of the proceeds that have been allocated for the payment of offering expenses (other than underwriting commissions) and amounts not to be held in the trust account. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(2)
The underwriter has agreed to defer until consummation of our initial business combination $7.7 million of their underwriting commissions (or approximately $8.9 million if the underwriter’s overallotment option is exercised in full), which equals 3.5% of the gross proceeds from the units sold to the public, including any units purchased pursuant to the underwriter’s overallotment option. Upon consummation of our initial business combination, the deferred commissions will be paid to the underwriter from the funds held in the trust account, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital.

(3)
Amount shown as underwriting commission includes the fee payable to CCM at the closing of this offering. For financial advisory services provided by CCM in connection with this offering, we have agreed to pay CCM a fee in an amount equal to 0.3% of the aggregate proceeds of this offering (excluding the proceeds of the exercise of the overallotment option, if any) net of underwriter’s out-of-pocket expenses. We will also engage CCM as an advisor in connection with our initial business combination for which it will earn an advisory fee of 0.525% of the proceeds of this offering (excluding the proceeds of the exercise of the overallotment option, if any) payable at closing of our initial business combination. CCM will also be entitled to an advisory fee equal to 0.825% of the aggregate proceeds of the exercise of the overallotment option, if any, payable at closing of our initial business combination. CCM’s fees will be reimbursed to us by the underwriters and will not result in any incremental fees to us.

(4)
$222,200,000 from the proceeds of this offering and the private placement ($255,530,000 if the underwriter exercises its overallotment option in full), including deferred underwriting commissions of $7.7 million (approximately $8.9 million if the underwriter exercises its overallotment option in full), will be placed in a trust account held at JPMorgan Chase Bank, N.A., located in the United States, with Continental Stock Transfer & Trust Company, acting as trustee.

(5)
These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. If we identify an acquisition target in a specific industry subject to industry specific regulation, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary, and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses.

(6)
Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

A total of $222,200,000 (or $255,530,000 if the underwriter’s overallotment option is exercised in full) of the aggregate net proceeds from this offering and the private placement, including $7.7 million (or approximately $8.9 million if the underwriter exercises its overallotment option in full) of the deferred underwriting discount, will be placed in a trust account with Continental Stock Transfer & Trust Company acting as trustee and will be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Except for interest income released to us for the payment of taxes or dissolution expenses, none of the funds held in the trust account will be released, subject to the requirements of law, until the earlier of (i) the consummation of our initial business combination; (ii) the redemption of our public shares if we are unable to consummate a business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of, subject to applicable law; (iii) the redemption of any public shares properly tendered in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within 18 months from the closing of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of this offering but have not completed our initial business combination within such 18-month period, or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; or (iv) otherwise upon our liquidation or if our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 18 month period, which is extendable at our sponsor’s option to up to 21 months as described herein (our board of directors may determine to liquidate the trust account prior to such expiration if it determines, in its business judgment, that it is improbable within the remaining time to identify an attractive business combination or satisfy regulatory and other business and legal requirements to consummate a business combination). Based on current interest rates, we estimate that the interest earned on the trust account will be approximately $223,300 per year, assuming an interest rate of 0.1% per year.
The net proceeds held in the trust account (excluding any deferred underwriting commissions) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. If we pay for our initial business combination using stock or debt securities, or if we do not use all of the funds released from the trust account for payment of the purchase price in connection with our business combination, we may use the remaining cash released from the trust account for general corporate purposes, including for maintenance or expansion of the operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital.
We believe that the net proceeds from this offering and the private placement held outside of the trust will be sufficient to pay our costs and expenses prior to our initial business combination. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us.
Our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. This loan is non-interest bearing, unsecured and is due at the earlier of March 30, 2022 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $2,000,000 of such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender. The units would be identical to the placement units. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
We have entered into an Administrative Services Agreement pursuant to which we will pay our sponsor or its designee a total of $30,000 per month for office space, administrative and shared personnel support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, officers or their respective affiliates may purchase shares in the open market or in privately negotiated transactions either prior to or following the consummation of our initial business combination, although as of the date of this prospectus (apart from the purchase of the placement units) they have no commitments, plans or intentions to engage in such transactions. If they do effect such purchases, we anticipate that they would approach a limited number of large holders of our securities that have voted against the business combination or sought redemption of their shares, or that have indicated an intention to do so, and engage in direct negotiations for the purchase of such holders’ positions. All holders approached in this manner would be institutional or sophisticated holders. There is no limit on the number of shares they may acquire. Our sponsor, directors, officers, advisors or their affiliates will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act or in transactions that would violate Section 9(a)(2) or Rule 10(b)-5 under the Exchange Act. Although they do not currently anticipate paying any premium purchase price for such public shares, there is no limit on the price they may pay. They may also enter into transactions to provide such holders with incentives to acquire shares or vote their shares in favor of an initial business combination. No funds in the trust account may be used to effect purchases of shares in the open market or in privately negotiated transactions.
In no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination. Moreover, the redemption threshold may be further limited by the terms and conditions of our initial business combination. If the amount of redemptions plus any cash required by our initial business combination would cause our net tangible assets to fall below $5,000,000, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.
A public stockholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the consummation of our initial business combination; (ii) the redemption of our public shares if we are unable to consummate a business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of, subject to applicable law; (iii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of; or (iv) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 18 month period, which is extendable at our sponsor’s option to up to 21 months as described herein (our board of directors may determine to liquidate the trust account prior to such expiration if it determines, in its business judgment, that it is improbable within the remaining time that we will be able to identify an attractive acquisition target or satisfy regulatory and other business and legal requirements to consummate a business combination). In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.
The initial holders, our officers and directors have agreed to waive their redemption rights with respect to their founder shares and placement shares, as applicable, (i) in connection with the consummation of a business combination, (ii) in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within 18 months from the closing of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of this offering but have not completed our initial business combination within such 18-month period, or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) if we fail to consummate a business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of, or if we liquidate prior to the expiration of the 18 month period (or 21-month period if extended at the option of our sponsor as described herein). However, the initial holders and our directors and officers will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination or liquidate within the 18-month period (or 21-month period if extended at the option of our sponsor as described herein).

DIVIDEND POLICY
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends before we complete our initial business combination. The payment of cash dividends in the future will depend upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of an initial business combination. The payment of any cash dividends subsequent to an initial business combination will be within the discretion of our board of directors. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we may effect a stock dividend immediately prior to the consummation of the offering in an amount such that founder shares will remain equal to 25% of the aggregate of our public shares, placement shares and the founder shares. Further, if we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants imposed by the debt instruments.

DILUTION
The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the warrants contained in the placement units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the placement warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.
At September 30, 2021, our net tangible book deficit was $80,368, or approximately ($0.01) per share of common stock. After giving effect to the sale of 22,000,000 shares of common stock included in the units we are offering by this prospectus, the sale of the placement units and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book deficit at September 30, 2021, would have been $(0.69) per share, (or $(0.71) per share if the underwriter’s over-allotment option is exercised in full) representing an immediate increase in net tangible book deficit (as decreased by the value of the approximately 22,000,000 shares of common stock that may be redeemed for cash, or 25,300,000 shares of common stock if the underwriter’s over-allotment option is exercised in full) of $(0.68) per share (or $(0.71) if the underwriter’s over-allotment option is exercised in full) to the initial stockholders as of the date of this prospectus and an immediate dilution of $10.69 per share or 106.90% (or $10.72 per share or 107.20% if the underwriter’s over-allotment option is exercised in full) to our public stockholders not exercising their redemption rights. The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the placement warrants:
The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the placement units:
	Without Over-allotment	With Over-allotment
Public offering price	$10.00	$10.00
Net tangible book value before this offering	(0.01)	(0.01)
Increase attributable to public stockholders	(0.68)	(0.71)
Pro forma net tangible book value after this offering and the sale of the placement units	$(0.69)	$(0.71)
Dilution to public stockholders	$10.69	$10.72
Percentage of dilution to public stockholders	106.90%	107.20%
For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriter’s overallotment option) by $222,200,000 because holders of up to 100% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or stockholders meeting, including any amounts representing interest earned on the trust account, less any interest released to us for the payment of taxes or dissolution expenses), divided by the number of shares of common stock sold in this offering. The following table sets forth information with respect to holders of founder shares and the public stockholders:

	Total shares(1)		Total consideration		Average price per share
	Number	%	Amount	%
Holders of founder shares	7,630,000	25.00%	$25,000	0.01%	$0.003
Holders of placement shares	890,000	2.92%	8,900,000	3.89%	$10.000
Public stockholders	22,000,000	72.08%	220,000,000	96.10%	$10.000
Total	30,520,000	100.00%	$228,925,000	100.00%

(1)
Assumes no exercise of the underwriter’s overallotment option and corresponding forfeiture of 1,133,333 founder shares by the initial stockholders as a result thereof.

The pro forma net tangible book deficit per share after the offering is calculated as follows:
	Without Over-allotment	With Over-allotment
Numerator:
Net tangible book value before this offering	$(80,368)	$(80,368)
Net proceeds from this offering and sale of the placement units(1)	223,960,000	257,300,000
Plus: Offering costs paid in advance, excluded from tangible book value before this offering	105,160	105,160
Less: Deferred underwriting commissions	(7,700,000)	(8,855,000)
Less: Proceeds held in trust subject to redemption(2)	(222,200,000)	(255,530,000)
	$(5,915,208)	$(7,060,208)
Denominator:
Class B common stock outstanding prior to this offering	8,763,333	8,763,333
Class B common stock forfeited if over-allotment is not exercised	(1,133,333)	—
Class A common stock included in the units offered	22,000,000	25,300,000
Class A common stock included in the placement units offered	890,000	990,000
Less: common stock subject to redemption	(22,000,000)	(25,300,000)
	8,520,000	9,753,333

(1)
Expenses applied against gross proceeds include offering expenses of $540,000 and underwriting commissions of $4,400,000 (or $5,060,000 if the underwriter’s overallotment option is exercised in full) (excluding deferred underwriting commissions). See “Use of Proceeds.”

(2)
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial stockholders, directors, executive officers or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of shares of Class A common stock subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business — Effecting Our Initial Business Combination — Permitted Purchases of Our Securities.”

CAPITALIZATION
The following table sets forth our capitalization at September 30, 2021, and as adjusted to give effect to the filing of our amended and restated certificate of incorporation, the sale of our units and the placement units and the application of the estimated net proceeds derived from the sale of such securities:
	September 30, 2021
	Actual	As Adjusted(1)
Loan from related party(2)	$68,133	$—
Deferred underwriting commissions	—	(7,700,000)
Class A common stock subject to possible redemption; -0- and 22,000,000 shares, actual and as adjusted, respectively(3)	—	222,200,000
Preferred stock, $0.0001 par value, -0- and 1,000,000 shares authorized, actual and as adjusted, respectively; none issued and outstanding, actual and as adjusted	—	—
Class A common stock, $0.0001 par value, 42,000,000 shares authorized, actual and as adjusted, respectively; -0- and 890,000 shares issued and outstanding (excluding -0- and 22,000,000 shares subject to possible redemption), actual and as adjusted, respectively(3)	—	89
Class B common stock, $0.0001 par value, 10,000,000 shares authorized; 8,763,333 and 7,630,000 shares issued and outstanding, actual and as adjusted, respectively	876	763
Additional paid-in capital	24,124	—
Accumulated deficit	(208)	(5,916,060)
Total stockholders’ equity (deficit)	$24,792	$(5,915,208)
Total capitalization	$92,925	$223,984,792

(1)
Assumes no exercise of the underwriter’s over-allotment option and the corresponding forfeiture of 1,133,333 Class B common stock held by our sponsor.

(2)
Our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of September 30, 2021, we had $68,133 in borrowings outstanding under the promissory note with our sponsor.

(3)
Upon the completion of our initial business combination, we will provide our public stockholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein whereby redemptions cannot cause our net tangible assets, after payment of the deferred underwriting commissions, to be less than $5,000,001 either prior to or upon consummation of an initial business combination and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Overview
We are a blank check company incorporated as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the placement units, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination.
The issuance of additional shares of our stock in a business combination:
•
may significantly dilute the equity interest of investors in this offering;

•
may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•
could cause a change in control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•
may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•
may adversely affect prevailing market prices for our common stock and/or warrants.

Similarly, if we issue debt securities, it could result in:
•
default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•
our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand and the lender demands payment;

•
limitations on our ability to obtain additional financing if the debt security contains covenants restricting our ability to incur debt;

•
our inability to pay dividends on our common stock due to covenants limiting or prohibiting dividends;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce, or possibly eliminate, the funds available for use as dividends on our common stock, expenses, capital expenditures, acquisitions and other general corporate purposes;

•
limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•
increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at September 30, 2021, we had $25,000 in cash, deferred offering costs of $105,160 and our net tangible book deficit was ($80,368).

Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to consummate our initial business combination will be successful.
Results of Operations and Known Trends or Future Events
We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until, at the earliest, the consummation of our initial business combination. We will generate non-operating revenues in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial position since the date of our audited financial statements. After this offering, we expect to incur significantly increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for expenses incurred in identifying and examining target businesses and completing our initial business combination.
We are an emerging growth company as defined in the JOBS Act. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
Upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently-issued accounting standard.
Liquidity and Capital Resources
At September 30, 2021, we had $25,000 in cash and a working capital deficit of $80,368. We have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed below. Our plans to raise capital or to consummate our initial business combination may not be successful.
Our liquidity needs have been satisfied prior to the completion of this offering through a capital contribution from our sponsor of $25,000 and a loan to us of up to $300,000 by our sponsor under an unsecured promissory note. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $540,000, underwriting commissions of $4,400,000 (or $5,060,000 if the underwriter’s overallotment option is exercised in full) (excluding deferred underwriting commissions of $7,700,000 (or $8,855,000 if the underwriter’s over-allotment option is exercised in full)), and (ii) the sale of the placement units for a purchase price of $8,900,000 (or $9,900,000 if the underwriter’s overallotment option is exercised in full), will be $223,960,000, (or $257,300,000 if the underwriter’s over-allotment option is exercised in full). Of this amount, $222,200,000 (or $255,530,000 if the underwriter’s over-allotment option is exercised in full) will be held in the trust account, which includes $7,700,000 (or $8,855,000 if the underwriter’s over-allotment option is exercised in full) of deferred underwriting commissions. The remaining approximately $1,760,000 (or $1,770,000 if the underwriter exercises its overallotment option in full) will not be held in the trust account. In the event that our offering expenses exceed our estimate of $540,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $540,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.
We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less amounts released to us to pay taxes and deferred underwriting commissions), to consummate our initial business combination. We may use interest earned on the trust account to pay our franchise and income taxes and up to $100,000 to pay dissolution expenses. We estimate our annual franchise tax obligations, based on the number of shares of our common stock authorized and outstanding after the completion of this offering to be approximately $200,000. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. To the extent that our capital stock or debt is used, in whole or in part, as consideration to consummate our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.
Prior to the completion of our initial business combination, we will have available to us the approximately $1,760,000 (or $1,770,000 if the underwriter exercises its overallotment option in full) of proceeds held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.
In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $2,000,000 of such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender. The units would be identical to the placement units. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
We expect our primary liquidity requirements during the period between the completion of this offering and the consummation of our initial business combination to include approximately $540,000 in expenses (assuming no exercise of the underwriter’s overallotment option), as described in more detailed under “Use of Proceeds.” These amounts are estimates and may differ materially from our actual expenses. We may incur additional expenses in connection with this offering over and above the amounts set forth in “Use of Proceeds.” In addition, we may use the net proceeds from this offering and the private placement held outside of the trust and loans from our sponsor to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.
We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required to identify and acquire a target business. However, if our estimate of the costs of undertaking due diligence investigations and negotiating an initial business combination is less than the actual amount necessary to do so, we may have insufficient funds available to pursue and consummate our initial business combination. Moreover, we may need to obtain additional financing if we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt. Subject to compliance with applicable securities laws, we would only obtain such financing simultaneously with the consummation of our initial business combination.

Controls and Procedures
The Sarbanes-Oxley Act requires that we maintain a system of internal controls, and beginning with our annual report on Form 10-K for the fiscal year ending December 31, 2022, that we evaluate and report on our system of internal controls. In addition, once we are no longer an “emerging growth company,” we will be subject to the requirements under the Sarbanes-Oxley Act to have our system of internal controls audited. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the consummation of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:
•
staffing for financial, accounting and external reporting areas, including segregation of duties;

•
reconciliation of accounts;

•
proper recording of expenses and liabilities in the period to which they relate;

•
evidence of internal review and approval of accounting transactions;

•
documentation of processes, assumptions and conclusions underlying significant estimates; and

•
documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.
Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.
Quantitative and Qualitative Disclosures about Market Risk
The net proceeds of this offering and the private placement, including amounts in the trust account, will be invested in United States government treasury bills with a maturity of 185 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.
Related Party Transactions
On June 2, 2021, Emerald ESG Sponsor, LLC purchased 7,992,750 founder shares for an aggregate purchase price of $25,000, and on October 14, 2021, we effected a 1.1014-for-1.0 stock split of our common stock, so that our sponsor owned an aggregate of 8,803,333 founder shares. This number includes an aggregate of 1,140,000 founder shares that are subject to forfeiture to the extent that the overallotment option is not exercised by the underwriter. On November 12, 2021, we effected a 0.9955-for-1.0 stock split of our common stock, so that our sponsor owns an aggregate of 8,763,333 founder shares. This number includes up to 1,133,333 shares of which are subject to forfeiture depending on the extent to which the underwriter’s overallotment option is exercised.
Our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. This loan is non-interest bearing, unsecured and is due at the earlier of March 30, 2022 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.
Commencing on the date that our securities are first listed on the NASDAQ through the earlier of consummation of our initial business combination and our liquidation, we will pay our sponsor or its designee a total of $30,000 per month for office space, administrative and shared personnel support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.
Our sponsor has committed to purchase an aggregate of 890,000 placement units (or 990,000 if the underwriter’s overallotment option is exercised in full), each unit consisting of one share of Class A common stock and one-half of one warrant, each whole warrant exercisable to purchase one shares of Class A common stock, for an aggregate purchase price of $8,900,000 (or $9,900,000 if the underwriter’s overallotment option is exercised in full) in a private placement that will occur simultaneously with the completion of this offering.
Each whole placement warrant entitles the holder to purchase one share of our common stock at $11.50 per share. The placement units, and their underlying common stock and warrants, are subject to transfer restrictions. See “Principal Stockholders — Restrictions on Transfers of Founder Shares and Placement Units.” Holders of placement units (and underlying securities) or their permitted transferees have the right to require us to register the placement units for resale as described in “Principal Stockholders — Registration Rights.” We will bear the costs and expenses of filing any such registration statements. The placement warrants will be non-redeemable so long as they are held by our sponsor or its permitted transferees. The placement warrants may also be exercised by our sponsor or its permitted transferees, for cash or on a cashless basis. Other than as stated above, the placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender. Up to $2,000,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender at the time of the business combination. The units would be identical to the placement units sold in the private placement. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
Pursuant to a registration rights agreement we have entered into with our initial stockholders and holders of placement units on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders, and holders of warrants included in the units issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements. See the section of this prospectus entitled “Certain Relationships and Related Party Transactions.”
Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results
As of September 30, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act
On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS
General
We are a newly formed blank check company that will seek to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets, which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to organizational activities and activities relating to this offering. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any acquisition target. We have generated no revenues to date and we do not expect that we will generate operating revenues at the earliest until we consummate our initial business combination.
We currently intend to concentrate our efforts on identifying companies in the Target Sectors that power transformation and innovation. Our expertise lends itself well to pursuing platforms related to the Target Sectors, but we are not required to complete our initial business combination with a business in these industries and, as a result, we may pursue a business combination outside of these industries. We expect to pursue global businesses but may also acquire a domestic company. We do not intend to acquire companies that have speculative business plans or are excessively leveraged.
We believe our management team has the skills and experience to identify, evaluate and consummate a business combination and is positioned to assist businesses we acquire. However, our management team’s network and investing and operating experience do not guarantee a successful initial business combination. The members of our management team are not required to devote any significant amount of time to our business and are concurrently involved with other businesses. There is no guarantee that our current officers and directors will continue in their respective roles, or in any other role, after our initial business combination, and their expertise may only be of benefit to us until our initial business combination is completed. Past performance by our management team is not a guarantee of success with respect to any business combination we may consummate.
Business Strategy
We will seek to capitalize on the significant ESG experience and contacts of Betsy Z. Cohen, our Chairman of the Board, Mark Tercek, our Vice Chairman of the Board, Bracebridge H. Young, Jr., our President and CEO, and Doug Listman, our Chief Financial Officer, and our board of directors, to identify, evaluate and acquire a business with a core commitment to providing social, financial, and environmental value operating in sectors such as: clean/renewable energy; water sustainability; agricultural technology; shared economy software; and next generation mobility (the “Target Sectors”), although we may pursue a business combination outside of those sectors. We believe that challenges in climate, biodiversity, water and energy pose pervasive risks to society and addressing these challenges are significant and attractive business opportunities for which comprehensive solutions can be used to effectuate climate change and reduce carbon emissions. If we elect to pursue an investment outside of those sectors, our management’s expertise related to those sectors may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding that sector might not be relevant to an understanding of the business that we elect to acquire.
Our Chairman of the Board
Betsy Z. Cohen, Chairman.   Betsy Z. Cohen has served as our Chairman since April 29, 2021. Since January 2021, she has served as Chairman of the board of directors of FTAC Hera, since November 2020, she has served as Chairman of the board of directors of FinTech VI, since November 2020, she has served as Chairman of the board of directors of FTAC Athena, and since June 2019, she has served as Chairman of the board of directors of FinTech V. She previously served as a director of Metromile, Inc. (NASDAQ: MILE) from February 2021 to July 2021. Ms. Cohen served as Chairman of FTAC Olympus’s board of directors from November 2020 until June 2021, as Chairman of FinTech IV’s board of directors from May 2019 until June 2021, as Chairman of FinTech III’s board of directors from March 2017 until October 2020, and as Chairman of FinTech II’s board of directors from August 2016 until July 2018. She served as a director of FinTech I and its successor, Card Connect

Corp., a provider of payment processing solutions to merchants, from November 2013 until May 2017, and previously served as Chairman of the board of directors of FinTech I from July 2014 through July 2016 and as FinTech I’s Chief Executive Officer from July 2014 through August 2014. She served as Chief Executive Officer of Bancorp and its wholly-owned subsidiary, Bancorp Bank, from September 2000 and Chairman of Bancorp Bank from November 2003, and resigned from these positions upon her retirement in December 2014. She served as the Chairman of the Board of Trustees and as a trustee of RAIT Financial Trust, a real estate investment trust, from its founding in August 1997, through her resignation as of December 31, 2010 and served as RAIT’s Chief Executive Officer from 1997 to 2006. Ms. Cohen served as a director of Hudson United Bancorp (a bank holding company), the successor to JeffBanks, Inc., from December 1999 until July 2000 and as the Chairman of the Jefferson Bank Division of Hudson United Bank (Hudson United Bancorp’s banking subsidiary) from December 1999 through March 2000. Before the merger of JeffBanks, Inc. with Hudson United Bancorp in December 1999, Ms. Cohen was Chairman and Chief Executive Officer of JeffBanks, Inc. from its inception in 1981 and also served as Chairman and Chief Executive Officer of each of its subsidiaries, Jefferson Bank, which she founded in 1974, and Jefferson Bank New Jersey, which she founded in 1987. From 1985 until 1993, Ms. Cohen was a director of First Union Corp. of Virginia (a bank holding company) and its predecessor, Dominion Bancshares, Inc. Ms. Cohen also served as a director of Aetna, Inc. (NYSE: AET), an insurance company, from 1994 until May 2018. Our board has determined that Ms. Cohen’s extensive experience in the financial services industry generally, and the financial technology industry in particular, as well as extensive experience in operating financial services companies in a public company environment, qualifies her to serve as a member of our board of directors.
Our Chairman’s Experience and Positions with Other SPAC’s
Ms. Cohen has served as Chairman of the board of directors for other SPAC’s, including, FinTech I, FinTech II, FinTech III, FinTech IV, FinTech V, and FinTech VI. Additionally, Ms. Cohen has served as Chairman of the board of directors for FTAC Olympus, FTAC Athena, FTAC Hera, and Fintech Masala, LLC. We believe that potential sellers of target businesses will view this experience as a positive factor in considering whether or not to enter into a business combination with us and we believe the Ms. Cohen’s connections and experience will provide a strong pipeline of potential acquisitions to our Company.
FinTech I
Ms. Cohen served as Chairman of the board of directors of FinTech I, a former blank check company that raised $100.0 million in its initial public offering in February 2015 at an initial public offering price of $10.00 per share. On July 29, 2016, FinTech I completed its initial business combination when it acquired FTS Holding Corporation, or FTS, a provider of payment processing solutions to merchants throughout the United States.
Under the terms of the acquisition, the stockholders of FTS received $179.1 million in cash and 15,162,470 shares of FinTech I common stock. Outstanding options to purchase FTS common stock were converted into options to purchase 3,463,950 shares of FinTech I common stock. The cash portion of the acquisition consideration was financed through the issuance of $100.0 million of first lien debt, $40.0 million of second lien debt, the issuance of 1.5 million shares of Series A preferred stock and 480,544 shares of common stock for an aggregate purchase price of $37.5 million, and the issuance of 467,647 shares of common stock for a purchase price of $4.7 million. A portion of the cash consideration was used to refinance the approximately $62 million in principal and interest outstanding at the acquisition closing under FTS’s then existing revolving credit facility. Following the acquisition, the combined company had a substantial amount of indebtedness, which consisted of an aggregate of $140.0 million outstanding under the new first and second lien credit facilities.
Following the acquisition, the former FTS stockholders held approximately 54.6% of FinTech I common stock, while pre-acquisition FinTech I stockholders held approximately 43.6%, and the equity investor held approximately 1.7%, of FinTech I common stock. Upon the closing of the acquisition, the pre-acquisition executive officers of FinTech I resigned and were replaced by the executive officers of FTS and, the pre-acquisition directors of FinTech I resigned, except for Ms. Cohen who continued as a director of the combined company, and were succeeded by directors designated pursuant to the terms of the acquisition. No pre-acquisition executive officers or directors of FinTech I received any severance or other payment or benefit in connection with their respective resignations, although they did retain founder shares issued to them for nominal consideration in connection with the formation of FinTech I, representing approximately 5.8% of the combined company. FinTech I changed its name to CardConnect Corp. at closing.
The common stock of CardConnect Corp. was traded on the NASDAQ Global Market under the symbol “CCN” until CardConnect Corp. was acquired by First Data Corporation on July 6, 2017 for $15.00 per share in cash.
FinTech II
Ms. Cohen has served as Chairman of the board of directors of FinTech II, a blank check company that raised $175.0 million in its initial public offering in January 2017 at an initial public offering price of $10.00 per share.
On December 19, 2017, FinTech II entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among FinTech II, FinTech II Merger Sub Inc., a direct wholly-owned subsidiary of FinTech II (“Merger Sub 1”), FinTech II Merger Sub 2 LLC, a direct wholly-owned subsidiary of FinTech II (“Merger Sub 2” and together with Merger Sub 1, the “Merger Subs”), Intermex Holdings II, Inc. (“Intermex”) and SPC Intermex Representative LLC (the “Representative”), which provides for the acquisition of Intermex by FinTech II pursuant to the proposed merger of Merger Sub 1 with and into Intermex with Intermex continuing as the initial surviving entity (the “First Merger”), immediately following which the initial surviving entity will be merged (the “Second Merger,” and together with the First Merger, the “Merger”) with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity and a direct wholly owned subsidiary of FinTech II. The Merger was consummated on July 26, 2018 and the pre-acquisition executive officers and directors of FinTech II resigned. No pre-acquisition executive officers or directors of FinTech II received any severance or other payment or benefit in connection with their respective resignations, although they did retain founder shares issued to them for nominal consideration in connection with the formation of FinTech II.
The aggregate consideration paid in the Merger consisted of (i) 17,477,682 shares of FinTech II common stock and (ii) $102.0 million in cash. In connection with the closing of the Merger, FinTech II redeemed a total of 4,938,232 shares of its common stock at a redemption price of $10.086957 per share, resulting in a total payment to redeeming stockholders of approximately $49,811,733.84.
Immediately following the Merger, the former stockholders of Intermex owned approximately 48.3% of FinTech II’s outstanding common stock, the former stockholders of FinTech II owned approximately 51.7% of FinTech II’s outstanding common stock (20.4% held by FinTech II’s initial stockholders). FinTech II changed its name to International Money Express, Inc. at closing.
The common stock of International Money Express, Inc. is currently traded on the NASDAQ Global Market under the symbol “IMXI.” Since January 1, 2021, the common stock of International Money Express, Inc. has traded as high as $17.57 per share and as low as $13.85 per share.
FinTech III
Ms. Cohen has served as Chairman of the board of directors of FinTech III, a blank check company that raised $345.0 million in its initial public offering in November 2018 at an initial public offering price of $10.00 per share.
On August 3, 2020, FinTech III entered into an Agreement and Plan of Merger (the “Paya Merger Agreement”) by and among GTCR-Ultra Holdings, LLC (“Seller”), GTCR Ultra-Holdings II, LLC (“Holdings”), FinTech Acquisition Corp. III Parent Corp. (“Parent”), FinTech III, FinTech III Merger Sub Corp. (“Merger Sub”), GTCR/Ultra Blocker, Inc. (“Blocker”), and GTCR Fund XI/C LP (“Blocker Seller”), which provided for, among other things, (a) Merger Sub to be merged with and into FinTech III with FinTech III being the surviving corporation in the merger and a wholly owned subsidiary of Parent (the “Paya Merger”) and (b) through a series of transactions, Seller and Blocker Seller to contribute to Parent all of the equity interests in Holdings and Blocker in exchange for cash and shares of common stock of Parent (the “Contribution and Exchange” and together with the Paya Merger and the other transactions contemplated by the Merger Agreement, the “Transactions”). The Transactions were consummated on October 16, 2020 and the pre-acquisition executive officers and directors of FinTech III resigned. No pre-acquisition executive officers or directors of FinTech III received any severance or other payment or benefit in connection with their respective resignations, although they did retain founder shares issued to them for nominal consideration in connection with the formation of FinTech III.
The aggregate consideration paid in the Transactions consisted of (i) $499.7 million in cash and 54.5 million shares of Parent’s common stock, and (ii) up to an additional 14,000,000 shares of Parent’s common stock (the “Earnout Shares”), in the event that the closing sale price of Parent’s common stock exceeds certain price thresholds for 20 out of any 30 consecutive trading days during the first five years following the closing of the Transactions. The cash consideration was funded from the cash held in FinTech III’s trust account (after permitted redemptions) and the proceeds of a private placement of FinTech Class A common stock, which closed immediately prior to the Transactions.
In connection with the closing of the Transactions, FinTech III redeemed a total of 5,696,643 shares of its Class A common stock at a redemption price of $10.22735046 per share, resulting in a total payment to redeeming stockholders of $58,261,564.43.
Immediately following the Transactions, the former stockholders of Holdings owned approximately 47.3% of Parent’s outstanding common stock and the former stockholders of FinTech III (including the PIPE investors) owned approximately 52.7% of Parent’s outstanding common stock (8.4% held by FinTech III’s initial stockholders). Parent changed its name to Paya Holdings Inc. at closing.
The shares of common stock and warrants of Paya Holdings Inc. are currently traded on the NASDAQ Global Market under the symbols “PAYA” and “PAYAW,” respectively. Since October 19, 2020, the common stock of Paya Holdings Inc. has traded as high as $15.00 per share and as low as $10.38 per share.
FinTech IV
Ms. Cohen has served as Chairman of the board of directors of FinTech IV, a blank check company that raised $230 million in its initial public offering in September 2020 at an initial public offering price of $10.00 per share.
On December 29, 2020, FinTech IV entered into a Business Combination Agreement (the “Business Combination Agreement”), by and among FinTech IV, FinTech Investor Holdings IV, LLC, a Delaware limited liability company, Fintech Masala Advisors, LLC, a Delaware limited liability company, PWP Holdings LP, a Delaware limited partnership (“PWP”), PWP GP LLC, a Delaware limited liability company and the general partner of PWP (“PWP GP”), PWP Professional Partners LP, a Delaware limited partnership and a limited partner of PWP (“Professionals”), and Perella Weinberg Partners LLC, a Delaware limited liability company and the general partner of Professionals (“Professionals GP”) pursuant to which, among other things, FinTech IV will acquire interests in PWP, which will become jointly-owned by FinTech IV, Professionals, and certain existing partners of PWP and following the Closing will serve as FinTech IV’s operating partnership as part of an umbrella limited partnership C-corporation (Up-C) structure.
Pursuant to the Business Combination Agreement, subject to certain conditions set forth therein, in connection with the closing of the transactions contemplated by the Business Combination Agreement:
(i)   FinTech IV will acquire newly-issued common units of PWP in exchange for cash in an amount equal to the outstanding excess cash balances of FinTech IV (including the proceeds from the PIPE equity financing that will close contemporaneously with the FinTech IV Business Combination) as of Closing net of redemptions elected by FinTech IV’s public stockholders pursuant to their redemption rights, with the number of such interests to be issued to be calculated based on the formula set forth in the Business Combination Agreement;

(ii)   Professionals will contribute the equity interests of PWP GP, the general partner of PWP, to FinTech IV;
(iii)   FinTech IV will issue (A) to Professionals, new shares of Class B-1 common stock, which will have 10 votes per share (for so long as Professionals or its limited partners as of the Closing maintain ownership of at least 10% of the issued and outstanding Class A common units of PWP, otherwise such Class B-1 common stock shall have one vote per share) and (B) to investor limited partners of PWP, new shares of Class B-2 common stock, which will have one vote per share, with the number of shares of such common stock to be issued to equal the number of common units of PWP that will be held by Professionals and such investor limited partners, respectively, following the Closing; and
(iv)   FinTech IV will repay certain indebtedness of PWP, pay certain expenses, retain up to $10 million of cash on its balance sheet, and subject to the availability of transaction proceeds, FinTech IV will first redeem certain limited partnership interests held by certain electing third party investor limited partners of PWP and second redeem certain electing non-working limited partners of Professionals (collectively with the other transactions contemplated by the Business Combination Agreement, the “FinTech IV Business Combination”).
The FinTech IV Business Combination was consummated on June 24, 2021 and the pre-acquisition executive officers and directors of FinTech IV resigned. No pre-acquisition executive officers or directors of FinTech IV received any severance or other payment or benefit in connection with their respective resignations, although they did retain founder shares issued to them for nominal consideration in connection with the formation of FinTech IV.
FinTech V
Ms. Cohen has served as Chairman of the board of directors of FinTech V, a blank check company that raised $250 million in its initial public offering in December 2020 at an initial public offering price of $10.00 per share.
On March 16, 2021, FinTech V entered into an Agreement and Plan of Merger (the “FTV Merger Agreement”) among eToro Group Ltd., a company organized under the laws of the British Virgin Islands (“eToro”), Buttonwood Merger Sub Corp., a Delaware corporation and a direct, wholly-owned subsidiary of eToro (“Merger Sub”), and FinTech V, which provides for, among other things, the merger of Merger Sub with and into FinTech V (the “FTV Merger”), with FinTech V surviving as a wholly-owned subsidiary of eToro (the “Business Combination”). At the closing of the Business Combination and the effective time of the FTV Merger (the “FTV Effective Time”), the stockholders of FinTech V will receive certain of the common shares, no par value, of eToro (“eToro Common Shares”), and eToro will list as a publicly traded company on Nasdaq and will continue to conduct the social trading platform business conducted by eToro prior to the Business Combination.
The Business Combination contemplates an implied enterprise valuation of eToro of approximately $9.6 billion at the time of the signing of the FTV Merger Agreement. Except with respect to the Price Adjustment Rights (as defined below), no purchase price adjustments will be made in connection with the closing of the transactions contemplated by the FTV Merger Agreement. Assuming no public shares are redeemed in connection with the Business Combination, immediately following the FTV Effective Time, FinTech V’s public stockholders will own approximately 2.4% of the eToro Common Shares; the FinTech V sponsor will own approximately 0.8% of the eToro Common Shares; the stockholders of eToro as of immediately prior to the Business Combination (the “Legacy eToro Stockholders”) will own approximately 91% of the eToro Common Shares; and the PIPE investors will own approximately 6.2% of the eToro Common Shares. The pro forma ownership percentages described in the foregoing sentence exclude FinTech V’s public warrants and the eToro Common Shares underlying the Price Adjustment Rights. All of the eToro Common Shares to be issued to the FinTech V sponsor in the Business Combination will be subject to contractual restrictions on transfer and only released upon the occurrence of certain time-based, stock-price performance or other events.
Immediately prior to the FTV Effective Time, subject to the receipt of applicable approvals of eToro stockholders, (i) each outstanding preferred share of eToro (“eToro Preferred Shares”) will be converted into eToro Common Shares in accordance with, and based on the applicable conversion ratio set forth in, the memorandum and articles of association of eToro (the “Conversion”), (ii) immediately following the Conversion, all outstanding eToro Common Shares, and all eToro Common Shares underlying vested options to acquire eToro Common Shares (“Vested Options”), will be reclassified into (together, the “Reclassification”) (x) eToro Common Shares and (y) certain rights to receive, without any further action required by the holders of such rights, in the aggregate, up to an additional 40,000,000 eToro Common Shares, 50% of which will automatically vest and be exercised if, at any time on or prior to the last day of the 30th month following the Closing Date (as defined below), the stock price of the eToro Common Shares is greater than or equal to $15.00 over any 20 trading days within any 30 trading day period, and 50% which will automatically vest and be exercised if, at any time on or prior to the last day of the 60th month following the Closing Date, the stock price of the eToro Common Shares is greater than or equal to $17.50 over any 20 trading days within any 30 trading day period, subject in either case to the earlier automatic vesting and exercise immediately prior to the occurrence of a liquidation, merger, capital stock exchange, or other similar transaction that results in all of eToro’s stockholders having the right to exchange their eToro Common Shares for cash, securities or other property (the “Price Adjustment Rights”), and (iii) immediately following the Reclassification, eToro will effect a stock split of each then-outstanding eToro Common Share and each eToro Common Share underlying any outstanding options to acquire eToro Common Shares, whether vested or unvested (“eToro Options”), into such number of eToro Common Shares determined by multiplying such eToro Common Shares by a “Split Factor” that is equal to the result of (A) $9,301,000,000 divided by (B) the total number of issued and outstanding eToro Common Shares, plus the total number of eToro Common Shares underlying any outstanding eToro options to acquire eToro Common Shares, with the result of such calculation divided by (C) $10.00, all as further described in and as calculated in accordance with the FTV Merger Agreement (the “Stock Split” and, together with the Conversion and the Reclassification, the “Capital Restructuring”). As part of the Business Combination and on the terms and subject to the conditions set forth in the FTV Merger Agreement, eToro may in its discretion elect to commence a self-tender offer (“Self-Tender Offer”) to purchase up to $300,000,000 in eToro Common Shares from the Legacy eToro Stockholders, such purchase in such Self-Tender Offer to be consummated, if elected, immediately prior to the closing of the Business Combination.
At the FTV Effective Time, (i) each share of FinTech V Class A common stock issued and outstanding immediately prior to the Effective Time (after giving effect to any redemptions by FinTech V’s public stockholders), by virtue of the FTV Merger and upon the terms and subject to the conditions set forth in the FTV Merger Agreement, will be converted into and will for all purposes represent only the right to receive one eToro Common Share (the “Per Share Merger Consideration”), (ii) after giving effect to the Sponsor Forfeiture (as defined below), each share of FinTech V Class B common stock issued and outstanding immediately prior to the FTV Effective Time, by virtue of the FTV Merger and upon the terms and subject to the conditions set forth in the FTV Merger Agreement, will be converted into and will for all purposes represent only the right to receive the Per Share Merger
Consideration (the aggregate number of eToro Common Shares into which shares of FinTech V Class A common stock and FinTech V Class B common stock are converted into pursuant to the FTV Merger Agreement, the “FTV Merger Consideration”) and (iii) all of the shares of FinTech V Class A common stock and FinTech V Class B common stock converted into the right to receive the FTV Merger Consideration will no longer be outstanding and will cease to exist, and each holder of any shares of FinTech V Class A common stock or FinTech V Class B common stock will thereafter cease to have any rights with respect to such securities, except the right to receive the applicable portion of the FTV Merger Consideration. The FTV Merger Consideration does not include any, or any rights to receive any consideration in respect of, the Price Adjustment Rights.
After giving effect to the Sponsor Forfeiture, FinTech V’s outstanding warrants to purchase one share of FinTech V Class A common stock shall be converted into the right to receive an equal number of warrants to purchase one eToro Common Share (“eToro Warrants”).
Consummation of the transactions contemplated by the FTV Merger Agreement is subject to customary mutual conditions of the respective parties. The FTV Merger Agreement may be terminated at any time prior to the consummation of the Business Combination by mutual written consent of FinTech V and eToro and in certain other limited circumstances, including if the closing of the transactions contemplated in the FTV Merger Agreement has not occurred by March 30, 2022. The FTV Merger Agreement has been approved by FinTech V’s board of directors, and the board has recommended that FinTech V’s stockholders adopt the FTV Merger Agreement and approve the Business Combination.
FinTech VI
Ms. Cohen has served as Chairman of the board of directors of FinTech VI, a blank check company that raised $250 million in its initial public offering in June 2021 at an initial public offering price of $10.00 per share.
FTAC Olympus
Ms. Cohen has served as Chairman of the board of directors of FTAC Olympus, a blank check company, that raised approximately $754.7 million in its initial public offering in August 2020 at an initial public offering price of $10.00 per share.
On February 3, 2021, FTAC Olympus entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”) by and among FTAC Olympus, New Starship Parent Inc., a Delaware corporation (“New Starship”), Starship Merger Sub I Inc., a Delaware corporation and a direct, wholly-owned subsidiary of New Starship (“First Merger Sub”), Starship Merger Sub II Inc., a Delaware corporation and a direct, wholly-owned subsidiary of New Starship (“Second Merger Sub” and, together with First Merger Sub, the “Merger Subs”) and Payoneer Inc., a Delaware corporation (“Payoneer”).
Pursuant to the Reorganization Agreement, (i) First Merger Sub will merge with and into FTAC Olympus (the “FTOC Merger”), with FTAC Olympus surviving as a direct wholly owned subsidiary of New Starship and (ii) immediately thereafter, Second Merger Sub will merge with and into Payoneer (the “Payoneer Merger” and, together with the FTOC Merger, the “Mergers”) with Payoneer surviving as a direct wholly owned subsidiary of New Starship (the transactions contemplated by the Reorganization Agreement, the “Reorganization”).
The cash component of the purchase price to be paid to the equity holders of Payoneer is expected to be funded by FTAC Olympus’ cash in trust (minus any redemptions by FTAC Olympus’ existing public stockholders), as well as by a $300 million private placement. The balance of the consideration payable to the existing Payoneer equity holders will consist of shares of common stock of New Starship. Existing Payoneer equity holders have the potential to receive an earnout of up to 30 million additional shares of common stock of New Starship if certain stock price targets are met as set forth in the Reorganization Agreement.
The Reorganization was consummated on June 25, 2021 and the pre-acquisition executive officers and directors of FTAC Olympus resigned. No pre-acquisition executive officers or directors of FTAC Olympus received any severance or other payment or benefit in connection with their respective resignations, although they did retain founder shares issued to them for nominal consideration in connection with the formation of FTAC Olympus.
FTAC Athena
Ms. Cohen has served as Chairman of the board of directors of FTAC Athena, a blank check company that raised approximately $250 million in its initial public offering in August 2020 at an initial public offering price of $10.00 per share.
On August 3, 2021, FTAC Athena entered into a Business Combination Agreement (the “Business Combination Agreement”) by and between the Company and Pico Quantitative Trading Holdings LLC (“Pico”), pursuant to which, among other things, FTAC Athena will acquire certain interests in Pico, which will become jointly owned by FTAC Athena and the existing members of Pico and following the Closing (as defined below) will serve as FTAC Athena’s operating partnership as part of an Up-C structure (the transactions contemplated by the Business Combination Agreement, the “Transactions”), as described in further detail below.

Pursuant to the Business Combination Agreement, FTAC Athena will acquire 100% of the newly-created voting Class A common units of Pico in exchange for FTAC Athena’s cash in trust as of Closing plus up to $200 million from a private placement (net of redemptions by FTAC Athena’s existing stockholders). The Business Combination Agreement includes an outside closing date of February 28, 2022.
FTAC Hera
Ms. Cohen has served as Chairman of the board of directors of FTAC Hera, a blank check company that raised approximately $851 million in its initial public offering in March 2021 at an initial public offering price of $10.00 per share.
Our Vice Chairman and President and CEO
Mark Tercek is Vice Chairman of our board of directors and Bracebridge H. Young, Jr. is our President and CEO, and between the two of them they have substantial experience as investors and operators in the ESG sector, as well broad array of experience in mergers and acquisitions and capital markets. We believe that potential sellers of target businesses will view this experience as a positive factor in considering whether or not to enter into a business combination with us and we believe the Mr. Tercek’s and Mr. Young’s connections in the ESG sector will provide a strong pipeline of potential acquisitions to our Company.
Sponsor Partnership with Fintech Masala
Emerald ESG Sponsor, LLC is a partnership between Fintech Masala, LLC (“Fintech Masala”) and our Vice Chairman of the Board, Mark Tercek and Bracebridge Young Jr, our President and CEO. Additionally, our Chairman of the Board, Betsy Z. Cohen, is also the Chairman of the board of directors of Fintech Masala. Emerald ESG Sponsor, LLC unites the knowledge and experience of Fintech Masala as a technology investor and SPAC sponsor with the entrepreneurial and ESG experience of our Vice Chairman and President and CEO.
Fintech Masala
FinTech Masala specializes in providing growth capital to technology and financial services technology companies via special purpose acquisition vehicles and venture investments. The FinTech Masala team is comprised of principals and advisers with extensive experience in operating public and private companies in the technology and financial services sectors, mergers and acquisitions and venture investors. As of July 2021, the Managing Members of FinTech Masala have been affiliated with the sponsor for FinTech I, FinTech II, FinTech III, FinTech IV, FinTech V, FTAC Olympus, FTAC Athena, FTAC Hera, FTAC Parnassus Acquisition Corp., FTAC Zeus Acquisition Corp., and FinTech VI (together the “FinTech Masala SPACs”).
Of the FinTech Masala SPACs, five have consummated initial business combinations (FinTech Acquisition Corp., FinTech Acquisition Corp. II, FinTech Acquisition Corp. III, FinTech Acquisition Corp. IV and FTAC Olympus Acquisition Corp.) and two others have announced an agreement for initial business combinations that have yet to close (FinTech Acquisition Corp. V and FTAC Athena Acquisition Corp.).
Several members of Fintech Masala’s management team, including our Chairman, have served or are serving as executive officers and/or directors for the Fintech Masala SPACs. We believe that potential sellers of target businesses will view the fact that members of our board of directors and management team have successfully closed multiple business combinations with vehicles similar to our company as a positive factor in considering whether or not to enter into a business combination with us. However, past performance is not a guarantee of success with respect to any business combination we may consummate.
Mark Tercek, Director (Vice Chairman).   Mr. Tercek serves as a director and Vice Chairman of the Board immediately upon the effective date of this prospectus. He is a global conservation leader and financial professional with expertise in conservation finance, corporate sustainability, and cross-sector collaboration. From 2008 to 2019, Mark served as CEO of The Nature Conservancy, the largest private conservation organization in the United States. Under Mr. Tercek’s leadership, The Nature Conservancy launched NatureVest, the impact capital initiative, ran a $7 billion capital fundraising campaign, and established a permanent department focused on gender, diversity, equity and inclusion (GDEI). Prior to serving as CEO of The Nature Conservancy, Mr. Tercek served as Managing Director and Partner at Goldman Sachs, where over time he had responsibility for managing several of the firm’s key units, including Corporate Finance, Real Estate Investment Banking, Equity Capital Markets, and Pine Street, the firm’s leadership development program. In 2005, he was tapped to develop Goldman Sachs’s environmental strategy and to lead its Environmental Markets Group. In addition, Mr. Tercek has advised on boards and councils for a number of global organizations, including the Nicholas Institute for Environmental Policy Solutions at Duke University, the Social Enterprise Initiative at Harvard Business School, the China Council for International Cooperation on Environment and Development, the Rockefeller Foundation Economic Council on Planetary Health, Acumen, the AXA Stakeholders Advisory Panel, and Resources for the Future. From 2003 until 2008, Mr. Tercek was on the finance faculty of New York University’s Stern School of Business. Since 2016, he has served on the Board of Trustees of Williams College. He is the co-author of the Washington Post and Publisher’s Weekly bestselling book Nature’s Fortune: How Business and Society Thrive by Investing in Nature. Mr. Tercek earned an M.B.A. from Harvard in 1984 and a B.A. from Williams College in 1979.
Bracebridge H. Young, Jr., President and CEO.   Mr. Young is our President and Chief Executive Officer and also serves as Executive Chairman of Arabesque USA, a global asset management firm that specializes in integrating artificial intelligence and sustainability research into its investment approach. In addition, Mr. Young serves as a member of the board of advisors of Newmarket Investment Management. Prior to joining Arabesque USA in 2017, Mr. Young served as Chief Executive Officer at Eclat Impact in 2016. From 2000 through 2015, Mr. Young served as Chief Executive Officer and Partner at Mariner Investment Group. He joined Mariner directly from Goldman Sachs, where he began on the Commercial Paper trading desk in 1980 and subsequently served as Head Trader for institutional money market funds, Co-Head of the Money Market Sales and Trading Department in New York, Head of Fixed-Income activity in Tokyo, Head of Fixed-Income and foreign exchange sales in London, and, finally, Partner and Head of European Debt Capital Markets in New York. Mr. Young serves as Chairman of the board of directors of Social Finance, Inc., a Boston-based nonprofit organization dedicated to mobilizing investment capital to drive social change, serves on the boards of directors for Social Progress Imperative, a non-profit best known for measuring countries’ social and environmental performance, Cultivo, the developer of an investment platform focused on environmental ventures, and TerViva, an agricultural technology company. Additionally, he is an advisor to Upwell, technology-enabled water asset company. Mr. Young received a B.A from Bowdoin College in 1977 and an M.B.A. from New York University’s Stern School of Business in 1983.
Douglas Listman, CFO.   Douglas Listman is our Chief Financial Officer, and has been the Chief Financial Officer of FinTech VI since November 2020, the Chief Financial Officer of FinTech V since October 2020, the Chief Financial Officer of FinTech IV since August 2020, the Chief Financial Officer of FTAC Olympus since August 2020, the Chief Financial Officer of FTAC Athena since December 2020, and the Chief Financial Officer of FTAC Hera since January 2021. He has served as the Chief Accounting Officer of Cohen & Company, Inc. since December 2009 and Chief Accounting Officer of Cohen & Company, LLC since 2006. From 2004 to 2006, Mr. Listman served as an associate for Resources Global Professionals (a worldwide accounting services consulting firm). From 1992 to 2003, Mr. Listman served in various accounting and finance positions including: senior accountant with KPMG; Assistant Corporate Controller of Integrated Health Services (a publicly traded provider of skilled nursing services; NYSE: IHS); Controller of Integrated Living Communities (a publicly traded provider of assisted living services; NASDAQ: ILCC); Chief Financial Officer of Senior Lifestyles Corporation (a private owned provider of assisted living services); and Chief Financial Officer of Monarch Properties (a privately owned health care facility real estate investment company). Mr. Listman is a Certified Public Accountant and graduated from the University of Delaware with a B.S. in accounting.
We believe that potential sellers of target businesses will view the fact that Ms. Cohen, Mr. Young, Mr. Tercek, and Mr. Listman have successfully closed multiple business combinations with vehicles similar to our company as a positive factor in considering whether or not to enter into a business combination with us. However, past performance is not a guarantee of success with respect to any business combination we may consummate.
Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. If the initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. Notwithstanding the foregoing, if we are not then listed on the Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.
We anticipate structuring our initial business combination either (i) in such a way so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses, or (ii) in such a way so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders, or for other reasons. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the “Investment Company Act”. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% fair market value test. If the initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable.
In addition to any potential business candidates we may identify on our own, we anticipate that other target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.
In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, as applicable and among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, and a review of financial and other information about the target and its industry.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors, nor are we prohibited from partnering, submitting joint bids, or entering into any similar transaction with our sponsor, or an affiliate of our sponsor, in the pursuit of an initial business combination. If we seek to complete an initial business combination with such a company or we partner with our sponsor, or any of its affiliates in our pursuit of an initial business combination, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm with respect to fair market value that the business combination is fair to our stockholders from a financial point of view.
As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Certain of our directors currently have relevant fiduciary duties or contractual obligations that may take priority over their duties to us. However, our sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. We do not believe that any potential conflicts would materially affect our ability to complete our initial business combination.
Effecting Our Initial Business Combination
General
We are not presently engaged in, and we will not engage in, any operations following this offering until our initial business combination. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination.
If we pay for our initial business combination using stock or debt securities, or we do not use all of the funds released from the trust account for payment of the purchase price in connection with our business combination or for redemptions of our Class A common stock, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.
We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, with respect to identifying any acquisition target. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our sponsor and any of their contacts or relationships regarding a potential initial business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.
Nasdaq rules require that our initial business combination be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. However, if our securities are not listed on Nasdaq or another securities exchange, we will no longer be subject to that requirement.

We may seek to raise additional funds through a private offering of debt or equity securities to finance our initial business combination, and we may effectuate an initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would consummate such financing only simultaneously with the consummation of our initial business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the initial business combination would disclose the terms of the financing and, only if required by law or Nasdaq, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.
Our sponsor paid a nominal purchase price for the founder shares and, as a result, is likely to earn a substantial profit on its investment in us upon disposition of its Class A common stock even if the trading price of our Class A common stock declines after we complete our initial business combination. Our sponsor may therefore be economically incentivized to complete an initial business combination with a riskier, weaker-performing or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public stockholders paid for their public shares. See “Risk Factors — The nominal purchase price paid by our sponsor for the founder shares may significantly dilute the implied value of your public shares in the event we complete an initial business combination. In addition, the value of the sponsor’s founder shares will be significantly greater than the amount our sponsor paid to purchase such shares in the event we complete an initial business combination, even if the business combination causes the trading price of our Class A common stock to materially decline.”
Sources of Acquisition Candidates
We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, attorneys, accountants, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds, brokers and other members of the financial community and corporate executives. These target candidates may present solicited or unsolicited proposals. We expect such sources to become aware that we are seeking a business combination candidate by a variety of means, including publicly available information relating to this offering, public relations and marketing efforts or direct contact by management following the completion of this offering.
Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates of which they become aware through their contacts. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only if our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will we pay our sponsor or any of our officers or directors, or any entity with which they are affiliated, any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is), other than (i) repayment of loans made to us prior to the date of this prospectus by an affiliate of Emerald ESG Sponsor, LLC to cover offering-relating and organization expenses, (ii) repayment of loans that our sponsor or one of its affiliates may make to finance transaction costs in connection with an intended initial business combination (provided that if we do not consummate an initial business combination, we may use working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment), (iii) payments to our sponsor or its designee of a total of $30,000 per month for office space, administrative and shared personnel support services, (iv) payment of certain consulting fees to persons engaged by an entity affiliated with certain of our directors and officers, (v) at the closing of our initial business combination, a customary advisory fee to affiliates of our sponsor, in an amount that constitutes a market standard advisory fee for comparable transactions and services provided; and (vi) to reimburse our sponsor, officers or directors for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination. None of the initial holders, our officers, our directors or any entity with which they are affiliated will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective acquisition target in connection with a contemplated acquisition of such target by us. Although some of our officers and directors may enter into employment or consulting agreements with the acquired business following our initial business combination, the presence or absence of any such arrangements will not be used as a criterion in our selection process of an acquisition candidate.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers, directors or their affiliates. Additionally, we are not prohibited from partnering, submitting joint bids, or entering into any similar transaction with such persons in the pursuit of an initial business combination. If we seek to complete an initial business combination with such a company or we partner with such persons in our pursuit of an initial business combination, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm that such an initial business combination is fair to our stockholders from a financial point of view. Generally, such opinion is rendered to a company’s board of directors and investment banking firms may take the view that stockholders may not rely on the opinion. Such view will not impact our decision on which investment banking firm to hire.
Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain a financial fairness opinion from an independent investment banking firm. If we do not obtain such an opinion, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value and fairness based on standards generally accepted by the financial community. The application of such standards would involve a comparison, from a valuation standpoint, of our business combination target to comparable public companies, as applicable, and a comparison of our contemplated transaction with such business combination target to other then-recently announced comparable private and public company transactions, as applicable. The application of such standards and the basis of our board of directors’ determination will be discussed and disclosed in our tender offer or proxy solicitation materials, as applicable, related to our initial business combination. As more fully discussed in the section of this prospectus entitled “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.
Selection of a target business and structuring of our initial business combination
Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. We refer to this as the 80% of fair market value test. The fair market value of our initial business combination will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation, a valuation based on trading multiples of comparable public businesses or a valuation based on the financial metrics of M&A transactions of comparable businesses. Even though our board of directors will rely on generally accepted standards, our board of directors will have discretion to select the standards employed. In addition, the application of the standards generally involves a substantial degree of judgment. Accordingly, investors will be relying on the business judgment of the board of directors in evaluating the fair market value of the target or targets. The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public stockholders with our analysis of our satisfaction of the 80% of fair market value test, as well as the basis for our determinations. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.
In any case, we will only complete an initial business combination in which we own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. If we own or acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that are owned or acquired by the post-transaction company is what will be taken into account for purposes of Nasdaq’s 80% fair market value test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination.
To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.
In evaluating a prospective business target, we expect to conduct a thorough due diligence review, which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial and other information that will be made available to us.
The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.
Lack of business diversification
For an indefinite period of time after consummation of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. In addition, we intend to focus our search for an initial business combination in a single industry. By consummating a business combination with only a single entity, our lack of diversification may:
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subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

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cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team
Although we intend to closely scrutinize the management of a prospective target business when evaluating a target business, our assessment of the target business’ management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. The future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that members of our management team will have experience or knowledge relating to the operations of the particular target business.
We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.
Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.
Stockholders may not have the ability to approve a business combination
We may not seek stockholder approval before we effect our initial business combination as not all business combinations require stockholder approval under applicable state law. However, we will seek stockholder approval if it is required by law or Nasdaq, or we may decide to seek stockholder approval for business or other reasons. Presented in the table below is a table of the types of initial business combinations we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.
Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes
So long as we obtain and maintain a listing for our securities on Nasdaq, stockholder approval would be required for our initial business combination if, for example:
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we issue shares of Class A common stock that will be equal to or in excess of 20% of the number of shares of our Class A common stock then outstanding (other than in a public offering);

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any of our directors, officers or substantial stockholders (as defined by Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of common stock could result in an increase in outstanding common shares or voting power of 5% or more; or

•
the issuance or potential issuance of common stock will result in our undergoing a change of control.

Permitted purchases of our securities
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsor, directors, officers or their respective affiliates may purchase public securities in the open market or in privately negotiated transactions either prior to or following the consummation of our initial business combination, although as of the date of this prospectus (apart from the purchase of the placement units) they have no commitments, plans or intentions to engage in such transactions. If they do effect such purchases, we anticipate that they would approach a limited number of large holders of our securities that have voted against the business combination or sought redemption of their shares, or that have indicated an intention to do so, and engage in direct negotiations for the purchase of such holders’ positions. All holders approached in this manner would be institutional or sophisticated holders. There is no limit on the number of shares they may acquire. Our sponsor, directors, officers, advisors or their affiliates will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act or in transactions that would violate Section 9(a)(2) or Rule 10(b)-5 under the Exchange Act. Although they do not currently anticipate paying any premium purchase price for such public shares, there is no limit on the price they may pay. They may also enter into transactions to provide such holders with incentives to acquire shares or vote their shares in favor of an initial business combination. No funds in the trust account may be used to effect purchases of public securities in the open market or in privately negotiated transactions.
The purpose of such purchases of public shares would be to (i) increase the likelihood of obtaining stockholder approval of the business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrantholders for approval in connection with our initial business combination. This may result in the consummation of a business combination that may not otherwise have been possible.
As a consequence of any such purchases by our initial holders, directors, officers or their affiliates, the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the continued listing of our securities on Nasdaq or another national securities exchange in connection with our initial business combination.
Our initial holders, officers, directors and/or their respective affiliates anticipate that they will identify the public stockholders with whom they may pursue privately negotiated purchases through either direct contact by the public stockholders or by our receipt of redemption requests or votes against the business combination submitted by such public stockholders following our mailing of proxy materials in connection with our initial business combination. The sellers of any shares so purchased by our initial holders, officers, advisors, directors and/or their affiliates would, as part of the sale arrangement, revoke their election to redeem such shares and withdraw their vote against the business combination. The terms of such purchases would operate to facilitate our ability to consummate a proposed business combination by potentially reducing the number of shares redeemed for cash.
Any purchases by our sponsor, officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchases are subject to such reporting requirements.
Redemption rights for public stockholders upon consummation of our initial business combination
We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including any amounts representing deferred underwriting commissions and interest earned on the trust account (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account initially will be $10.10 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. Our initial stockholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares they may hold in connection with the completion of our initial business combination.
Manner of Conducting Redemptions
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either in connection with a stockholder meeting called to approve the business combination or by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirement.
We currently intend to conduct redemptions pursuant to a stockholder vote unless stockholder approval is not required by applicable law or stock exchange listing requirement and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons.
If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:
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conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of the proposed business combination, and

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file tender offer documents with the SEC prior to consummating our initial business combination that will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.
In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets, after payment of the deferred underwriting commissions, to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules), or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.
If, however, stockholder approval of the transaction is required by law or Nasdaq, or we decide to obtain stockholder approval for business or other reasons, we will:
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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

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file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public stockholders at least 10 days prior to the stockholder vote. However, we expect that a draft proxy statement would be made available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any stockholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.
If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Our initial stockholders, officers and directors will count towards this quorum and have agreed to vote any founder shares, placement shares and any public shares held by them in favor of our initial business combination. We expect that at the time of any stockholder vote relating to our initial business combination, our initial stockholders and their permitted transferees will own at least 27.9% of our outstanding shares of common stock entitled to vote thereon. As a result, in addition to our initial stockholders’ founder shares and placement shares, we would need 6,740,001, or 30.6%, of the 22,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming all issued and outstanding shares are voted and the overallotment option is not exercised) in order to have such initial business combination approved. These quorum and voting thresholds and agreements may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.
Our amended and restated certificate of incorporation provides that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination after payment of deferred underwriting commissions (so that we are not then subject to the SEC’s “penny stock” rules), and, in any event, the terms of the proposed business combination may require our net tangible assets to be greater than $5,000,001. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business combination. If the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly tendered plus the amount of any cash payments required pursuant to the terms of the proposed business combination exceeds the aggregate amount of cash available to us, taking into consideration the requirement that we maintain net tangible assets of at least $5,000,001 or such greater amount depending on the terms of our potential business combination, we will not consummate the business combination and any shares of Class A common stock tendered pursuant to the tender offer will be returned to the holders thereof following the expiration of the tender offer.
Limitation on redemption upon consummation of a business combination if we seek stockholder approval
Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to an aggregate of more than 15.0% of the shares sold in this offering without our prior consent. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15.0% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 15.0% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15.0% of the shares sold in this offering) for or against our initial business combination.
Tendering stock certificates in connection with redemption rights
We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders, or up to two business days prior to the vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements, which will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the vote on the initial business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.
There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $100.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.
The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed initial business combination and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the initial business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the consummation of the initial business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.
Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the stockholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivers its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of an initial business combination.

If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.
If our proposed initial business combination is not consummated, we may continue to try to consummate a business combination with a different target until 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of.
Redemption of public shares and liquidation if no initial business combination
Our amended and restated certificate of incorporation provides that we will have only 18 months from the completion of this offering to consummate our initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 18 months, we may, by resolution of our board of directors if requested by our sponsor, extend the period of time we have to consummate an initial business combination by an additional 3 months (for a total of up to 21 months from the closing of this offering). If we are unable to consummate our initial business combination within the 18 month period, which is extendable at our sponsor’s option to up to 21 months as described herein, we will distribute the aggregate amount then on deposit in the trust account, pro rata to our public stockholders by way of redemption and cease all operations except for the purposes of winding up our affairs. If we have not consummated a business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account (net of taxes payable) and up to $100,000 to pay dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within such completion window.
The initial holders, our officers and directors have agreed to waive their redemption rights with respect to their founder shares and placement shares, as applicable, (i) in connection with the consummation of a business combination, (ii) in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within 18 months from the closing of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of this offering but have not completed our initial business combination within such 18-month period, or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) if we fail to consummate a business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of, or if we liquidate prior to the expiration of the 18 month period (or 21 month period if extended at the option of our sponsor as described herein). However, the initial holders and our officers and directors will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination within the 18 month period (or 21 month period if extended at the option of our sponsor as described herein).

The underwriter has agreed to waive their rights to deferred underwriting commissions held in the trust account if we do not consummate a business combination and subsequently liquidate and, in such event, the deferred underwriting commissions held in the trust account will be available to fund the redemption of our public shares.
Our initial stockholders, executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes payable), divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement (described above), we would not proceed with the amendment or the related redemption of our public shares at such time.
We will pay the costs of any liquidation from the net proceeds from this offering and the private placement held outside of the trust, and up to $100,000 of the interest income on the trust account (net of any taxes payable), and the balance of loans from our sponsor or one of its affiliates for working capital purposes and to pay expenses to identify an acquisition target and consummate an initial business combination, although we cannot assure you that there will be sufficient funds for such purposes.
If we were to expend all of the net proceeds of this offering and the private placement, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.10. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be less than the $10.10 per public share initially on deposit in the trust account. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.
Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. If we do not obtain a waiver from a third party, we will obtain the written consent of our sponsor before our entering into an agreement with such third party. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver and where our sponsor executes a written consent. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, pursuant to a written agreement, Emerald ESG Sponsor, LLC, has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a definitive transaction agreement, reduce the amounts in the trust account to below $10.10 per share, except as to any claims by a third party who executed a waiver of rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Emerald ESG Sponsor, LLC will not be responsible to the extent of any liability for such third party claims. We cannot assure you, however, that Emerald ESG Sponsor, LLC will be able to satisfy those obligations. We have not independently verified whether Emerald ESG Sponsor, LLC has sufficient funds to satisfy its indemnity obligations, we have not asked it to reserve for such obligations and we believe that its only assets are securities of our company. Therefore, we cannot assure you that Emerald ESG Sponsor, LLC will be able to satisfy those obligations. We believe the likelihood of Emerald ESG Sponsor, LLC having to indemnify the trust account is limited because we will endeavor to have all third parties that provide products or services to us and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.
If the proceeds in the trust account are reduced below $10.10 per public share and Emerald ESG Sponsor, LLC asserts that it is unable to satisfy any applicable obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Emerald ESG Sponsor, LLC to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Emerald ESG Sponsor, LLC to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in a particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.10 per public share.
We will have access to up to approximately $2,400,000 from the proceeds of this offering with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $540,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $540,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.
Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares if we do not consummate our initial business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of, may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not consummate our initial business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of, is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If we have not consummated a business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of, or earlier at the discretion of our board, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us to pay our franchise and income taxes and up to $100,000 to pay dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 18th month and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.
Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account.
As a result of this obligation and Emerald ESG Sponsor, LLC’s indemnification of the trust account against certain claims as previously described in this section, we believe that the claims that could be made against us will be significantly limited and that the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, Emerald ESG Sponsor, LLC may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below $10.10 per public share, and will not be liable as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Emerald ESG Sponsor, LLC will not be responsible to the extent of any liability for such third-party claims.
If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.10 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.
We cannot assure you that claims will not be brought against us for these reasons.
Our public stockholders will be entitled to receive funds from the trust account only in the event of the redemption of our public shares if we do not consummate a business combination within 18 months from the completion of this offering. However, if we anticipate that we may not be able to consummate our initial business combination within 18 months, we may, by resolution of our board of directors if requested by our sponsor, extend the period of time we have to consummate an initial business combination by an additional 3 months (for a total of up to 21 months from the closing of this offering). In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.
Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to consummate a business combination.
The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the consummation of our initial business combination and if we are unable to consummate an initial business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of.
	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Consummate an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination (which is initially anticipated to be $10.10 per public share), including any amounts representing deferred underwriting commissions and interest earned on the trust account, less any interest released to us for the payment of taxes or dissolution	If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our affiliates may enter into privately negotiated transactions to purchase public shares from stockholders. There is no limit to the prices that our initial stockholders, directors, officers or their affiliates may pay in these transactions.	If we are unable to consummate an initial business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of this offering but have not completed our initial business combination within such 18-month period, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.10 per public share), including any amounts representing deferred underwriting commissions and interest earned on the trust account, less any interest released to us to pay our

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Consummate an Initial Business Combination
	expenses, divided by the number of then outstanding public shares; subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.		franchise and income taxes and up to $100,000 to pay dissolution expenses, divided by the number of then outstanding public shares.
Impact to remaining stockholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting commissions and franchise and income taxes payable.	None.	The redemption of our public shares if we fail to consummate a business combination will reduce the book value per share for the founder shares and the placement shares held by our initial stockholders, who will be our only remaining stockholders after such redemptions.
Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419
The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriter will not exercise its overallotment option. None of the provisions of Rule 419 apply to our offering.
	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$222,200,000 of the net proceeds ($255,530,000 if the underwriter’s overallotment option is exercised in full) of this offering and the private placement, which includes $7.7 million in deferred underwriting commissions (approximately $8.9 million if the underwriter’s overallotment option is exercised in full), will be deposited into a trust account in the United States with Continental Stock Transfer & Trust Company, acting as trustee.	Approximately $229,635,000 of the offering proceeds, representing the gross proceeds of this offering, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Investment of net proceeds	$222,200,000 of the net proceeds ($255,530,000 if the underwriter’s overallotment option is exercised in full) of this offering and the private placement, which includes $7.7 million in deferred underwriting commissions (approximately $8.9 million if the underwriter’s overallotment option is exercised in full) held in trust will be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on funds in trust account	We will be entitled to withdraw interest income earned on the funds in the trust account to pay our franchise and income taxes and up to $100,000 to pay dissolution expenses. Our stockholders will have no right to receive any pro-rata portion of interest income earned on the proceeds held in the trust account released to us.	Interest on funds in the escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.
Limitation on fair value or net assets of target business	So long as we obtain and maintain a listing for our securities on Nasdaq, we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued	We expect the units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Goldman Sachs informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report	No trading of the units or the underlying Class A common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
on Form 8-K described under “Description of Securities — Units” and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the completion of this offering, which is anticipated to take place three business days from the date of this prospectus. If the overallotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the overallotment option.
Exercise of the warrants	The warrants cannot be exercised until 30 days after the consummation of our initial business combination.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor
We will provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including any amounts representing deferred underwriting commissions and interest earned on the trust account (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein.
We may not be required by law to hold a stockholder vote. We intend to give at least 10 days prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. If we are not required by law and do not
A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of not less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or requires the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would be automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and

Terms of Our Offering	Terms Under a Rule 419 Offering
otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination.	none of the securities are issued.
Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	If we are unable to complete a business combination within 18 months from completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of this offering but have not completed our initial business combination within such 18-month period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us to pay our franchise and income taxes and up to $100,000 to pay dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of this offering but have not completed our initial business combination within such 18-month period, funds held in the trust or escrow account are returned to investors.
Limitation on redemption rights of stockholders holding more than 20% of the shares sold in this offering if we hold a stockholder vote	If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides	Many blank check companies provide no restrictions on the ability of stockholders to redeem shares based on the number of shares held by such stockholders in connection with an initial business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
that a public stockholder (including our affiliates), together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares (more than an aggregate of 15% of the shares sold in this offering). Our public stockholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell any Excess Shares in open market transactions.
Tendering stock certificates in connection with a tender offer or redemption rights	We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders or up to two business days prior to the vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the vote on the initial business	In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed initial business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such stockholders to arrange for them to deliver their certificate to verify ownership.

	Terms of Our Offering	Terms Under a Rule 419 Offering
combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights.
Release of funds	Except for interest income earned on the trust account balance, which will be released to us to pay our taxes or to pay dissolution expenses (up to $100,000), none of the funds held in trust will be released from the trust account until the earlier of (i) the consummation of our initial business combination; (ii) the redemption of our public shares if we are unable to consummate a business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of, subject to applicable law; or (iii) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 18 month period, which is extendable at our sponsor’s option to up to 21 months as described herein.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.
Competition
In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash to our public stockholders who exercise their redemption rights may reduce the resources available to us for an initial business combination. In addition, the number of our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities
We currently maintain our executive offices at 2929 Arch Street, Suite 1703, Philadelphia, PA 19104-2870. The cost for our use of this space is included in the $30,000 per month fee we will pay to our sponsor or its designee for office space, administrative and shared personnel support services. We consider our current office space adequate for our current operations.
Employees
We currently have three executive officers. These individuals are not obligated to devote any specific number of hours to our affairs but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the consummation of our initial business combination.
Periodic Reporting and Financial Information
We will register our units, Class A common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.
We have filed a Registration Statement on Form 8-A with the SEC to register our securities under Section 12 of the Exchange Act. As a result, we are subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our business combination.
We will provide stockholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential targets we may conduct an initial business combination with because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with the above requirements or that the potential target business will be able to prepare its financial statements in accordance with the above requirements. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.
We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT
Directors and Executive Officers
Our directors and executive officers are as follows:
Name	Age	Title
Betsy Cohen	80	Director and Chairman of the Board
Tensie Whelan	61	Director
Therese Rein	63	Director
Andrew Hohns	43	Director
Lisa Shalett	55	Director
Bracebridge H. Young, Jr.	65	President and Chief Executive Officer
Mark Tercek	64	Director (Vice Chairman)
Doug Listman	51	Chief Financial Officer
Betsy Z. Cohen, Chairman.   Betsy Z. Cohen has served as our Chairman since April 29, 2021. Since January 2021, she has served as Chairman of the board of directors of FTAC Hera, since November 2020, she has served as Chairman of the board of directors of FinTech VI, since November 2020, she has served as Chairman of the board of directors of FTAC Athena, and since June 2019, she has served as Chairman of the board of directors of FinTech V. She previously served as a director of Metromile, Inc. (NASDAQ: MILE), from February 2021 to July 2021. Ms. Cohen served as Chairman of FTAC Olympus’s board of directors from November 2020 until June 2021, as Chairman of FinTech IV’s board of directors from May 2019 until June 2021, as Chairman of FinTech III’s board of directors from March 2017 until October 2020, and as Chairman of FinTech II’s board of directors from August 2016 until July 2018. She served as a director of FinTech I and its successor, Card Connect Corp., a provider of payment processing solutions to merchants, from November 2013 until May 2017, and previously served as Chairman of the board of directors of FinTech I from July 2014 through July 2016 and as FinTech I’s Chief Executive Officer from July 2014 through August 2014. She served as Chief Executive Officer of Bancorp and its wholly-owned subsidiary, Bancorp Bank, from September 2000 and Chairman of Bancorp Bank from November 2003, and resigned from these positions upon her retirement in December 2014. She served as the Chairman of the Board of Trustees and as a trustee of RAIT Financial Trust, a real estate investment trust, from its founding in August 1997, through her resignation as of December 31, 2010 and served as RAIT’s Chief Executive Officer from 1997 to 2006. Ms. Cohen served as a director of Hudson United Bancorp (a bank holding company), the successor to JeffBanks, Inc., from December 1999 until July 2000 and as the Chairman of the Jefferson Bank Division of Hudson United Bank (Hudson United Bancorp’s banking subsidiary) from December 1999 through March 2000. Before the merger of JeffBanks, Inc. with Hudson United Bancorp in December 1999, Ms. Cohen was Chairman and Chief Executive Officer of JeffBanks, Inc. from its inception in 1981 and also served as Chairman and Chief Executive Officer of each of its subsidiaries, Jefferson Bank, which she founded in 1974, and Jefferson Bank New Jersey, which she founded in 1987. From 1985 until 1993, Ms. Cohen was a director of First Union Corp. of Virginia (a bank holding company) and its predecessor, Dominion Bancshares, Inc. Ms. Cohen also served as a director of Aetna, Inc. (NYSE: AET), an insurance company, from 1994 until May 2018. Our board has determined that Ms. Cohen’s extensive experience in the financial services industry generally, and the financial technology industry in particular, as well as extensive experience in operating financial services companies in a public company environment, qualifies her to serve as a member of our board of directors.
Mark Tercek, Director (Vice Chairman).   Mr. Tercek serves as a director and Vice Chairman of the Board immediately upon the effective date of this prospectus. He is a global conservation leader and financial professional with expertise in conservation finance, corporate sustainability, and cross-sector collaboration. From 2008 to 2019, Mark served as CEO of The Nature Conservancy, the largest private conservation organization in the United States. Under Mr. Tercek’s leadership, The Nature Conservancy launched NatureVest, the impact capital initiative, ran a $7 billion capital fundraising campaign, and established a permanent department focused on gender, diversity, equity and inclusion

(GDEI). Prior to serving as CEO of The Nature Conservancy, Mr. Tercek served as Managing Director and Partner at Goldman Sachs, where over time he had responsibility for managing several of the firm’s key units, including Corporate Finance, Real Estate Investment Banking, Equity Capital Markets, and Pine Street, the firm’s leadership development program. In 2005, he was tapped to develop Goldman Sachs’s environmental strategy and to lead its Environmental Markets Group. In addition, Mr. Tercek has advised on boards and councils for a number of global organizations, including the Nicholas Institute for Environmental Policy Solutions at Duke University, the Social Enterprise Initiative at Harvard Business School, the China Council for International Cooperation on Environment and Development, the Rockefeller Foundation Economic Council on Planetary Health, Acumen, the AXA Stakeholders Advisory Panel, and Resources for the Future. From 2003 until 2008, Mr. Tercek was on the finance faculty of New York University’s Stern School of Business. Since 2016, he has served on the Board of Trustees of Williams College. He is the co-author of the Washington Post and Publisher’s Weekly bestselling book Nature’s Fortune: How Business and Society Thrive by Investing in Nature. Mr. Tercek earned an M.B.A. from Harvard in 1984 and a B.A. from Williams College in 1979.
Bracebridge H. Young, Jr., President and Chief Executive Officer.   Mr. Young is our President and Chief Executive Officer and also serves as Executive Chairman of Arabesque USA, a global asset management firm that specializes in integrating artificial intelligence and sustainability research into its investment approach. In addition, Mr. Young serves as a member of the board of advisors of Newmarket Investment Management. Prior to joining Arabesque USA in 2017, Mr. Young served as Chief Executive Officer at Eclat Impact in 2016. From 2000 through 2015, Mr. Young served as Chief Executive Officer and Partner at Mariner Investment Group. He joined Mariner directly from Goldman Sachs, where he began on the Commercial Paper trading desk in 1980 and subsequently served as Head Trader for institutional money market funds, Co-Head of the Money Market Sales and Trading Department in New York, Head of Fixed-Income activity in Tokyo, Head of Fixed-Income and foreign exchange sales in London, and, finally, Partner and Head of European Debt Capital Markets in New York. Mr. Young serves as Chairman of the board of directors of Social Finance, Inc., a Boston-based nonprofit organization dedicated to mobilizing investment capital to drive social change, serves on the boards of directors for Social Progress Imperative, a non-profit best known for measuring countries’ social and environmental performance, Cultivo, the developer of an investment platform focused on environmental ventures, and TerViva, an agricultural technology company. Additionally, he is an advisor to Upwell, technology-enabled water asset company. Mr. Young received a B.A from Bowdoin College in 1977 and an M.B.A. from New York University’s Stern School of Business in 1983.
Lisa M. Shalett, Director.   Ms. Shalett serves as a director of the Board immediately upon the effective date of this prospectus. Ms. Shalett is a former Goldman Sachs Partner who now serves on public and private boards, and is the Founder of Extraordinary Women on Boards, a community of women corporate directors focused on improving board excellence, modernizing governance, and increasing diversity on boards. Over her 20-year career at Goldman Sachs, from 1995-2015, including 13 years as a Partner, Ms. Shalett led the Global Japanese Shares business, International Equities Sales & Trading in North America, was Chief Operating Officer of Global Compliance, Legal and Internal Audit, and from 2010 was Head of Brand Marketing & Digital Strategy, leading Goldman’s brand during the financial crisis. She became Chief Marketing Officer at millennials-focused media startup Odyssey (2015-2016), and then joined Brookfield Asset Management as Managing Partner, Head of Strategic Innovation (2018-2019). Ms. Shalett served as a member of the board of directors of Brookfield Property Partners (Nasdaq: BPY) and its Audit Committee, from 2015-2018 and PerformLine, a private venture capital-backed company from 2015-2019. Currently, she serves on the boards of directors of PennyMac (NYSE: PFSI, 2020 to present), and on the Audit Committee and Nominating & Governance Committee, AccuWeather (a private company, 2018 to present) and Chair of the Marketing Committee, and Bully Pulpit Interactive (a private, private equity-backed company, 2017 to present). Ms. Shalett received a B.A., summa cum laude, in East Asian Studies from Harvard University and an M.B.A. from Harvard Business School.
Andrew Hohns, Director.   Dr. Hohns serves as a director of the Board immediately upon the effective date of this prospectus. Since April 2020, Dr. Hohns has served as founding member and Chief Executive Officer of Newmarket Investment Management, a registered investment advisor managing capital on behalf of institutional investors worldwide, targeting investments in structured opportunities sourced from a global network of banks and financial institutions. Newmarket was established in 2020 to acquire and assume management of Mariner Investment Group’s International Infrastructure Finance Company (IIFC) strategy, a platform co-founded by Dr. Hohns in 2013. He is a regular speaker at various industry conferences, with special expertise in topics related to infrastructure, securitization, socially responsible investment, impact investment, and development finance. Prior to joining Mariner, Dr. Hohns was a Managing Director at Cohen & Company. Dr. Hohns serves as Commissioner on the U.S. Semiquincentennial Commission and as a member of the board of directors of UNICEF USA. He also previously served as a director of INSU Acquisition Corp. II from September 2020 to February 2021. Dr. Hohns holds a B.S. in Economics from the Wharton School at the University of Pennsylvania, a Masters in Liberal Arts from the School of Arts and Sciences at the University of Pennsylvania, and a PhD in Applied Economics and Managerial Sciences from the Wharton School at the University of Pennsylvania.
Therese Rein, Director.   Therese Rein serves as a director of the Board immediately upon the effective date of this prospectus. Ms. Rein founded vocational rehabilitation and human services company Ingeus Limited in an attic office in Brisbane, Australia with AUD 13,000 in 1989. She grew Ingeus to AUD 450 million a year in revenue, with 6,000 colleagues serving 500,000 people at any one time in 10 countries on four continents (Australia, Europe, Middle East and Asia). She divested Ingeus in 2014 to the Providence Service Corporation and continues on the advisory board of APM (the current owner of Ingeus). In 2012, she was named the Ernst and Young Champion Entrepreneur of the Year. Additionally, She was awarded the Australian Human Rights Medal. Ms. Rein has had the honor of serving Australia as First Lady. Ms. Rein has lived in China, the United States, the United Kingdom, Sweden, Hong Kong and Australia. She has also served on the Paralympics Advisory Board, the National Apology Foundation, along with numerous patronages of organizations in disability, street to home housing, food security, indigenous literacy, and the National Portrait Gallery. Since 2014 Ms. Rein has been on private investment boards, mentoring start up CEO’s and not-for-profit CEO’s. Ms. Rein holds a degree with Honors in Psychology from Australian National University and has been awarded three honorary doctorates from Griffith University, University of Western Sydney and Australian National University.
Tensie Whelan, Director.   Professor Whelan serves as a director of the Board immediately upon the effective date of this prospectus. Ms. Whelan is Clinical Professor of Business and Society and Director of NYU Stern School of Business’s Center for Sustainable Business, where she brings 25 years of experience working to engage businesses in proactive and innovative mainstreaming of sustainability. As President of the Rainforest Alliance from June 2000 until September 2015, she led the organization’s substantial growth and established the Rainforest Alliance as an internationally recognized brand. Her previous work includes serving as executive director of the New York League of Conservation Voters, Vice President of the National Audubon Society, Managing Editor of Ambio, a journal of the Swedish Academy of Sciences, and as a journalist in Latin America. In 2008 and 2011, Ms. Whelan was recognized by Ethisphere as one of the 100 Most Influential People in Business Ethics and has served on non-profit boards and corporate advisory boards such as the Unilever Sustainable Sourcing Advisory Board and currently sits on the InvestIndustrial Acquisition Corp. board and the advisory boards of Inherent Group, Giant Ventures, and Alo Advisors. She served as Board Member of Aston Martin from October 2018 until May 2020. Ms. Whelan holds a B.A. from New York University, an M.A from American University, and is a graduate of the Harvard Business School Owner President Management Program.
Number and Terms of Office of Officers and Directors
Our board of directors is divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a 2 year term. The term of office of the first class of directors, consisting of, Tensie Whelan and Therese Rein, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Betsy Cohen, Andrew Hohns and Lisa Shalett, will expire at the second annual meeting of stockholders. Collectively, through their positions described above, our officers and directors have extensive experience in public companies and in the Target Sectors. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target businesses, and structuring, negotiating and consummating their acquisition.

Director Independence
Nasdaq rules require that a majority of the board of directors of a company listed on Nasdaq must be composed of “independent directors.” An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We have determined that Tensie Whelan, Andrew Hohns, Therese Rein, and Lisa Shalett are independent directors under the Nasdaq rules and Rule 10A-3 of the Exchange Act.
Executive Officer and Director Compensation
None of our officers or directors have received any cash compensation from us for services rendered to us. Commencing on the date that our securities are first listed on the NASDAQ through the earlier of consummation of our initial business combination and our liquidation, we will pay our sponsor or its designee a total of $30,000 per month for office space, administrative and shared personnel support services. Our sponsor intends to allocate 20,000 founder shares to each independent director. Our sponsor, officers and directors, or entities with which they are affiliated, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or any entity with which they are affiliated.
After the consummation of our initial business combination, directors or members of our management team who remain in one of those capacities may be paid director, consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, as it will be up to the directors of the post-combination business to determine executive and director compensation.
Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee consisting solely of independent directors or by a majority of the independent directors on our board of directors.
We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements may influence our management’s motivation in identifying or selecting a target business although we do not believe that the ability of our management to remain with us after the consummation of an initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.
Board Committees
Audit Committee
Subject to phase-in rules and a limited exception, the rules of Nasdaq and Section 10A of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. We have established an audit committee of the board of directors, which consists of Andrew Hohns, Tensie Whelan, and Lisa Shalett, who meet the independent director standard under Nasdaq’s listing standards and under Rule 10A-3(b)(1) of the Exchange Act. Mr. Hohns serves as Chairman of our audit committee.

The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:
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reviewing and discussing with management and the independent auditor our annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

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discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

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discussing with management major risk assessment and risk management policies;

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monitoring the independence of the independent auditor;

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verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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reviewing and approving all related-party transactions;

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inquiring and discussing with management our compliance with applicable laws and regulations;

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pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

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appointing or replacing the independent auditor;

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determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

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approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Expert on Audit Committee
The audit committee will at all times be composed exclusively of independent directors who are “financially literate” as defined under Nasdaq’s listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.
In addition, we must certify to the NASDAQ Global Market that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. We have determined that Mr. Hohns satisfies Nasdaq’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.
Compensation Committee
Our board of directors has established a compensation committee. The members of our Compensation Committee are Andrew Hohns, Tensie Whelan, and Lisa Shalett. Dr. Hohns serves as chairman of the compensation committee. We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:
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reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

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reviewing and approving the compensation of all of our other executive officers;

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reviewing our executive compensation policies and plans;

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implementing and administering our incentive compensation equity-based remuneration plans;

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assisting management in complying with our proxy statement and annual report disclosure requirements;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

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producing a report on executive compensation to be included in our annual proxy statement;

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors; and

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monitoring compliance with the requirements under the Sarbanes-Oxley Act relating to loans to directors and officers, and with all other applicable laws affecting employee compensation and benefits.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Code of Conduct and Ethics
Our board of directors has adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws.
Other Board Committees
We do not have a standing nominating committee. In accordance with Rule 5605(e)(2) of the NASDAQ Rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As there is no standing nominating committee, we do not have a nominating committee charter in place.
Conflicts of Interest
In general, officers and directors of a Delaware corporation are required to present business opportunities to the corporation if:
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the corporation could financially undertake the opportunity;

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the opportunity is within the corporation’s line of business; and

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it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Our amended and restated certificate of incorporation provides, however, that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply to us or any of our officers or directors or in circumstances that would conflict with any current or future fiduciary duties or contractual obligations.
Accordingly, if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present the opportunity to such entity prior to presenting the opportunity to us or, if he or she is subject to a non-compete obligation that includes business opportunities, he or she may be prohibited from referring such opportunity to us. Below is a table summarizing the companies to which our officers and directors owe fiduciary obligations that could conflict with their fiduciary obligations to us, all of which may have to (i) be presented appropriate potential target businesses by our officers or directors, and (ii) reject the opportunity to acquire such potential target business, before the opportunity may be presented to us:
Individual	Entity	Affiliation
Betsy Cohen	Fintech Acquisition Corp. V	Chairman
	Fintech Acquisition Corp. VI	Chairman
	FTAC Athena Acquisition Corp.	Chairman
	FTAC Hera Acquisition Corp.	Chairman
Tensie Whelan	Investindustrial Acquisition Corp.	Director
	Globescan	Director
	Inherent Group	Director
	Arabeqsque	Director
	Odebrecht Global Advisory Council	Director
Doug Listman	Fintech Acquisition Corp. VI	Chief Financial Officer
	Fintech Acquisition Corp. V	Chief Financial Officer
	Fintech Acquisition Corp. IV	Chief Financial Officer
	FTAC Olympus	Chief Financial Officer
	FTAC Olympus Acquisition Corp.	Chief Financial Officer
	FTAC Athena Acquisition Corp.	Chief Financial Officer
	FTAC Hera Acquisition Corp.	Chief Financial Officer
	J.V.B. Financial Group, LLC	Chief Financial Officer
	Cohen & Company, Inc.	Chief Financial Officer
	Cohen & Company, LLC	Chief Financial Officer
Bracebridge H. Young, Jr.	Arabesque USA	Executive Chairman
	Newmarket Investment Management	Board of Advisors
	Cultivo Land PBC	Director
	Social Finance, Inc.	Chairman
	Social Progress Imperative	Director
Mark Tercek	Cultivo Land PBC	Director
	Williams College	Board of Trustees
Lisa M. Shalett	PennyMac	Director
	AccuWeather	Director
	Bully Puplpit Interactive	Director
Andrew Hohns	Newmarket Investment Management	Chief Executive Officer
Accordingly, if any of the above officers or directors become aware of a business combination opportunity which is suitable for any of the above entities to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity, subject to his or her fiduciary duties. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to complete our initial business combination, because, although many of the foregoing entities are involved in the Target Sectors broadly defined, the specific industry focuses of a majority of these entities differ from our focus on ESG businesses and the type or size of the transaction that such companies would most likely consider are of a size and nature substantially different than what we are targeting.
Each of our sponsor, officers and directors may become involved with subsequent blank check companies similar to our company. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. In particular, our directors and officers and affiliates of our sponsor are currently officers, directors or sponsors of other blank check companies, such as FinTech Acquisition Corp. IV, FinTech Acquisition Corp. V, FTAC Olympus Acquisition Corp., FTAC Athena Acquisition Corp., FTAC Hera Acquisition Corp., each of which is seeking to complete a business combination. Any such companies may present additional conflicts of interest in pursuing an acquisition target.
Potential investors should also be aware of the following other potential conflicts of interest:
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None of our officers and directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

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Each of the holders of the founder shares and placement units has agreed that his, her or its founder shares and placement shares, as applicable, will be subject to transfer restrictions and that he, she or it will not sell or transfer such shares until the applicable forfeiture provisions no longer apply. Holders of founder shares and placement shares have agreed to waive their redemption rights with respect to their founder shares and placement shares, as applicable, (i) in connection with the consummation of a business combination, (ii) in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of, and (iii) if we fail to consummate a business combination within the 18 months period, which is extendable at our sponsor’s option to up to 21 months as described herein, or if we liquidate prior to the expiration of the 18 month period, which is extendable at our sponsor’s option to up to 21 months as described herein. The initial holders have also agreed to waive their redemption rights with respect to public shares in connection with the consummation of a business combination and in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the 18 month period, which is extendable at our sponsor’s option to up to 21 months as described herein. However, our initial holders will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination or liquidate within the 18 month period, which is extendable at our sponsor’s option to up to 21 months as described herein. To the extent our holders of founder shares or placement shares transfer any of these securities to certain permitted transferees, such permitted transferees will agree, as a condition to such transfer, to waive these same redemption rights. If we do not complete our initial business combination within such 18 month period, which is extendable at our sponsor’s option to up to 21 months as described herein, the portion of the proceeds of the sale of the placement units placed into the trust account will be used to fund the redemption of our public shares. There will be no redemption rights or liquidating distributions with respect to our founder shares, placement shares or placement warrants, which will expire worthless if we do not consummate an initial business combination within 18 months of the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of this offering but have not completed our initial business combination within such 18-month period. Except as described under “Principal Stockholders — Restrictions on Transfers of Founder Shares and Placement Units”, the founder shares, placement units and their underlying securities will not be transferable, assignable or salable.

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Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

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Our sponsor, officers and directors may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. However, we do not believe that any potential conflicts would materially affect our ability to complete our initial business combination.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with holders of founder shares, our officers or directors or their affiliates. Additionally, we are not prohibited from partnering, submitting joint bids, or entering into any similar transaction with holders of founder shares, our officers or directors and their affiliates, in the pursuit of an initial business combination. The interests of our partners in any such transaction may differ materially from ours. If we seek to complete an initial business combination with such a company or we partner with such related persons in our pursuit of an initial business combination, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm that such an initial business combination is fair to our stockholders from a financial point of view. Furthermore, in no event will these related persons be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination other than (i) repayment of loans made to us prior to the date of this prospectus by our sponsor to cover offering-relating and organization expenses, (ii) repayment of any incremental loans which our sponsor, members of our management team or any of their respective affiliates or other third parties may make to finance transaction costs in connection with an intended initial business combination (provided that if we do not consummate an initial business combination, we may use working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment), (iii) payments to our sponsor or its designee of a total of $30,000 per month for office space, administrative and shared personnel support services, (iv) payment of certain consulting fees to persons engaged by an entity affiliated with certain of our directors and officers, (v) at the closing of our initial business combination, a customary advisory fee to affiliates of our sponsor, in an amount that constitutes a market standard advisory fee for comparable transactions and services provided, and (vi) reimbursement for any out-of-pocket expenses related to identifying, investigation and completing an initial business combination, there will be no finder’s fees, reimbursements or cash payments made to our sponsor, officers or directors or any entities with which they are affiliated.
We cannot assure you that any of the above mentioned conflicts will be resolved in our favor. For a discussion of our policies and procedures relating to related party transactions, see “Certain Relationships and Related Party Transactions — Related Party Policy.”
In the event that we submit our initial business combination to our public stockholders for a vote, our sponsor and each of our initial stockholders has agreed to vote their founder shares, placement shares and any public shares held by them in favor of our initial business combination. Our sponsor and the other initial holders will own, upon completion of this offering and the private placement and assuming they buy no shares in this offering (which they have indicated they do not intend to do), a total of 8,520,000 shares of Class B common stock and placement shares, or 9,753,333 shares of Class B common stock and placement shares if the underwriter exercises its overallotment option in full, representing approximately 27.9% and 27.8%, respectively, of our then-outstanding shares. Accordingly, 6,740,001 public shares constituting 30.6%, assuming that the underwriter’s overallotment option is not exercised, of outstanding public shares must be voted in favor of our initial business combination in order for it to be approved.
Limitation on Liability and Indemnification of Officers and Directors
Our amended and restated bylaws provide that our officers and directors will be indemnified by us to the fullest extent authorized by applicable Delaware law. In addition, our amended and restated

certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability is not permitted under the DGCL.
We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated bylaws. Our amended and restated bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Our Chairman’s Experience and Positions with Other SPAC’s
Ms. Cohen has served as Chairman of the board of directors for other SPAC’s, including, FinTech I, FinTech II, FinTech III, FinTech IV, FinTech V, and FinTech VI. Additionally, Ms. Cohen has served as Chairman of the board of directors for FTAC Olympus, FTAC Athena, FTAC Hera, and Fintech Masala, LLC. We believe that potential sellers of target businesses will view this experience as a positive factor in considering whether or not to enter into a business combination with us and we believe the Ms. Cohen’s connections and experience will provide a strong pipeline of potential acquisitions to our Company.
FinTech I
Ms. Cohen served as Chairman of the board of directors of FinTech I, a former blank check company that raised $100.0 million in its initial public offering in February 2015 at an initial public offering price of $10.00 per share. On July 29, 2016, FinTech I completed its initial business combination when it acquired FTS Holding Corporation, or FTS, a provider of payment processing solutions to merchants throughout the United States.
Under the terms of the acquisition, the stockholders of FTS received $179.1 million in cash and 15,162,470 shares of FinTech I common stock. Outstanding options to purchase FTS common stock were converted into options to purchase 3,463,950 shares of FinTech I common stock. The cash portion of the acquisition consideration was financed through the issuance of $100.0 million of first lien debt, $40.0 million of second lien debt, the issuance of 1.5 million shares of Series A preferred stock and 480,544 shares of common stock for an aggregate purchase price of $37.5 million, and the issuance of 467,647 shares of common stock for a purchase price of $4.7 million. A portion of the cash consideration was used to refinance the approximately $62 million in principal and interest outstanding at the acquisition closing under FTS’s then existing revolving credit facility. Following the acquisition, the combined company had a substantial amount of indebtedness, which consisted of an aggregate of $140.0 million outstanding under the new first and second lien credit facilities.
Following the acquisition, the former FTS stockholders held approximately 54.6% of FinTech I common stock, while pre-acquisition FinTech I stockholders held approximately 43.6%, and the equity investor held approximately 1.7%, of FinTech I common stock. Upon the closing of the acquisition, the pre-acquisition executive officers of FinTech I resigned and were replaced by the executive officers of FTS and, the pre-acquisition directors of FinTech I resigned, except for Ms. Cohen who continued as a director of the combined company, and were succeeded by directors designated pursuant to the terms of the acquisition. No pre-acquisition executive officers or directors of FinTech I received any severance or other payment or benefit in connection with their respective resignations, although they did retain founder shares issued to them for nominal consideration in connection with the formation of FinTech I, representing approximately 5.8% of the combined company. FinTech I changed its name to CardConnect Corp. at closing.
The common stock of CardConnect Corp. was traded on the NASDAQ Global Market under the symbol “CCN” until CardConnect Corp. was acquired by First Data Corporation on July 6, 2017 for $15.00 per share in cash.
FinTech II
Ms. Cohen has served as Chairman of the board of directors of FinTech II, a blank check company that raised $175.0 million in its initial public offering in January 2017 at an initial public offering price of $10.00 per share.
On December 19, 2017, FinTech II entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among FinTech II, FinTech II Merger Sub Inc., a direct wholly-owned subsidiary of FinTech II (“Merger Sub 1”), FinTech II Merger Sub 2 LLC, a direct wholly-owned subsidiary of FinTech II (“Merger Sub 2” and together with Merger Sub 1, the “Merger Subs”), Intermex Holdings II, Inc. (“Intermex”) and SPC Intermex Representative LLC (the “Representative”), which provides for the acquisition of Intermex by FinTech II pursuant to the proposed merger of Merger Sub 1 with and into Intermex with Intermex continuing as the initial surviving entity (the “First Merger”), immediately following which the initial surviving entity will be merged (the “Second Merger,” and together with the First Merger, the “Merger”) with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity and a direct wholly owned subsidiary of FinTech II. The Merger was consummated on July 26, 2018 and the pre-acquisition executive officers and directors of FinTech II resigned. No pre-acquisition executive officers or directors of FinTech II received any severance or other payment or benefit in connection with their respective resignations, although they did retain founder shares issued to them for nominal consideration in connection with the formation of FinTech II.
The aggregate consideration paid in the Merger consisted of (i) 17,477,682 shares of FinTech II common stock and (ii) $102.0 million in cash. In connection with the closing of the Merger, FinTech II redeemed a total of 4,938,232 shares of its common stock at a redemption price of $10.086957 per share, resulting in a total payment to redeeming stockholders of approximately $49,811,733.84.
Immediately following the Merger, the former stockholders of Intermex owned approximately 48.3% of FinTech II’s outstanding common stock, the former stockholders of FinTech II owned approximately 51.7% of FinTech II’s outstanding common stock (20.4% held by FinTech II’s initial stockholders). FinTech II changed its name to International Money Express, Inc. at closing.
The common stock of International Money Express, Inc. is currently traded on the NASDAQ Global Market under the symbol “IMXI.” Since January 1, 2021, the common stock of International Money Express, Inc. has traded as high as $17.57 per share and as low as $13.85 per share.
FinTech III
Ms. Cohen has served as Chairman of the board of directors of FinTech III, a blank check company that raised $345.0 million in its initial public offering in November 2018 at an initial public offering price of $10.00 per share.
On August 3, 2020, FinTech III entered into an Agreement and Plan of Merger (the “Paya Merger Agreement”) by and among GTCR-Ultra Holdings, LLC (“Seller”), GTCR Ultra-Holdings II, LLC (“Holdings”), FinTech Acquisition Corp. III Parent Corp. (“Parent”), FinTech III, FinTech III Merger Sub Corp. (“Merger Sub”), GTCR/Ultra Blocker, Inc. (“Blocker”), and GTCR Fund XI/C LP (“Blocker Seller”), which provided for, among other things, (a) Merger Sub to be merged with and into FinTech III with FinTech III being the surviving corporation in the merger and a wholly owned subsidiary of Parent (the “Paya Merger”) and (b) through a series of transactions, Seller and Blocker Seller to contribute to Parent all of the equity interests in Holdings and Blocker in exchange for cash and shares of common stock of Parent (the “Contribution and Exchange” and together with the Paya Merger and the other transactions contemplated by the Merger Agreement, the “Transactions”). The Transactions were consummated on October 16, 2020 and the pre-acquisition executive officers and directors of FinTech III resigned. No pre-acquisition executive officers or directors of FinTech III received any severance or other payment or benefit in connection with their respective resignations, although they did retain founder shares issued to them for nominal consideration in connection with the formation of FinTech III.
The aggregate consideration paid in the Transactions consisted of (i) $499.7 million in cash and 54.5 million shares of Parent’s common stock, and (ii) up to an additional 14,000,000 shares of Parent’s common stock (the “Earnout Shares”), in the event that the closing sale price of Parent’s common stock exceeds certain price thresholds for 20 out of any 30 consecutive trading days during the first five years following the closing of the Transactions. The cash consideration was funded from the cash held in FinTech III’s trust account (after permitted redemptions) and the proceeds of a private placement of FinTech Class A common stock, which closed immediately prior to the Transactions.
In connection with the closing of the Transactions, FinTech III redeemed a total of 5,696,643 shares of its Class A common stock at a redemption price of $10.22735046 per share, resulting in a total payment to redeeming stockholders of $58,261,564.43.
Immediately following the Transactions, the former stockholders of Holdings owned approximately 47.3% of Parent’s outstanding common stock and the former stockholders of FinTech III (including the PIPE investors) owned approximately 52.7% of Parent’s outstanding common stock (8.4% held by FinTech III’s initial stockholders). Parent changed its name to Paya Holdings Inc. at closing.
The shares of common stock and warrants of Paya Holdings Inc. are currently traded on the NASDAQ Global Market under the symbols “PAYA” and “PAYAW,” respectively. Since October 19, 2020, the common stock of Paya Holdings Inc. has traded as high as $15.00 per share and as low as $10.38 per share.
FinTech IV
Ms. Cohen has served as Chairman of the board of directors of FinTech IV, a blank check company that raised $230 million in its initial public offering in September 2020 at an initial public offering price of $10.00 per share.
On December 29, 2020, FinTech IV entered into a Business Combination Agreement (the “Business Combination Agreement”), by and among FinTech IV, FinTech Investor Holdings IV, LLC, a Delaware limited liability company, Fintech Masala Advisors, LLC, a Delaware limited liability company, PWP Holdings LP, a Delaware limited partnership (“PWP”), PWP GP LLC, a Delaware limited liability company and the general partner of PWP (“PWP GP”), PWP Professional Partners LP, a Delaware limited partnership and a limited partner of PWP (“Professionals”), and Perella Weinberg Partners LLC, a Delaware limited liability company and the general partner of Professionals (“Professionals GP”) pursuant to which, among other things, FinTech IV will acquire interests in PWP, which will become jointly-owned by FinTech IV, Professionals, and certain existing partners of PWP and following the Closing will serve as FinTech IV’s operating partnership as part of an umbrella limited partnership C-corporation (Up-C) structure.
Pursuant to the Business Combination Agreement, subject to certain conditions set forth therein, in connection with the closing of the transactions contemplated by the Business Combination Agreement:
(i)   FinTech IV will acquire newly-issued common units of PWP in exchange for cash in an amount equal to the outstanding excess cash balances of FinTech IV (including the proceeds from the PIPE equity financing that will close contemporaneously with the FinTech IV Business Combination) as of Closing net of redemptions elected by FinTech IV’s public stockholders pursuant to their redemption rights, with the number of such interests to be issued to be calculated based on the formula set forth in the Business Combination Agreement;
(ii)   Professionals will contribute the equity interests of PWP GP, the general partner of PWP, to FinTech IV;

(iii)   FinTech IV will issue (A) to Professionals, new shares of Class B-1 common stock, which will have 10 votes per share (for so long as Professionals or its limited partners as of the Closing maintain ownership of at least 10% of the issued and outstanding Class A common units of PWP, otherwise such Class B-1 common stock shall have one vote per share) and (B) to investor limited partners of PWP, new shares of Class B-2 common stock, which will have one vote per share, with the number of shares of such common stock to be issued to equal the number of common units of PWP that will be held by Professionals and such investor limited partners, respectively, following the Closing; and
(iv)   FinTech IV will repay certain indebtedness of PWP, pay certain expenses, retain up to $10 million of cash on its balance sheet, and subject to the availability of transaction proceeds, FinTech IV will first redeem certain limited partnership interests held by certain electing third party investor limited partners of PWP and second redeem certain electing non-working limited partners of Professionals (collectively with the other transactions contemplated by the Business Combination Agreement, the “FinTech IV Business Combination”).
The FinTech IV Business Combination was consummated on June 24, 2021 and the pre-acquisition executive officers and directors of FinTech IV resigned. No pre-acquisition executive officers or directors of FinTech IV received any severance or other payment or benefit in connection with their respective resignations, although they did retain founder shares issued to them for nominal consideration in connection with the formation of FinTech IV.
FinTech V
Ms. Cohen has served as Chairman of the board of directors of FinTech V, a blank check company that raised $250 million in its initial public offering in December 2020 at an initial public offering price of $10.00 per share.
On March 16, 2021, FinTech V entered into an Agreement and Plan of Merger (the “FTV Merger Agreement”) among eToro Group Ltd., a company organized under the laws of the British Virgin Islands (“eToro”), Buttonwood Merger Sub Corp., a Delaware corporation and a direct, wholly-owned subsidiary of eToro (“Merger Sub”), and FinTech V, which provides for, among other things, the merger of Merger Sub with and into FinTech V (the “FTV Merger”), with FinTech V surviving as a wholly-owned subsidiary of eToro (the “Business Combination”). At the closing of the Business Combination and the effective time of the FTV Merger (the “FTV Effective Time”), the stockholders of FinTech V will receive certain of the common shares, no par value, of eToro (“eToro Common Shares”), and eToro will list as a publicly traded company on Nasdaq and will continue to conduct the social trading platform business conducted by eToro prior to the Business Combination.
The Business Combination contemplates an implied enterprise valuation of eToro of approximately $9.6 billion at the time of the signing of the FTV Merger Agreement. Except with respect to the Price Adjustment Rights (as defined below), no purchase price adjustments will be made in connection with the closing of the transactions contemplated by the FTV Merger Agreement. Assuming no public shares are redeemed in connection with the Business Combination, immediately following the FTV Effective Time, FinTech V’s public stockholders will own approximately 2.4% of the eToro Common Shares; the FinTech V sponsor will own approximately 0.8% of the eToro Common Shares; the stockholders of eToro as of immediately prior to the Business Combination (the “Legacy eToro Stockholders”) will own approximately 91% of the eToro Common Shares; and the PIPE investors will own approximately 6.2% of the eToro Common Shares. The pro forma ownership percentages described in the foregoing sentence exclude FinTech V’s public warrants and the eToro Common Shares underlying the Price Adjustment Rights. All of the eToro Common Shares to be issued to the FinTech V sponsor in the Business Combination will be subject to contractual restrictions on transfer and only released upon the occurrence of certain time-based, stock-price performance or other events.
Immediately prior to the FTV Effective Time, subject to the receipt of applicable approvals of eToro stockholders, (i) each outstanding preferred share of eToro (“eToro Preferred Shares”) will be converted into eToro Common Shares in accordance with, and based on the applicable conversion ratio set forth in, the memorandum and articles of association of eToro (the “Conversion”), (ii) immediately following the

Conversion, all outstanding eToro Common Shares, and all eToro Common Shares underlying vested options to acquire eToro Common Shares (“Vested Options”), will be reclassified into (together, the “Reclassification”) (x) eToro Common Shares and (y) certain rights to receive, without any further action required by the holders of such rights, in the aggregate, up to an additional 40,000,000 eToro Common Shares, 50% of which will automatically vest and be exercised if, at any time on or prior to the last day of the 30th month following the Closing Date (as defined below), the stock price of the eToro Common Shares is greater than or equal to $15.00 over any 20 trading days within any 30 trading day period, and 50% which will automatically vest and be exercised if, at any time on or prior to the last day of the 60th month following the Closing Date, the stock price of the eToro Common Shares is greater than or equal to $17.50 over any 20 trading days within any 30 trading day period, subject in either case to the earlier automatic vesting and exercise immediately prior to the occurrence of a liquidation, merger, capital stock exchange, or other similar transaction that results in all of eToro’s stockholders having the right to exchange their eToro Common Shares for cash, securities or other property (the “Price Adjustment Rights”), and (iii) immediately following the Reclassification, eToro will effect a stock split of each then-outstanding eToro Common Share and each eToro Common Share underlying any outstanding options to acquire eToro Common Shares, whether vested or unvested (“eToro Options”), into such number of eToro Common Shares determined by multiplying such eToro Common Shares by a “Split Factor” that is equal to the result of (A) $9,301,000,000 divided by (B) the total number of issued and outstanding eToro Common Shares, plus the total number of eToro Common Shares underlying any outstanding eToro options to acquire eToro Common Shares, with the result of such calculation divided by (C) $10.00, all as further described in and as calculated in accordance with the FTV Merger Agreement (the “Stock Split” and, together with the Conversion and the Reclassification, the “Capital Restructuring”). As part of the Business Combination and on the terms and subject to the conditions set forth in the FTV Merger Agreement, eToro may in its discretion elect to commence a self-tender offer (“Self-Tender Offer”) to purchase up to $300,000,000 in eToro Common Shares from the Legacy eToro Stockholders, such purchase in such Self-Tender Offer to be consummated, if elected, immediately prior to the closing of the Business Combination.
At the FTV Effective Time, (i) each share of FinTech V Class A common stock issued and outstanding immediately prior to the Effective Time (after giving effect to any redemptions by FinTech V’s public stockholders), by virtue of the FTV Merger and upon the terms and subject to the conditions set forth in the FTV Merger Agreement, will be converted into and will for all purposes represent only the right to receive one eToro Common Share (the “Per Share Merger Consideration”), (ii) after giving effect to the Sponsor Forfeiture (as defined below), each share of FinTech V Class B common stock issued and outstanding immediately prior to the FTV Effective Time, by virtue of the FTV Merger and upon the terms and subject to the conditions set forth in the FTV Merger Agreement, will be converted into and will for all purposes represent only the right to receive the Per Share Merger
Consideration (the aggregate number of eToro Common Shares into which shares of FinTech V Class A common stock and FinTech V Class B common stock are converted into pursuant to the FTV Merger Agreement, the “FTV Merger Consideration”) and (iii) all of the shares of FinTech V Class A common stock and FinTech V Class B common stock converted into the right to receive the FTV Merger Consideration will no longer be outstanding and will cease to exist, and each holder of any shares of FinTech V Class A common stock or FinTech V Class B common stock will thereafter cease to have any rights with respect to such securities, except the right to receive the applicable portion of the FTV Merger Consideration. The FTV Merger Consideration does not include any, or any rights to receive any consideration in respect of, the Price Adjustment Rights.
After giving effect to the Sponsor Forfeiture, FinTech V’s outstanding warrants to purchase one share of FinTech V Class A common stock shall be converted into the right to receive an equal number of warrants to purchase one eToro Common Share (“eToro Warrants”).
Consummation of the transactions contemplated by the FTV Merger Agreement is subject to customary mutual conditions of the respective parties. The FTV Merger Agreement may be terminated at any time prior to the consummation of the Business Combination by mutual written consent of FinTech V and eToro and in certain other limited circumstances, including if the closing of the transactions contemplated in the FTV Merger Agreement has not occurred by March 30, 2022. The FTV Merger

Agreement has been approved by FinTech V’s board of directors, and the board has recommended that FinTech V’s stockholders adopt the FTV Merger Agreement and approve the Business Combination.
FinTech VI
Ms. Cohen has served as Chairman of the board of directors of FinTech VI, a blank check company that raised $250 million in its initial public offering in June 2021 at an initial public offering price of $10.00 per share.
FTAC Olympus
Ms. Cohen has served as Chairman of the board of directors of FTAC Olympus, a blank check company, that raised approximately $754.7 million in its initial public offering in August 2020 at an initial public offering price of $10.00 per share.
On February 3, 2021, FTAC Olympus entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”) by and among FTAC Olympus, New Starship Parent Inc., a Delaware corporation (“New Starship”), Starship Merger Sub I Inc., a Delaware corporation and a direct, wholly-owned subsidiary of New Starship (“First Merger Sub”), Starship Merger Sub II Inc., a Delaware corporation and a direct, wholly-owned subsidiary of New Starship (“Second Merger Sub” and, together with First Merger Sub, the “Merger Subs”) and Payoneer Inc., a Delaware corporation (“Payoneer”).
Pursuant to the Reorganization Agreement, (i) First Merger Sub will merge with and into FTAC Olympus (the “FTOC Merger”), with FTAC Olympus surviving as a direct wholly owned subsidiary of New Starship and (ii) immediately thereafter, Second Merger Sub will merge with and into Payoneer (the “Payoneer Merger” and, together with the FTOC Merger, the “Mergers”) with Payoneer surviving as a direct wholly owned subsidiary of New Starship (the transactions contemplated by the Reorganization Agreement, the “Reorganization”).
The cash component of the purchase price to be paid to the equity holders of Payoneer is expected to be funded by FTAC Olympus’ cash in trust (minus any redemptions by FTAC Olympus’ existing public stockholders), as well as by a $300 million private placement. The balance of the consideration payable to the existing Payoneer equity holders will consist of shares of common stock of New Starship. Existing Payoneer equity holders have the potential to receive an earnout of up to 30 million additional shares of common stock of New Starship if certain stock price targets are met as set forth in the Reorganization Agreement.
The Reorganization was consummated on June 25, 2021 and the pre-acquisition executive officers and directors of FTAC Olympus resigned. No pre-acquisition executive officers or directors of FTAC Olympus received any severance or other payment or benefit in connection with their respective resignations, although they did retain founder shares issued to them for nominal consideration in connection with the formation of FTAC Olympus.
FTAC Athena
Ms. Cohen has served as Chairman of the board of directors of FTAC Athena, a blank check company that raised approximately $250 million in its initial public offering in August 2020 at an initial public offering price of $10.00 per share.
On August 3, 2021, FTAC Athena entered into a Business Combination Agreement (the “Business Combination Agreement”) by and between the Company and Pico Quantitative Trading Holdings LLC (“Pico”), pursuant to which, among other things, FTAC Athena will acquire certain interests in Pico, which will become jointly owned by FTAC Athena and the existing members of Pico and following the Closing (as defined below) will serve as FTAC Athena’s operating partnership as part of an Up-C structure (the transactions contemplated by the Business Combination Agreement, the “Transactions”), as described in further detail below.
Pursuant to the Business Combination Agreement, FTAC Athena will acquire 100% of the newly-created voting Class A common units of Pico in exchange for FTAC Athena’s cash in trust as of Closing plus up to $200 million from a private placement (net of redemptions by FTAC Athena’s existing stockholders). The Business Combination Agreement includes an outside closing date of February 28, 2022.
FTAC Hera
Ms. Cohen has served as Chairman of the board of directors of FTAC Hera, a blank check company that raised approximately $851 million in its initial public offering in March 2021 at an initial public offering price of $10.00 per share.
Our Vice Chairman and President and CEO
Mark Tercek is Vice Chairman of our Board and Bracebridge H. Young, Jr. is our President and CEO, and between the two of them they have substantial experience as investors and operators in the ESG sector, as well broad array of experience in mergers and acquistions and capital markets. We believe that potential sellers of target businesses will view this experience as a positive factor in considering whether or not to enter into a business combination with us and we believe the Mr. Tercek’s and Mr. Young’s connections in the ESG sector will provide a strong pipeline of potential acquisitions to our Company.
Sponsor Partnership with Fintech Masala
Emerald ESG Sponsor, LLC is a partnership between Fintech Masala, LLC (“Fintech Masala”) and our Vice Chairman of the Board, Mark Tercek and Bracebridge Young Jr., our President and CEO. Additionally, our Chairman of the Board, Betsy Z. Cohen, is also the Chairman of the board of directors of Fintech Masala. Emerald ESG Sponsor, LLC unites the knowledge and experience of Fintech Masala as a technology investor and SPAC sponsor with the entrepreneurial and ESG experience of our Vice Chairman and President and CEO.
Fintech Masala
FinTech Masala specializes in providing growth capital to technology and financial services technology companies via special purpose acquisition vehicles and venture investments. The FinTech Masala team is comprised of principals and advisers with extensive experience in operating public and private companies in the technology and financial services sectors, mergers and acquisitions and venture investors. As of July 2021, the Managing Members of FinTech Masala have been affiliated with the sponsor for FinTech I, FinTech II, FinTech III, FinTech IV, FinTech V, FTAC Olympus, FTAC Athena, FTAC Hera, FTAC Parnassus Acquisition Corp., FTAC Zeus Acquisition Corp., and FinTech VI (together the “FinTech Masala SPACs”).
Of the FinTech Masala SPACs, five have consummated initial business combinations (FinTech Acquisition Corp., FinTech Acquisition Corp. II, FinTech Acquisition Corp. III, FinTech Acquisition Corp. IV and FTAC Olympus Acquisition Corp.) and two others have announced an agreement for initial business combinations that have yet to close (FinTech Acquisition Corp. V and FTAC Athena Acquisition Corp.).
Several members of Fintech Masala’s management team, including our Chairman, have served or are serving as executive officers and/or directors for the Fintech Masala SPACs. We believe that potential sellers of target businesses will view the fact that members of our board of directors and management team have successfully closed multiple business combinations with vehicles similar to our company as a positive factor in considering whether or not to enter into a business combination with us. However, past performance is not a guarantee of success with respect to any business combination we may consummate.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, by:
•
each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•
each of our officers and directors that beneficially owns shares of our common stock; and

•
all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.
	Prior to the Offering(1)		Following the Offering(2)(3)
Name and Address of Beneficial Owner(4)	Number of shares of common stock	Percentage of outstanding common stock	Number of shares of common stock	Percentage of outstanding common stock
Betsy Cohen(5)	8,763,333	100%	8,520,000	27.9%
Tensie Whelan	—	—	—	—
Therese Rein	—	—	—	—
Andrew Hohns	—	—	—	—
Lisa Shalett	—	—	—	—
Mark Tercek	—	—	—	—
Bracebridge H. Young, Jr.	—	—	—	—
Doug Listman	—	—	—	—
All directors and officers as a group (8 persons)	8,763,333	100%	8,520,000	27.9%
Greater than 5% Beneficial Owners
Emerald ESG Sponsor, LLC(6)	8,763,333	100%	8,520,000	27.9%

*
Less than 1 percent.

(1)
Includes an aggregate of 1,133,333 founder shares subject to forfeiture to the extent that the overallotment option is not exercised by the underwriter.

(2)
Assumes (i) the underwriter’s overallotment option has not been exercised and, as a result, an aggregate of 1,133,333 founder shares have been forfeited, and (ii) that 890,000 placement units have been purchased by the sponsor.

(3)
Total shares outstanding after the offering includes 7,630,000 founder shares and the sale of 890,000 placement units subject to subscription agreements in a private placement to be completed simultaneously with this offering.

(4)
Unless otherwise noted, the business address of each of the persons and entities listed above is 2929 Arch Street, Suite 1703, Philadelphia, PA 19104-2870.

(5)
Shares are held directly by Emerald ESG Sponsor, LLC, a Delaware limited liability company which is managed by Betsy Cohen. Ms. Cohen disclaims beneficial ownership of these securities, except to the extent of her pecuniary interest therein. See “Certain Relationships and Related Party Transactions” for additional information.

(6)
Shares are held by Emerald ESG Sponsor, LLC, a limited liability company which is managed by Betsy Cohen. Following completion of this offering, Emerald ESG Sponsor, LLC expects to distribute 4,353,333 founder shares (726,194 of which are subject to forfeiture to the extent that the overallotment option is not exercised by the underwriter) to Emerald ESG Advisors, LLC, a limited liability company which is managed by Ms. Cohen. Emerald ESG Sponsor, LLC expects to purchase 890,000 placement units in the private placement.

After giving effect to the issuance of founder shares and private placement of 890,000 placement units (or 990,000 if the underwriter’s overallotment option is exercised in full) to our sponsor, our initial stockholders will own approximately 27.9% of the outstanding common stock following the offering or 27.8% if the underwriter’s overallotment option is exercised in full (assuming that holders of founder shares and purchasers of the placement units do not purchase any public shares in this offering or the public market). Because of this ownership block, our initial stockholders and the holders of placement shares will have significant influence over the outcome of all matters requiring approval by our stockholders, including the election of directors, amendments to our amended and restated certificate of incorporation and approval of significant corporate transactions other than approval of our initial business combination.
To the extent the underwriter does not exercise the overallotment option, up to an aggregate of 1,133,333 founder shares will be forfeited. Our initial holders will be required to forfeit only a number of founder shares necessary so that the collective number of founder shares represents 25% of the aggregate of our founder shares, placement shares and our public shares, in each case after giving effect to the offering and the exercise, if any, of the underwriter’s overallotment option.
Our sponsor has committed to purchase an aggregate of 890,000 placement units (or 990,000 if the underwriter’s overallotment option is exercised in full) at the price of $10.00 per unit, for an aggregate purchase price of $8,900,000 (or $9,900,000 if the underwriter’s overallotment option is exercised in full), in a private placement that will occur simultaneously with the completion of this offering. Each placement unit contains one share of Class A common stock and one-half of one warrant. Each whole warrant contained in a placement unit entitles the holder to purchase one whole share of our Class A common stock at $11.50 per share. There will be no redemption rights or liquidating distributions with respect to our founder shares, placement units or warrants, which will expire worthless if we do not complete our initial business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of. The placement units and their underlying securities are subject to the transfer restrictions described below under “— Restrictions on Transfers of Founder Shares and Placement Units”).The placement warrants will not be redeemable by us so long as they are held by our sponsor or its permitted transferees. If the placement warrants are held by holders other than our sponsor or its permitted transferees, the placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. The placement warrants may also be exercised by our sponsor or its permitted transferees on a cashless basis. Otherwise, the placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.
Our sponsor and executive officers are deemed to be our “promoters” as such term is defined under the federal securities laws.
Restrictions on Transfers of Founder Shares and Placement Units
The founder shares, placement units, placement shares, placement warrants and any shares of Class A common stock issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the agreements to be entered into by our sponsor and our officers and directors. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the founder shares, (a) with respect to 25% of such shares, until consummation of our initial business combination, (b) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of our initial business combination or the first date at which the closing price of our Class A common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (c) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of our initial business combination or the first date at which the closing price of our Class A common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, and (d) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of our initial business combination or the first date at which the closing price of our Class A common stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination. Notwithstanding the foregoing, the transfer restrictions set forth in the immediately preceding sentence shall terminate upon the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the placement units, placement shares, placement warrants and any shares of Class A common stock issued upon exercise thereof, until 30 days after the completion of our initial business combination, except in each case (a) to our officers, our directors, or the initial stockholders, (b) to an affiliate or immediate family member of any of our officers, directors, or initial stockholders, (c) to any member, officer or director of our sponsor, or any immediate family member, partner, affiliate or employee of a member of our sponsor, (d) by gift to any permitted transferee under any of the immediately preceding subsections (a) through (c), a trust, the beneficiaries of which are one or more permitted transferees under any of the immediately preceding subsections (a) through (c), or a charitable organization, (e) by virtue of laws of descent and distribution upon death of any of our officers, our directors, the initial stockholders, or members of our sponsor, (f) pursuant to a qualified domestic relations order, (g) in the event of our liquidation prior to consummation of our initial business combination, (h) by virtue of the laws of Delaware, our sponsor’s limited liability company agreement upon dissolution of any sponsor, (i) subsequent to our initial business combination, upon and in connection with a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, (j) subsequent to our initial business combination, in the event of a consolidation merger, stock exchange or similar transaction in which the company is the surviving entity that results in a change in the majority of our board of directors or management team, and (k) through private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of our initial business combination at prices no greater than the price at which the placement shares or warrants were originally purchased; provided, however, that in the case of clauses (a) through (f), (h), and (k) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. Notwithstanding the foregoing, the letter agreement provides that, in connection with an initial business combination, the initial holders may transfer, assign or sell their founder shares with our consent to any person or entity that agrees in writing to be bound by the transfer restrictions set forth in the prior sentence, and any such transferee shall be a permitted transferee under the letter agreement.
Registration Rights
The holders of the founder shares, placement units (including securities contained therein) and warrants that may be issued upon conversion of loans made by our sponsor or one of its affiliates will have registration rights to require us to register a sale of any of our securities held by them (in the case of the founder shares, only after conversion to our Class A common stock) pursuant to a registration rights agreement signed on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include such securities in other registration statements filed by us and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs: (i) in the case of the founder shares, (a) with respect to 25% of such shares, upon consummation of our initial business combination, (b) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of our initial business combination or the first date at which the closing price of our Class A common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (c) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of our initial business combination or the first date at which the closing price of our Class A common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, and (d) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of our initial business combination or the first date at which the closing price of our Class A common stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination. Notwithstanding the foregoing, the transfer restrictions set forth in the immediately preceding sentence shall terminate upon the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property; and (ii) in the case of the placement warrants and the respective Class A common stock underlying such warrants, 30 days after the completion of our initial business combination.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
On June 2, 2021, Emerald ESG Sponsor, LLC purchased 7,992,750 founder shares for an aggregate purchase price of $25,000, and on October 14, 2021, we effected a 1.1014-for-1.0 stock split of our common stock, so that our sponsor owned an aggregate of 8,803,333 founder shares. On November 12, 2021, we effected a 0.9955-for-1.0 stock split of our common stock, so that our sponsor owns an aggregate of 8,763,333 founder shares. If the underwriter determines the size of the offering should be increased, a stock dividend would be effectuated so that founder shares represent 25% of the aggregate of our founder shares, the placement shares and our issued and outstanding public shares after this offering.
If the underwriter do not exercise all or a portion of its overallotment option, holders of founder shares have agreed, pursuant to a written agreement with us that they will forfeit up to an aggregate of 1,133,333 founder shares in proportion to the portion of the underwriter’s overallotment option that was not exercised.
Our sponsor has committed to purchase an aggregate of 890,000 placement units (or 990,000 if the underwriter’s overallotment option is exercised in full) at the price of $10.00 per unit, for an aggregate purchase price of $8,900,000 (or $9,900,000 if the underwriter’s overallotment option is exercised in full), in a private placement that will occur simultaneously with the completion of this offering. The placement warrants will be identical to the warrants sold in this offering, except that if held by our sponsor or its permitted transferees, they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions (as described in more detail under “Principal Stockholders — Restrictions on Transfers of Founder Shares and Placement Units”), be transferred, assigned or sold by the holders until 30 days after the consummation of our initial business combination. There will be no redemption rights or liquidating distributions with respect to our founder shares, placement shares or warrants, which will expire worthless if we do not complete an initial business combination.
The placement units will be sold in a private placement pursuant to Section 4(a)(2) or Regulation D of the Securities Act and will be exempt from registration requirements under the federal securities laws. As such, the holders of the placement warrants included in the placement units will be able to exercise such placement warrants even if, at the time of exercise, an effective registration statement and a current prospectus relating to the common stock issuable upon exercise of such warrants is not available. Other than (i) repayment of loans made to us prior to the date of this prospectus by our sponsor to cover offering-related and organization expenses, (ii) repayment of any loans which our sponsor or one of its affiliates may make to finance transaction costs in connection with an intended initial business combination, (iii) payments to our sponsor or its designee of a total of $30,000 per month for office space, administrative and shared personnel support services, (iv) payment of certain consulting fees to persons engaged by an entity affiliated with certain of our directors and officers, (v) at the closing of our initial business combination, a customary advisory fee to affiliates of our sponsor, in an amount that constitutes a market standard advisory fee for comparable transactions and services provided, and (vi) to reimburse our sponsor for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our initial stockholders, officers, directors or any of their respective affiliates, prior to or with respect to our initial business combination (regardless of the type of transaction that it is). Prior to the appointment of our audit committee, our independent directors must approve all payments in excess of $5,000 to any initial holder, our directors and officers or entities with which they are affiliated. Following the appointment of an audit committee, the audit committee will approve such payments.
As of September 30, 2021, we have $68,133 in borrowings outstanding under a promissory note by our sponsor to be used for a portion of the expenses of this offering.
Commencing on the date our securities are first listed on Nasdaq, we will pay an amount equal to $30,000 per month to our sponsor or its designee for office space, administrative and shared personnel support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. Accordingly, in the event the consummation of our initial business combination takes the maximum 18 months (assuming our sponsor does not exercise its option to extend as described herein), our sponsor will be paid a total of $540,000 ($30,000 per month) and will be entitled to be reimbursed for any out-of-pocket expenses.
As more fully discussed in the section of this prospectus entitled “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.
CCM, a division of J.V.B. Financial Group, LLC, itself a broker dealer subsidiary of Cohen & Company Inc. (of which our Chairman’s son is also Chairman of the Board and a controlling shareholder), is acting as our independent financial advisor in connection with this offering, for which it will receive customary fees. Affiliates of CCM have and manage investment vehicles with a passive investment in our sponsor, any of which may purchase units in this offering. CCM is engaged to represent our interests only, is independent of the underwriter and is not a party to any securities purchase agreement with us, the underwriter or investors in relation to this offering; it is acting as an independent financial adviser as defined in FINRA Rule 5110(j)(9). CCM is not participating (within the meaning of FINRA Rule 5110(j)(16)) in this offering, as such it is not involved in the preparation of the offering document, acting as an underwriter and will not sell or offer to sell any securities in this offering, nor will it identify or solicit potential investors in this offering.
Other than the foregoing, no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our sponsor, officers and directors, or any affiliate of our sponsor or officers, prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.
Emerald ESG Sponsor, LLC has agreed that, if the trust account is liquidated without the consummation of a business combination, it will indemnify us to the extent any claims by a third party for services rendered or products sold to us, or any claims by a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below $10.10 per public share, except for any claims by any third party who executed a waiver of any and all rights to seek access to the trust account, regardless of whether such waiver is enforceable, and except for claims arising from our obligation to indemnify the underwriter of this offering pursuant to the underwriting agreement for this offering. We have not independently verified whether Emerald ESG Sponsor, LLC has sufficient funds to satisfy its indemnity obligations, we have not asked it to reserve for such obligations and we believe that its only assets are securities of our company. Therefore, we cannot assure you that Emerald ESG Sponsor, LLC will be able to satisfy those obligations. We believe the likelihood of Emerald ESG Sponsor, LLC having to indemnify the trust account is limited because we will endeavor to have all third parties that provide products or services to us and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.
In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $2,000,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender at the time of the business combination. The units would be identical to the placement units sold in the private placement.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.
All ongoing and future transactions between us and any member of our management team or his or her respective affiliates will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.
Upon or prior to completion of this offering, we have entered into a registration rights agreement with respect to the founder shares, placement shares, placement warrants and units which may be issued upon any conversion of up to $2,000,000 of loans from our sponsor or one of its affiliates described above, which is described under the heading “Principal Stockholders — Registration Rights.”
Related Party Policy
We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.
We have adopted a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the code of ethics that we plan to adopt prior to the consummation of this offering will be filed as an exhibit to the registration statement of which this prospectus is a part.
In addition, our audit committee, pursuant to a written charter that we have adopted, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter that we plan to adopt prior to the consummation of this offering will be filed as an exhibit to the registration statement of which this prospectus is a part. We also require each of our directors and officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates.

DESCRIPTION OF SECURITIES
Pursuant to our amended and restated certificate of incorporation, our authorized capital stock will consist of 42,000,000 shares of Class A common stock, par value $0.0001 per share, 10,000,000 shares of Class B common stock, par value $0.0001 per share, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The number of authorized shares of any class of common stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the shares of common stock of the corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto). The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.
Units
Public Units
Each unit consists of one share of Class A common stock and one-half of one warrant. Each whole warrant entitles the holder to purchase one whole share of Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise his, her or its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least four units, you will not be able to receive or trade a whole warrant.
We anticipate that the Class A common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Goldman Sachs informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock and warrants.
In no event will the Class A common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we received from the exercise of the overallotment option if such option is exercised prior to the filing of the Current Report on Form 8-K. If the underwriter’s overallotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriter’s overallotment option.
Placement Units
The placement units (including the placement warrants or placement shares included therein) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Stockholders —  Restrictions on Transfers of Founder Shares and Placement Units,” to our officers and directors and other persons or entities affiliated with our sponsor) and will have certain registration rights. Otherwise, the placement units are identical to the units sold in this offering except that the placement warrants included therein, so long as they are held by our sponsor or its permitted transferees, (i) will not be redeemable by us, (ii) may not (including the Class A common stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by our sponsor until 30 days after the completion of our initial business combination, (iii) may be exercised by the holders on a cashless basis, and (iv) will be entitled to registration rights.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $2,000,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender at the time of the business combination. The units would be identical to the placement units sold in the private placement.
Common Stock
As of the date of this prospectus, there were 8,763,333 founder shares outstanding. This includes an aggregate of 1,133,333 founder shares which will be forfeited to the extent that the underwriter’s overallotment option is not exercised in full. Our sponsor has committed to purchase an aggregate of 890,000 placement shares (or 990,000 if the underwriter’s overallotment option is exercised in full) contained in the placement units in a private placement that will occur simultaneously with the completion of this offering. Our sponsor will hold (including 890,000 placement shares (or 990,000 if the underwriter’s overallotment option is exercised in full)) an aggregate of approximately 27.9% of the issued and outstanding common stock (or 27.9% if the underwriter’s overallotment option is exercised in full) following the offering and the expiration of the underwriter’s overallotment option. Upon completion of this offering, 30,520,000 shares of our common stock will be outstanding (assuming no exercise of the underwriter’s overallotment option).
Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of our Class B common stock will have the right to elect all of our directors prior to the consummation of our initial business combination. On any other matter submitted to a vote of our stockholders, holders of our Class B common stock and holders of our Class A common stock will vote together as a single class, except as required by applicable law or stock exchange rule. These provisions of our amended and restated certificate of incorporation may only be amended if approved by a majority of at least 90% of our common stock voting at a stockholder meeting. Unless specified in our amended and restated certificate of incorporation or bylaws, or as required by applicable law or stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders (other than the election of directors). Directors will be divided into two classes, each of which will generally serve for a term of two years with only one class elected in each year. There is no cumulative voting with respect to the election of directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.
Because our amended and restated certificate of incorporation authorizes the issuance of up to 42,000,000 shares of Class A common stock, if we were to enter into an initial business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of Class A common stock which we are authorized to issue at the same time as our stockholders vote on the initial business combination to the extent we seek stockholder approval in connection with our initial business combination.
In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws, unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders until after we consummate our initial business combination, and thus may not be in compliance with Section 211(b) of the DGCL. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.
We will provide all public stockholders with the opportunity to redeem all or a portion of their public shares upon the consummation of our initial business combination, either in connection with a stockholder meeting called to approve the business combination or by means of a tender offer, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including any amounts representing deferred underwriting commissions and interest earned on the trust account, less any interest released to us for the payment of taxes, divided by the number of then outstanding public shares, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. The amount in the trust account is initially anticipated to be $10.10 per public share.
The initial holders, our officers and directors have agreed to waive their redemption rights with respect to their founder shares and placement shares, as applicable, (i) in connection with the consummation of a business combination, (ii) in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of, (excluding any exercise of the underwriter’s overallotment option) and (iii) if we fail to consummate a business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of, or if we liquidate prior to the expiration of the 18 month period, which is extendable at our sponsor’s option to up to 21 months as described herein. The initial holders and our officers and directors have also agreed to waive their redemption rights with respect to public shares in connection with the consummation of a business combination and in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the 18 month period, which is extendable at our sponsor’s option to up to 21 months as described herein. However, the initial holders and our officers and directors will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination within the 18 month period, which is extendable at our sponsor’s option to up to 21 months as described herein. To the extent our initial stockholders, our officers and our directors transfer any of these securities to certain permitted transferees, such permitted transferees will agree, as a condition to such transfer, to waive these same redemption rights. If we submit our initial business combination to our public stockholders for a vote, our sponsor, the other initial holders, our officers and our directors, have agreed to vote their respective founder shares, placement shares and any public shares held by them in favor of our initial business combination.
The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirement. We currently intend to conduct redemptions pursuant to a stockholder vote unless stockholder approval is not required by applicable law or stock exchange listing requirement and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons.
If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to consummating our initial business combination. Our amended and restated certificate of incorporation requires these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, stockholder approval of the transaction is required by law or Nasdaq, or we decide to obtain stockholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting.

Our initial stockholders, officers and directors will count towards this quorum and have agreed to vote any founder shares, placement shares and any public shares held by them in favor of our initial business combination. We expect that at the time of any stockholder vote relating to our initial business combination, our initial stockholders and their permitted transferees will own at least 27.9% of our outstanding shares of common stock entitled to vote thereon. As a result, in addition to our initial stockholders’ founder shares and placement shares, we would need 6,740,001, or 30.6%, of the 22,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming all issued and outstanding shares are voted and the option to purchase additional units is not exercised) in order to have such initial business combination approved. These quorum and voting thresholds and agreements may make it more likely that we will consummate our initial business combination.
Assuming our initial business combination is approved, to the extent provided in this prospectus, each public stockholder may elect to redeem his, her or its public shares irrespective of whether he, she or it votes for or against the proposed transaction, for cash equal to a pro rata share of the aggregate amount then on deposit in the trust account, including interest but less interest released to us to pay taxes or dissolution costs.
Pursuant to our amended and restated certificate of incorporation, if we are unable to consummate a business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us to pay our franchise and income taxes and up to $100,000 to pay dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The initial holders, our officers and directors and holders of placement units have agreed to waive their redemption rights with respect to any founder shares and placement shares they hold (i) in connection with the consummation of a business combination, (ii) in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of, and (iii) if we fail to consummate a business combination within the 18 month period or if we liquidate prior to the expiration of the 18 month period, which is extendable at our sponsor’s option to up to 21 months as described herein. The initial holders, our officers and directors have also agreed to waive their redemption rights with respect to public shares in connection with the consummation of a business combination and in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the 18 month period, which is extendable at our sponsor’s option to up to 21 months as described herein. However, the initial holders, our officers and directors will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination or liquidate within the 18 month period, which is extendable at our sponsor’s option to up to 21 months as described herein.
If we liquidate, dissolve or wind up after our initial business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to our common stock, except that upon the consummation of our initial business combination, subject to the limitations described herein, we will provide our stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us to pay our franchise and income taxes and up to $100,000 to pay dissolution expenses.
Founder Shares
The founder shares and placement shares are each identical to the shares of Class A common stock included in the units being sold in this offering, and holders of founder shares or placement shares have the same stockholder rights as public stockholders, except that (i) only holders of the founder shares have the right to vote on the election of directors prior to our initial business combination; (ii) the founder shares and placement shares are subject to certain transfer restrictions, as described in “Principal Stockholders — Restrictions on Transfers of Founder Shares and Placement Units”, and (iii) each holder of founder shares has agreed, and each purchaser of placement units will agree, to waive his, her or its redemption rights with respect to his, her or its founder shares and placement shares, (A) in connection with the consummation of a business combination, (B) in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within 18 months from the closing of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of this offering but have not completed our initial business combination within such 18-month period, or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, (C) if we fail to consummate our initial business combination within the 18 month period, which is extendable at our sponsor’s option to up to 21 months as described herein, and (D) upon our liquidation prior to the expiration of the 18 month period, which is extendable at our sponsor’s option to up to 21 months as described herein. To the extent holders of founder shares or purchasers of placement units transfer any of these securities, such transferees will agree, as a condition to such transfer, to waive these same redemption rights. If we submit our initial business combination to our public stockholders for a vote, our sponsor and the other initial holders have agreed, and our officers and directors will each agree, to vote their respective founder shares, placement shares and any public shares held by them in favor of our initial business combination.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment as provided herein.
In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of the initial business combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis 25% of the sum of the total number of all shares of common stock issued and outstanding upon completion of this offering, including placement shares, plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with our initial business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination and any private placement-equivalent securities issued to our sponsor or its affiliates upon conversion of loans made to us. We cannot determine at this time whether a majority of the holders of our Class B common stock at the time of any future issuance would agree to waive such adjustment to the conversion ratio. They may waive such adjustment due to (but not limited to) the following: (i) closing conditions which are part of the agreement for our initial business combination; (ii) negotiation with Class A stockholders on structuring an initial business combination; or (iii) negotiation with parties providing financing which would trigger the anti-dilution provisions of the Class B common stock. If such adjustment is not waived, the future issuance would not reduce the percentage ownership of holders of our Class B common stock, but would reduce the percentage ownership of holders of our Class A common stock. If such adjustment is waived, the future issuance would reduce the percentage ownership of holders of both classes of our common stock. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for shares of Class A common stock issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt. Securities could be “deemed issued” for purposes of the conversion rate adjustment if such shares are issuable upon the conversion or exercise of convertible securities, warrants or similar securities.
With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our initial holders, each of whom will be subject to the same transfer restrictions) until the date (i) with respect to 25% of such shares, upon consummation of our initial business combination, (ii) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of our initial business combination or the first date at which the closing price of our Class A common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (iii) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of our initial business combination or the first date at which the closing price of our Class A common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, and (iv) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of our initial business combination or the first date at which the closing price of our Class A common stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination. Notwithstanding the foregoing, the transfer restrictions set forth in the immediately preceding sentence shall terminate upon the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Preferred Stock
Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions, applicable to the shares of each series. Our board of directors will be able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering. However, if issued prior to our initial business combination, none of the shares of our preferred stock will have any right to amounts held in the trust account.
Warrants
Public Warrants
Each whole warrant entitles the registered holder to purchase one whole share of our Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our initial business combination. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least four units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise for cash of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt from the registration or qualifications requirements of the securities laws of the state of residence of the registered holder of the warrants. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the public warrants has not been declared effective by the end of 60 business days following the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.
Although this registration statement registers the offer of the Class A common stock underlying the warrants, it does not register the issuance of the shares underlying the warrants from time to time following the initial business combination. We have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In addition to the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the Class A common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of warrants.
Once the warrants become exercisable, we may redeem the outstanding warrants:
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in whole and not in part;

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at a price of $0.01 per warrant;

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upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

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if, and only if, the reported last sale price of the Class A common stock (or the closing bid price of our common stock in the event shares of our common stock are not traded on any specific day) equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrant holders.
If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
If, at the time of redemption, the warrants are exercisable for a security other than the shares of Class A common stock pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the Class A common stock, the company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon exercise of the warrants.
Redemption procedures
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the shares of Class A common stock outstanding immediately after giving effect to such exercise.
Anti-dilution adjustments
If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to all or substantially all holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “fair market value” means the volume weighted average price of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay to all or substantially all holders of Clas A common stock a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A common stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to redeem 100% of our Class A common stock if we do not complete our initial business combination within 18 months from the closing of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of this offering but have not completed our initial business combination within such 18-month period, or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.
If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.
Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which was filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.
In addition, if (x) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by us and in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume-weighted average trading price of our shares of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which we complete our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and $18.00 per share redemption trigger price described adjacent to “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.
Warrants may be exercised only for a whole number of shares of Class A common stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A common stock to be issued to the warrant holder. As a result, warrant holders not purchasing an even number of warrants must sell any odd number of warrants in order to obtain full value from the fractional interest that will not be issued.
Placement Warrants
Our sponsor has committed to purchase an aggregate of 445,000 placement warrants (or 495,000 if the underwriter’s overallotment option is exercised in full) which are included in the 890,000 placement units (or 990,000 if the underwriter’s overallotment option is exercised in full) at the price of $10.00 per unit, for an aggregate purchase price of $8,900,000 (or $9,900,000 if the underwriter’s overallotment option is exercised in full), in a private placement that will occur simultaneously with the completion of this offering. The placement warrants (including the Class A common stock issuable upon exercise of the placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under the section of this prospectus entitled “Principal Stockholders — Restrictions on Transfers of Founder Shares and Placement Units,” to our officers and directors and other persons or entities affiliated with our sponsor) and they will not be redeemable by us so long as they are held by our sponsor or its permitted transferees. Our sponsor or its permitted transferees have the option to exercise the placement warrants on a cashless basis. Except as described below, the placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, including as to exercise price, exercisability and exercise period.
In addition, holders of our placement warrants are entitled to certain registration rights.
Our Transfer Agent and Warrant Agent
The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, and each of its officers, directors, employees, affiliates and agents against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, bad faith or intentional misconduct of the indemnified person or entity.

Amendments to our Amended and Restated Certificate of Incorporation
Our amended and restated certificate of incorporation contains requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. These provisions, which cannot be amended without the approval of holders owning 65% of the issued and outstanding shares of our common stock, are as follows:
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if we are unable to consummate our initial business combination within 18 months from the completion of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for the payment of taxes or dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

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after the completion of this offering and prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

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although we do not currently intend to enter into a business combination with a target business that is affiliated with holders of founder shares, our directors or officers, we are not prohibited from doing so. If we propose to do so, we, or a committee of independent directors, must obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm that such a business combination is fair to our stockholders from a financial point of view;

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if a stockholder vote on our initial business combination is not required by law or Nasdaq and we do not decide to hold a stockholder vote for business or other reasons, we must offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to consummating our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

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if our stockholders approve an amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our business combination within 18 months, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of this offering but have not completed our initial business combination within such 18-month period, we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (net of taxes payable), divided by the number of then outstanding public shares; and

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we may not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

If, however, the effect of any proposed amendment, if adopted, would be either to (i) reduce the amount in the trust account available to redeeming stockholders to less than $10.10 per share, or (ii) delay the date on which a public stockholder could otherwise redeem shares for such per share amount in the trust account and, if such amendment is approved by persons holding at least 65% of our outstanding shares of common stock we will provide a right for dissenting public stockholders to redeem their public shares in the same manner as if we were seeking a stockholder vote on a business combination, except that the amount on deposit in the trust account for purposes of calculating the per share redemption price will be determined at the close of business two business days before the meeting date. Our initial holders, executive officers and directors have agreed to vote any founder shares and public shares they hold in favor of any such amendments that we may propose and, accordingly, will have no redemption rights in connection therewith.
In addition, our amended and restated certificate of incorporation provides that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination. This notwithstanding, if the effect of any proposed amendment, if adopted, would be either to (i) reduce the amount in the trust account available to redeeming stockholders to less than $10.10 per public share, or (ii) delay the date on which a public stockholder could otherwise redeem shares for such per share amount in the trust account, we will provide a right for dissenting public stockholders to redeem public shares if such an amendment is approved.
Certain Anti-Takeover Provisions of Delaware Law
We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
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a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

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an affiliate of an interested stockholder; or

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an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:
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our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Exclusive Forum Selection
Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers.
Our amended and restated certificate of incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

SECURITIES ELIGIBLE FOR FUTURE SALE
Immediately after this offering (assuming no exercise of the underwriter’s overallotment option) we will have 30,520,000 shares of common stock outstanding, or 35,053,333 shares of common stock outstanding if the underwriter exercises its overallotment option in full. Of these shares, the 22,000,000 shares of Class A common stock sold in this offering (assuming no exercise of the underwriter’s overallotment option), or 25,300,000 shares of Class A common stock sold in this offering if the underwriter exercises its overallotment option in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. The remaining 7,630,000 founder shares (assuming no exercise of the underwriter’s overallotment option) and 890,000 placement shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell his, her or its securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. However, Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. Rule 144 does include an important exception to this prohibition if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the initial holders and purchasers of placement units will be able to sell their founder shares, placement shares, placement warrants, and warrants that may be issued on conversion of loans by our sponsor or one of its affiliates (and shares issued upon their exercise), as applicable, pursuant to and in accordance with Rule 144 without registration one year after we have completed our initial business combination. However, if they remain one of our affiliates, they will only be permitted to sell a number of securities that does not exceed the greater of:
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1% of the total number of shares of common stock then outstanding, which will equal 306,533 shares immediately after this offering (or 352,133 shares if the underwriter’s overallotment option is exercised in full); or

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the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 would also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Registration Rights
The holders of the founder shares, placement units (including securities contained therein) and warrants that may be issued upon conversion of working capital loans (and any shares of Class A common stock issuable upon the exercise of the placement warrants or warrants issued upon conversion of the working capital loans) will be entitled to registration rights pursuant to a registration rights agreement signed on the effective date of this offering requiring us to register such securities for resale (in the case of the founder shares, only after conversion to our Class A common stock). The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs: (i) in the case of the founder shares, (a) with respect to 25% of such shares, upon consummation of our initial business combination, (b) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of our initial business combination or the first date at which the closing price of our Class A common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (c) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of our initial business combination or the first date at which the closing price of our Class A common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, and (d) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of our initial business combination or the first date at which the closing price of our Class A common stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination. Notwithstanding the foregoing, the transfer restrictions set forth in the immediately preceding sentence shall terminate upon the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property; and (ii) in the case of the placement warrants and the respective Class A common stock underlying such warrants, 30 days after the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.
Listing of Securities
Our units have been approved for listing on the NASDAQ Global Market under the symbol “EMLDU”, and we anticipate that our common stock and warrants will be listed on Nasdaq under the symbols “EMLD” and “EMLDW”, respectively. Following the date the shares of our common stock and warrants are eligible to trade separately, we anticipate that the shares of our common stock and warrants will be listed separately and as a unit on Nasdaq.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our units, shares of Class A common stock and warrants, which we refer to collectively as our securities. Because the components of a unit are separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Class A common stock and warrant components of the unit, as the case may be. As a result, the discussion below with respect to holders of Class A common stock and warrants should also apply to holders of units (as the deemed owners of the underlying Class A common stock and warrants that comprise the units). This discussion applies only to securities that are held as a capital asset for U.S. federal income tax purposes and is applicable only to holders who purchased units in this offering.
This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, such as the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:
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our sponsor, founders, officers or directors;

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financial institutions or financial services entities;

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insurance companies;

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broker-dealers;

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governments or agencies or instrumentalities thereof;

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regulated investment companies and real estate investment trusts;

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expatriates or former long-term residents of the United States;

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dealers or traders subject to a mark to market method of accounting with respect to the securities;

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persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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persons that actually or constructively own five percent or more of our stock by vote or value;

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persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

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partnerships or other pass through entities for U.S. federal income tax purposes; and

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tax exempt entities.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships holding our securities and partners in such partnerships are urged to consult their own tax advisors.
This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this prospectus (possibly with retroactive effect) may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and will not seek, a ruling from the Internal Revenue Service (“IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.
You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.
Personal Holding Company Status
We would be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).
Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds and charitable trusts, it is possible that more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by five or fewer such persons during the last half of a taxable year. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments. The PHC requirements may apply to us in the taxable year of the offering and/or future taxable years.
Allocation of Purchase Price and Characterization of a Unit
No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our Class A common stock and one-half of one warrant, with each whole warrant exercisable to acquire one share of our Class A common stock. We intend to treat the acquisition of a unit in this manner and, by purchasing a unit, you will agree to adopt such treatment for tax purposes. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one share of Class A common stock and the one-half of one warrant based on the relative fair market value of each at the time of issuance. No statutory, administrative or judicial authority directly addresses how to determine the fair market value of securities, such as the Class A common stock and the one-half of one warrant, that are included as part of a unit but that do not trade separately from the unit at such time (which will be the case on the date the units are issued pursuant to this offering). Under U.S. federal income tax law, each investor must make its own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult its tax advisor regarding the determination of value for these purposes. The price allocated to each share of common stock and the one-half of one warrant should be the holder’s initial tax basis in such share or one-half of one warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of Class A common stock and the one-half of one warrant comprising the unit, and the amount realized on the disposition should be allocated between the share of Class A common stock and one-half of one warrant based on their respective relative fair market values (as determined by each such holder based on all the relevant facts and circumstances) at the time of disposition. The separation of the share of common stock and the one-half of one warrant comprising a unit should not be a taxable event for U.S. federal income tax purposes.
The foregoing treatment of the units and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our units, shares of Class A common stock or warrants who or that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia

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an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions.   If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Class A common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A common stock and will be treated as described under “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below.
Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” subject to tax at the preferential tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A common stock described in this prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.   Upon a sale or other taxable disposition of our Class A common stock or warrants which, in general, would include a redemption of Class A common stock or warrants that is treated as a sale of such securities as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Class A common stock or warrants so disposed of. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A common stock or warrants so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A common stock described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the shares of Class A common stock is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares or warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A common stock or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the shares of Class A common stock or the warrants based upon the then fair market values of the shares of Class A common stock and the warrants included in the units) and (ii) the U.S. holder’s adjusted tax basis in its shares of Class A common stock or warrants so disposed of. A U.S. holder’s adjusted tax basis in its shares of Class A common stock or warrants generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, determined based on the portion of the purchase price of a unit allocated to a share of Class A common stock or one-half of one warrant or, as discussed below, the U.S. holder’s initial basis for the Class A common stock received upon exercise of a warrant) less, in the case of a share of Class A common stock, any prior distributions treated as a return of capital.
Redemption of Class A Common Stock.   In the event that a U.S. holder’s shares of Class A common stock is redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities — Common Stock” or if we purchase a U.S. holder’s shares of Class A common stock in an open market transaction (each of which we refer to as a “redemption”), the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale or exchange of the Class A common stock, the U.S. holder will be treated as described under “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” above. If the redemption does not qualify as a sale or exchange of the Class A common stock, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described above under “— U.S. Holders — Taxation of Distributions”. Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of owning warrants) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A common stock generally will be treated as a sale of the shares of Class A common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of shares of Class A common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other shares of our stock (including any stock constructively owned by the U.S. holder as a result of owning warrants). The redemption of the Class A common stock will not be essentially equivalent to a dividend with respect to a U.S. holder if the redemption results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.
If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “— U.S. Holders — Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed shares of Class A common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it. A U.S. holder should consult its own tax advisors as to the allocation of any remaining basis.
Exercise, Lapse or Redemption of a Warrant.   Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss on the acquisition of common stock upon exercise of a warrant for cash. The U.S. holder’s tax basis in the share of our Class A common stock received upon exercise of a warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the sum of the portion of the U.S. holder’s purchase price for a unit that is allocated to the one-half of one warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. The U.S. holder’s holding period for the common stock received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrant and will not include the period during which the U.S. holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.
The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. holder’s tax basis in the shares of Class A common stock received should generally equal the holder’s tax basis in the warrants exercised therefor. If the cashless exercise were treated as not being a gain realization event (and not a recapitalization), a U.S. holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrant and will not include the period during which the U.S. holder held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrants.
It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining warrants, which would be deemed to be exercised. For this purpose, a U.S. holder could be deemed to have surrendered a number of warrants having an aggregate fair market value equal to the exercise price for the total number of warrants to be deemed exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the exercise price of the warrants deemed exercised and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the shares of Class A common stock received would equal the sum of the U.S. holder’s initial investment in the warrants deemed exercised (i.e., the sum of the portion of the U.S. holder’s purchase price for a unit that is allocated to the one-half of one warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrants. A U.S. holder’s holding period for the shares of Class A common stock received would commence on the date following the date of exercise (or possibly the date of exercise) of the warrants; in either case, the holding period would not include the period during which the U.S. holder held the warrants.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
If we redeem warrants for cash or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.” The tax consequences of an exercise of a warrant occurring after our giving notice of an intention to redeem the warrants as described in the section of this prospectus entitled “Description of Securities — Warrants — Public Warrants” are unclear under current law. In the case of a cashless exercise, the exercise may be treated either as if we redeemed such warrant for shares of Class A common stock or as an exercise of the warrant. If the cashless exercise of a warrant for shares of Class A common stock is treated as a redemption, then such redemption generally should be treated as a tax-deferred recapitalization for U.S. federal income tax purposes, in which case a U.S. holder should not recognize any gain or loss on such redemption and accordingly, a U.S. holder’s basis in the shares of Class A common stock received should equal the U.S. holder’s basis in the warrant and the holding period of the shares of Class A common stock would include the holding period of the warrant. If the cashless exercise of a warrant is treated as such, the tax consequences generally should be as described in the previous paragraphs under this heading “U.S. Holders —  Exercise, Lapse or Redemption of a Warrant.” In the case of an exercise of a warrant for cash, the tax treatment generally should be as described above in the first paragraph under the heading “U.S. Holders — Exercise, Lapse or Redemption of a Warrant.” Due to the lack of clarity under current law regarding the treatment of an exercise of a warrant after our giving notice of an intention to redeem the warrant, there can be no assurance as to which, if any, of the alternative tax consequences described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of the exercise of a warrant occurring after our giving notice of an intention to redeem the warrant as described above.
Possible Constructive Distributions.   The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants — Public Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrants) as a result of a distribution of cash or other property to the holders of shares of our common stock which is taxable to the U.S. holders of such shares as described under “— U.S. Holders — Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.
Information Reporting and Backup Withholding.   In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our units, shares of Class A common stock and warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number or certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Non U.S. Holders
This section applies to you if you are a “Non U.S. holder.” A Non U.S. holder is a beneficial owner of our units, shares of Class A common stock and warrants who or that is, for U.S. federal income tax purposes:
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a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

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a foreign corporation; or

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an estate or trust that is not a U.S. holder;

but does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of a security.
Taxation of Distributions.   In general, any distributions (including constructive distributions) we make to a Non-U.S. holder of shares of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if a tax treaty applies, are not attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder), we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A common stock, which will be treated as described under “— Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “— Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits, including a distribution in redemption of shares of our Class A common stock. See also “Non-U.S. Holders — Possible Constructive Distributions” for potential U.S. federal tax consequences with respect to constructive distributions.
The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form  W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if a tax treaty applies, are not attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder). Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.   Subject to the discussion of FATCA and backup withholding below, a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A common stock, which would include a dissolution and liquidation in the event we do not complete an initial business combination within 18 months from the closing of this offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of this offering but have not completed our initial business combination within such 18-month period, or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:
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the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

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we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Class A common stock, and, in the case where shares of our Class A common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Class A common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Class A common stock. There can be no assurance that our Class A common stock will be treated as regularly traded on an established securities market for this purpose. If we are or have been a “United States real property holding corporation” and you own warrants, you are urged to consult your own tax advisor regarding the application of these rules.

Unless an applicable income tax treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).
If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, if our Class A common stock will not be treated as regularly traded on an established securities market, a buyer of our Class A common stock or warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We cannot determine whether we will be a U.S. real property holding corporation in the future until we complete an initial business combination. We will be classified as a U.S. real property holding corporation if the fair market value of our “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.
Redemption of Class A Common Stock.   The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s Class A common stock pursuant to the redemption provisions described in this prospectus under “Description of Securities — Common Stock” generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s Class A common stock, as described under “— U.S. Holders — Redemption of Class A Common Stock” above, and the consequences of the redemption to the Non-U.S. holder will be as described above under “— Non-U.S. Holders — Taxation of Distributions” and “— Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants,” as applicable.
Exercise, Lapse or Redemption of a Warrant.   The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. holders — Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described above in “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.” The U.S. federal income tax treatment for a Non-U.S. holder of a redemption of warrants for Class A common stock will correspond to the U.S. federal income tax treatment for a U.S. holder of a redemption of warrants for Class A common stock, as described above in “U.S. Holders — Exercise, Lapse or Redemption of a Warrant.” The U.S. federal income tax treatment for a Non-U.S. holder of a redemption of warrants for cash (or if we purchase warrants in an open market transaction) would be similar to that described above under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”
Possible Constructive Distributions.   The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities — Warrants — Public Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. Nevertheless, the Non-U.S. holders of the warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Class A common stock, or as a result of the issuance of a stock dividend to holders of shares of our Class A common stock, in each case which is taxable to the holders of such shares as a distribution (as described under “Non-U.S. Holders — Taxation of Distributions” above). Such constructive distribution would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if the Non-U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest resulting from the adjustment without any corresponding receipt of cash.
Information Reporting and Backup Withholding.   Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our units, shares of Class A common stock and warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding Taxes.   Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our common stock or warrants to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). IRS has issued proposed regulations (on which taxpayers may rely until final regulations are issued) that would generally not apply these withholding requirements to gross proceeds from sales or other disposition proceeds from our securities. If FATCA withholding is imposed, under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our securities.
THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK AND WARRANTS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, NON-U.S. AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

UNDERWRITING
Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, Goldman Sachs & Co. LLC (“Goldman Sachs”), the sole book-running manager, has agreed to purchase, and we have agreed to sell to Goldman Sachs, the number of units set forth opposite Goldman Sach’s name.
Underwriter	Number of Units
Goldman Sachs & Co. LLC	22,000,000
Total	22,000,000
The underwriting agreement provides that the obligations of the underwriter to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriter is obligated to purchase all of the units (other than those covered by the over-allotment option described below) if it purchases any of the units. The offering of the units by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.
Units sold by the underwriter to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. If all of the units are not sold at the initial offering price, the underwriter may change the offering price and the other selling terms. The underwriter has advised us that it does not intend to make sales to discretionary accounts.
If the underwriter sells more units than the total number set forth in the table above, we have granted to the underwriter an option, exercisable for 45 days from the date of this prospectus, to purchase up to 3,300,000 additional units at the public offering price less the underwriting discount. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.
For financial advisory services provided by CCM in connection with this offering, we have agreed to pay CCM a fee in an amount equal to 0.3% of the aggregate proceeds of this offering (excluding the proceeds of the exercise of the overallotment option, if any) net of underwriter’s out-of-pocket expenses. We will also engage CCM as an advisor in connection with our initial business combination for which it will earn an advisory fee of 0.525% of the proceeds of this offering (excluding the proceeds of the exercise of the overallotment option, if any) payable at closing of our initial business combination. CCM will also be entitled to an advisory fee equal to 0.825% of the aggregate proceeds of the exercise of the overallotment option, if any, payable at closing of our initial business combination. CCM’s fees will be reimbursed to us by the underwriters and will not result in any incremental fees to us.
We, our sponsor, officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the underwriter, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any units, warrants, shares of common stock or any other securities convertible into, or exercisable, or exchangeable for, shares of common stock, subject to certain exceptions. The underwriter in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. Our sponsor, officers and directors are also subject to separate transfer restrictions on their founder shares, placement units, placement shares and placement warrants pursuant to the insider letter as described herein.
Our sponsor, officers and directors have agreed not to transfer, assign or sell any founder shares (i) with respect to 25% of such shares until consummation of our initial business combination, (ii) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of our initial business combination or the first date at which the closing price of our Class A common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (iii) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of our initial business combination or the first date at which the closing price of our Class A common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, and (iv) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of our initial business combination or the first date at which the closing price of our Class A common stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination. Notwithstanding the foregoing, the transfer restrictions set forth in the immediately preceding sentence shall terminate upon the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if we complete a liquidation, merger, stock exchange, reorganization or other similar transaction after our initial business combination that results in all of our public stockholders having the right to exchange their shares of common stock for cash, securities or other property (except as described herein under the section entitled “Principal Stockholders — Restrictions on Transfers of Founder Shares and Placement Units”), the founder shares will be released from the lock-up.
Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the underwriter.
Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, Class A common stock or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A common stock or warrants will develop and continue after this offering.
Our units have been approved for listing on Nasdaq under the symbol “EMLDU.” We expect that our Class A common stock and warrants will be listed under the symbols “EMLD” and “EMLDW,” respectively, once the Class A common stock and warrants begin separate trading.
The following table shows the underwriting discounts and commissions that we are to pay to the underwriter in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriter’s over-allotment option.
	Payable by FTAC Emerald Acquisition Corp.
	No Exercise	Full Exercise
Per Unit(1)	$0.55	$0.55
Total(1)	$12,100,000	$13,915,000

(1)
Includes $0.35 per unit, or $7,700,000 (or $8,855,000 if the over-allotment option is exercised in full) in the aggregate, payable to the underwriter for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriter only on completion of an initial business combination, in an amount equal to $0.40 multiplied by the number of shares of Class A common stock sold as part of the units in this offering, as described in this prospectus.

If we do not complete our initial business combination and subsequently liquidate, the trustee and the underwriter has agreed that (i) the underwriter will forfeit any rights or claims to its deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account upon liquidation, and (ii) that the deferred underwriter’s discounts and commissions will be distributed on a pro rata basis, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes to the public stockholders.
In connection with the offering, the underwriter may purchase and sell units in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option and stabilizing purchases, in accordance with Regulation M under the Exchange Act:

•
Short sales involve secondary market sales by the underwriter of a greater number of units than it is required to purchase in the offering.

•
“Covered” short sales are sales of units in an amount up to the number of units represented by the underwriter’s over-allotment option.

•
“Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriter’s over-allotment option.

•
Covering transactions involve purchases of units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•
To close a naked short position, the underwriter must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

•
To close a covered short position, the underwriter must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of units to close the covered short position, the underwriter will consider, among other things, the price of units available for purchase in the open market as compared to the price at which it may purchase units through the over-allotment option.

•
Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriter for its own accounts, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions in the over-the-counter market or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time.
We estimate that our portion of the total expenses of this offering payable by us will be $540,000, excluding underwriting discounts and commissions. We have also agreed to pay the FINRA-related fees and expenses of the underwriter’s legal counsel, not to exceed $25,000. The underwriter has agreed to reimburse us for certain expenses we incur in connection with this offering.
We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities.
We are not under any contractual obligation to engage the underwriter to provide any services for us after this offering but we may do so at our discretion. However, the underwriter may introduce us to potential target businesses or assist us in raising additional capital in the future, including by acting as a placement agent in private offering or underwriting or arranging debt financing or providing financial advisory services to us in connection with a business combination. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriter’s compensation in connection with this offering and we may pay the underwriter or any entity with which it is affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination. Any fees we may pay the underwriter or its affiliates for services rendered to us after this offering may be contingent on the completion of a business combination and may include non-cash compensation. The underwriter or its affiliates that provide these services to us may have a potential conflict of interest given that the underwriter is entitled to the deferred portion of its underwriting compensation for this offering only if an initial business combination is completed within the specified timeframe.

The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its respective affiliates have provided, and may in the future provide, a variety of these services to the company, our sponsor, any business combination target and/or their respective affiliates and related parties, for which the underwriter and its affiliates received or will receive customary fees and expenses. In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Financial Advisors
CCM, a division of J.V.B. Financial Group, LLC, itself a broker dealer subsidiary of Cohen & Company Inc. (of which our Chairman’s son is also Chairman of the Board and a controlling shareholder), is acting as our independent financial advisor in connection with this offering, for which it will receive customary fees. Affiliates of CCM have and manage investment vehicles with a passive investment in our sponsor, any of which may purchase units in this offering. CCM is engaged to represent our interests only, is independent of the underwriter and is not a party to any securities purchase agreement with us, the underwriter or investors in relation to this offering; it is acting as an independent financial adviser as defined in FINRA Rule 5110(j)(9). CCM is not participating (within the meaning of FINRA Rule 5110(j)(16)) in this offering, as such it is not involved in the preparation of the offering document, acting as an underwriter and will not sell or offer to sell any securities in this offering, nor will it identify or solicit potential investors in this offering.
Resale Restrictions
Notice to Canadian Residents
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Regulation (each, a “Relevant Member State”) an offer to the public of the units may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of the units may be made at any time under the following exemptions under the Prospectus Regulation:

(a)
to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the units shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

provided that no such offer of units shall require the company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase the units, as the same may be varied in that Member State by any measure implementing the Prospectus Regulation in that Member State, the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Each person in a Relevant Member State who receives any communication in respect of, or who acquires any units under, the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with the underwriter and its affiliates and the company that:
(i)
it is a qualified investor within the meaning of the Prospectus Regulation; and

(ii)
in the case of any units acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the units acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the Joint Global Coordinators has been given to the offer or resale; or (ii) where the units have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those Offer Shares to it is not treated under the Prospectus Regulation as having been made to such persons.

The company, the underwriter and its affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the Joint Global Coordinators of such fact in writing may, with the prior consent of the Joint Global Coordinators, be permitted to acquire units in the offering.
This European Economic Area selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The units to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the units offered should conduct their own due diligence on the units. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the units may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the units without disclosure to investors under Chapter 6D of the Corporations Act.
The units applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring units must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Switzerland
The Class A common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under, the Swiss Financial Services Act (“FinSA”), the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Class A common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the company, the units have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of units will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of units has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of units.
Notice to Prospective Investors in the United Kingdom
This Prospectus and any other material in relation to the offering described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this Prospectus relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the FPO: or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO: (iii) outside the UK; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any units may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”). The units are only available in the United Kingdom to, and any invitation, offer or agreement to purchase or otherwise acquire the units will be engaged in only with, the Relevant Persons. This Prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this Prospectus or any of its contents.
No units have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the units which has been approved by the Financial Conduct Authority, except that the units may be offered to the public in the United Kingdom at any time:
(i)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(ii)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Global Coordinators for any such offer; or

(iii)
in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the units shall require the company and/or the underwriter or any of its affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the units in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Each person in the United Kingdom who acquires any units in the offering or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company, the underwriter and its affiliates that it meets the criteria outlined in this section.
Notice to Prospective Investors in France
Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:
(i)
released, issued, distributed or caused to be released, issued or distributed to the public in France; or

(ii)
used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only:
(i)
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

(ii)
to investment services providers authorized to engage in portfolio management on behalf of third parties; or

(iii)
in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Notice to Prospective Investors in Hong Kong
The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Notice to Prospective Investors in Japan
The units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the units under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the units under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Notice to Prospective Investors in the Cayman Islands
No offer or invitation to subscribe for our securities may be made to the public in the Cayman Islands.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by McDermott Will & Emery LLP. Certain legal matters in connection with this offering will be passed upon for the underwriter by Winston & Strawn LLP.

EXPERTS
The audited financial statements included in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon appearing in this prospectus, and are included in reliance on such report given on the authority of WithumSmith+Brown, PC as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

FTAC EMERALD ACQUISITION CORP.
INDEX TO FINANCIAL STATEMENTS
Page
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of September 30, 2021 (unaudited) and June 30, 2021	F-3
Statements of Operations for the period from February 19, 2021 (inception) through September 30, 2021 (unaudited) and for the period from February 19, 2021 (inception) through June 30, 2021	F-4
Statements of Changes in Stockholder’s Equity for the period from February 19, 2021 (inception) through September 30, 2021 and for the period from February 19, 2021 (inception) through June 30, 2021 (audited)
F-5
Statements of Cash Flows for the period from February 19, 2021 (inception) through September 30, 2021 and for the period from February 19, 2021 (inception) through June 30, 2021 (audited)	F-6
Notes to Financial Statements	F-7

Report of Independent Registered Public Accounting Firm
To the Stockholder and the Board of Directors of
FTAC Emerald Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of FTAC Emerald Acquisition Corp., formerly known as Emerald ESG Acquisition Corp. (the “Company”) as of June 30, 2021, the related statements of operations, changes in stockholder’s equity and cash flows for the period from February 19, 2021 (inception) through June 30, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2021, and the results of its operations and its cash flows for the period from February 19, 2021 (inception) through June 30, 2021, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2021.
New York, New York
November 19, 2021

FTAC EMERALD ACQUISITION CORP.
BALANCE SHEETS
	September 30, 2021	June 30, 2021
	(Unaudited)
Assets:
Cash	$25,000	$25,000
Total Current Assets	25,000	25,000
Deferred Offering Costs	105,160	—
Total Assets	$130,160	$25,000
Liabilities and Stockholder’s Equity
Accrued offering costs and expenses	$37,235	$208
Promissory note – related party	68,133
Total current liabilities	105,368	208
Commitments and Contingencies
Stockholder’s Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A common stock, $0.0001 par value; 42,000,000 shares authorized; none issued or outstanding	—	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 8,763,333 shares issued and outstanding(1)	876	876
Additional paid-in capital	24,124	24,124
Accumulated deficit	(208)	(208)
Total Stockholder’s equity	24,792	24,792
Total Liabilities and Stockholder’s Equity	$130,160	$25,000

(1)
Includes up to 1,133,333 shares of Class B Common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 7). On June 2, 2021, the Sponsor purchased 7,992,750 Founder Shares and on October 14, 2021, the Company effected a 1.1014-for-1.0 stock split resulting in Founder Shares outstanding of 8,803,333. On November 12, 2021, the Company effected a 0.9955-for-1.0 stock split resulting in 8,763,333 Founder Shares outstanding. All shares and related amounts have been retroactively restated.

The accompanying notes are an integral part of these financial statements.

FTAC EMERALD ACQUISITION CORP.
STATEMENTS OF OPERATIONS
	For the period from February 19, 2021 (inception) through September 30, 2021 (Unaudited)	For the period from February 19, 2021 (inception) through June 30, 2021
Formation costs	$208	$208
Net loss	$(208)	$(208)
Basic and diluted weighted average Class B Common stock outstanding(1)	7,630,000	7,630,000
Basic and diluted net loss per Class B Common stock shares	$(0.00)	$(0.00)

(1)
Excludes up to 1,133,333 shares of Class B Common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 7). On June 2, 2021, the Sponsor purchased 7,992,750 Founder Shares and on October 14, 2021, the Company effected a 1.1014-for-1.0 stock split resulting in Founder Shares outstanding of 8,803,333. On November 12, 2021, the Company effected a 0.9955-for-1.0 stock split resulting in 8,763,333 Founder Shares outstanding. All shares and related amounts have been retroactively restated.

The accompanying notes are an integral part of these financial statements.

FTAC EMERALD ACQUISITION CORP.
STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY
	Class B Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares(1)	Amount
Balance as of February 19, 2021	—	$—	$—	$—	$—
Class B common stock issued to Sponsor	8,763,333	876	24,124	—	25,000
Net loss	—	—	—	(208)	(208)
Balance as of June 30, 2021	8,763,333	876	24,124	(208)	24,792
Net loss	—	—	—	—	—
Balance as of September 30, 2021 (unaudited)	8,763,333	$876	$24,124	$(208)	$24,792

(1)
Includes up to 1,133,333 shares of Class B Common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 7). On June 2, 2021, the Sponsor purchased 7,992,750 Founder Shares and on October 14, 2021, the Company effected a 1.1014-for-1.0 stock split resulting in Founder Shares outstanding of 8,803,333. On November 12, 2021, the Company effected a 0.9955-for-1.0 stock split resulting in 8,763,333 Founder Shares outstanding. All shares and related amounts have been retroactively restated.

The accompanying notes are an integral part of these financial statements.

FTAC EMERALD ACQUISITION CORP.
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM FEBRUARY 19, 2021 (INCEPTION) THROUGH JUNE 30, 2021
	For the period from February 19, 2021 (inception) through September 30, 2021 (Unaudited)	For the period from February 19, 2021 (inception) through June 30, 2021
Cash flows from operating activities:
Adjustments to reconcile net income to net cash used in operating activities	$(208)	$(208)
Changes in current assets and liabilities:
Accrued expenses	208	208
Net cash used in operating activities	—	—
Net cash from financing activities
Proceeds from sale of Class B common stock to initial stockholder	25,000	25,000
Net cash provided by financing activities	25,000	25,000
Net change in cash	25,000	25,000
Cash, beginning of the period	—	—
Cash, end of the period	$25,000	$25,000
Supplemental non-cash disclosures
Deferred offering costs paid by the Sponsor under the promissory note	$68,133	$—
Accrued deferred offering costs	$37,027	$—
The accompanying notes are an integral part of these financial statements.

FTAC EMERALD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Note 1 — Organization and Business Operations
FTAC Emerald Acquisition Corp. (the “Company”) is a newly organized, blank check company incorporated as a Delaware corporation on February 19, 2021, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses (the “Business Combination”). The Company has not selected any Business Combination target and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any Business Combination target. The Company may pursue an initial Business Combination target in any business or industry.
As of September 30, 2021, the Company had not commenced any operations. All activity for the period from February 19, 2021 (inception) through September 30, 2021 relates to the Company’s formation and the Proposed Public Offering (as defined below). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.
The Company’s Sponsors are Emerald ESG Sponsor, LLC, a Delaware limited liability company, and Emerald ESG Advisors, LLC, a Delaware limited liability company, (collectively, the “Sponsor”). The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 22,000,000 units (the “Units” and, with respect to the Common stock included in the Units being offered, the “public shares”) at $10.00 per Unit (or 25,300,000 Units if the underwriter’s over-allotment option is exercised in full), which is discussed in Note 3 (the “Proposed Public Offering”) and the sale of 890,000 placement units (or 990,000 placement units if the over-allotment option is exercised in full) (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit in a private placement to the Sponsors that will close simultaneously with the Proposed Public Offering, which is discussed in Note 4 (“Private Placement”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination.
The Company must complete one or more Business Combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the Company’s signing a definitive agreement in connection with the initial Business Combination. However, the Company will only complete an initial Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.
Upon the closing of the Proposed Public Offering, management has agreed that $10.10 per Unit sold in the Proposed Public Offering, including the proceeds of the sale of the Private Placement Units, will be held in a Trust Account (“Trust Account”) and will be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except for any interest income released to the Company to pay franchise and income taxes and up to $100,000 of interest to pay dissolution expenses, none of the funds held in trust will be released from the Trust Account until the earlier of (i) the consummation of the initial Business Combination; (ii) the redemption of the public shares if the Company is unable to consummate a Business Combination within 18 months from the completion of the Proposed Public Offering subject to applicable law, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle

FTAC EMERALD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (Continued)
Note 1 — Organization and Business Operations (Continued)
or definitive agreement for our initial business combination within 18 months from the closing of this offering but have not completed our initial business combination within such 18-month period; or (iii) the redemption of any public shares properly tendered in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to provide for the redemption of the public shares in connection with an initial Business Combination or to redeem 100% of the public shares if the Company has not consummated the initial Business Combination within 18 months from the closing of the Proposed Public Offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of this offering but have not completed our initial business combination within such 18-month period, or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the public stockholders.
The Company will provide its public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either in connection with a stockholder meeting called to approve the Business Combination or by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, solely in the Company’s discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require the Company to seek stockholder approval under the law or stock exchange listing requirement. The Company will provide its public stockholders with the opportunity to redeem their public shares upon the consummation of the initial Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including any amounts representing deferred underwriting commissions and interest earned on the Trust Account not previously released to the Company, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the Trust Account initially will be $10.10 per public share. The shares of common stock subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination. The Company will have only 18 months from the closing of the Proposed Public Offering, or 21 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for our initial business combination within 18 months from the closing of this offering but have not completed our initial business combination within such 18-month period, (the “Combination Period”) to complete the initial Business Combination. If the Company is unable to complete the initial Business Combination within the Combination Period, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors

FTAC EMERALD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (Continued)
Note 1 — Organization and Business Operations (Continued)
and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if the Company fails to complete its initial Business Combination within the Combination Period. The initial stockholders, Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed: (1) to waive their redemption rights with respect to any Founder Shares, placement shares and public shares held by them, as applicable, in connection with the completion of the initial Business Combination; (2) to waive their redemption rights with respect to any Founder Shares, placement shares and public shares held by them in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to provide for the redemption of the public shares in connection with an initial Business Combination or to redeem 100% of the public shares if the Company has not consummated the initial Business Combination within the Combination Period or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity; and (3) to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares or placement shares they hold if the Company fails to complete its initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete its initial Business Combination within the Combination Period), and (4) vote any Founder Shares held by them and any public shares purchased during or after the Proposed Public Offering (including in open market and privately-negotiated transactions) in favor of the initial Business Combination. The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.10 per share except as to any claims by a third party who executed a waiver of rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriter of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act. Moreover, if an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations, the Company has not asked it to reserve for such indemnification obligations and the Company believes that its only assets are securities of the Company. Therefore, the Company cannot assure you that the Sponsor will be able to satisfy these obligations.
Going Concern Consideration
The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”) 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from the Sponsor, and the Sponsor has the financial wherewithal to fund the Company, that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or one year from the date of issuance of these financial statements.
Risks and Uncertainties
Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, closing of the Proposed Public Offering, and/or search for a target

FTAC EMERALD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (Continued)
Note 1 — Organization and Business Operations (Continued)
company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2 — Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).
Emerging Growth Company Status
The Company is an “emerging growth company,” as defined in Section2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section404 of the Sarbanes-OxleyAct, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgement. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future-confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $25,000 in cash and no cash equivalents as of September 30, 2021 and June 30, 2021.

FTAC EMERALD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (Continued)
Note 2 — Significant Accounting Policies (Continued)
Deferred Offering Costs
The Company complies with the requirements of Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) 340-10-S99-1. Deferred offering costs consist of professional fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged against the carrying value of Class A common stock upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” equal or approximate the carrying amounts represented in the balance sheet, primarily due to its short-term nature.
Net Loss Per Common Share
The Company complies with the accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding common stock subject to forfeiture. Weighted average Class B shares were reduced for the effect of an aggregate of 1,133,333 Class B shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriter (see Note 7). At September 30, 2021 and June 30, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per Class B common share is the same as basic loss per Class B common share for the period presented.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

FTAC EMERALD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (Continued)
Note 2 — Significant Accounting Policies (Continued)
Warrant Classification
The Company will account for warrants issued in connection with the Proposed Public Offering and private placement in accordance with the guidance contained in ASC 815-40 under which the warrants meet the criteria for equity treatment and must be recorded as equity.
Income Taxes
The Company accounts for income taxes under FASB ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. Any deferred taxes of the Company were considered to be de minimis as of September 30, 2021 and June 30, 2021.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2021 and June 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company has identified the United States as its only “major” tax jurisdiction.
The Company is subject to income tax examinations by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
The provision for income taxes was deemed to be de minimus for the period from February 19, 2021(inception) through September 30, 2021 and for the period from February 19, 2021 (inception) through June 30, 2021.
Concentration of credit risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At September 30, 2021 and June 30, 2021, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Recent Accounting Standards
In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the

FTAC EMERALD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (Continued)
Note 2 — Significant Accounting Policies (Continued)
current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted. The Company is currently assessing the impact, if any, that ASU 2020-06 would have on its financial position, results of operations or cash flows.
Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3 — Proposed Public Offering
Pursuant to the Proposed Public Offering, the Company will offer for sale 22,000,000 Units (or 25,300,000 Units if the underwriter’s overallotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one share of Class A common stock and one-half of one redeemable warrant (“public warrant”).
Note 4 — Private Placement
The Sponsors have subscribed to purchase an aggregate of 890,000 placement units (or 990,000 placement units if the over-allotment option is exercised in full) Private Placement Units for a purchase price of approximately $8,900,000 (or $9,900,000 if the over-allotment option is exercised in full), or $10.00 per unit, in a private placement that will close simultaneously with the closing of the Proposed Public Offering.
The placement warrants will be identical to the warrants sold in the Proposed Public Offering, except that if held by the Sponsor or its permitted transferees, they (a) may be exercised for cash or on a cashless basis, (b) are not subject to being called for redemption, and (c) they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the consummation of the initial business combination. There will be no redemption rights or liquidating distributions with respect to the Founder Shares (defined below), placement shares or warrants, which will expire worthless if the Company does not complete an initial business combination.
Note 5 — Related Party Transactions
Founder Shares
On June 2, 2021, the Sponsor purchased 7,992,750 shares for an aggregate purchase price of $25,000, and on October 14, 2021, the Company effected a 1.1014-for-1.0 stock split, so that the Sponsor owned an aggregate of 8,803,333 shares of Class B Common stock (the “Founder Shares”). On November 12, 2021, the Company effected a 0.9955-for-1.0 stock split, so that the Sponsor owns an aggregate of 8,763,333 Founder Shares. All shares and related amounts have been retroactively adjusted to reflect the split (see Note 8). The number of Founder Shares outstanding was determined based on the expectation that the total size of the Proposed Public Offering would be a maximum of 25,300,000 Units if the underwriter’s over-allotment option is exercised in full, and therefore that such founder shares would represent 25% of the outstanding shares after the Proposed Public Offering. Up

FTAC EMERALD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (Continued)
Note 5 — Related Party Transactions (Continued)
to 1,133,333 of the Founder Shares will be forfeited depending on the extent to which the underwriter’s over-allotment is not exercised.
The initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares (i) with respect to 25% of such shares, until consummation of the initial Business Combination, (ii) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of the initial business combination or the first date at which the closing price of the Class A common stock exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of the initial business combination, (iii) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of the initial business combination or the first date at which the closing price of the Class A common stock exceeds $13.50 for any 20 trading days within a 30-trading day period following the consummation of the initial business combination, and (iv) with respect to 25% of such shares, until the earlier of the second anniversary of the consummation of the initial business combination or the first date at which the closing price of the Class A common stock exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of the initial business combination. Notwithstanding the foregoing, the transfer restrictions set forth in the immediately preceding sentence shall terminate upon the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property. Any permitted transferees would be subject to the same restrictions and other agreements of the initial stockholders with respect to any Founder Shares (the “Lock-up”). Notwithstanding the foregoing, in connection with an initial Business Combination, the initial holders may transfer, assign or sell their Founder Shares with the Company’s consent to any person or entity that agrees in writing to be bound by the transfer restrictions set forth in the prior sentence.
Promissory Note — Related Party
The Sponsors have agreed to loan the Company up to $300,000 to be used for a portion of the expenses of the Proposed Public Offering. These loans are non-interest bearing, unsecured and due at the earlier of March 30, 2022 or the closing of the Proposed Public Offering. These loans will be repaid upon the closing of the Proposed Public Offering. As of September 30, 2021 and June 30, 2021, the Company had $68,133 and no borrowing outstanding, respectively, under the promissory note.
Working Capital Loans
In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes its initial Business Combination, it would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $2,000,000 of the Working Capital Loans may be convertible into units, at a price of $10.00 per unit at the option of the lender. The units would be identical to the placement units. The terms of the Working Capital Loans by the Company’s officers and directors, if any, have not been determined and no written agreements exist with respect to the Working Capital Loans. Prior to the completion of the initial Business Combination, the Company does not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as the Company does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Trust Account. At September 30, 2021 and June 30, 2021, no such Working Capital Loans were outstanding.

FTAC EMERALD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (Continued)
Note 5 — Related Party Transactions (Continued)
Administrative Service Fee
The Company will enter into an administrative services agreement on the effective date of the registration statement for the Proposed Public Offering pursuant to which the Company will pay the Sponsor or its designee a total of $30,000 per month for office space, administrative and shared personnel support services. Upon completion of the Company’s initial Business Combination or its liquidation, the Company will cease paying these monthly fees.
Note 6 — Commitments and Contingencies
Registration Rights
The holders of the Founder Shares, placement units (including securities contained therein) and warrants that may be issued upon conversion of working capital loans (and any shares of Class A common stock issuable upon the exercise of the placement warrants or warrants issued upon conversion of the working capital loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Class A common stock). The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s completion of the initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.
Warrant Amendments
The warrant agreement provides that the terms of the warrants may be amended without the consent of any stockholder or warrant holder to cure any ambiguity or correct any defective provision or to make any amendments that are necessary in the good faith determination of the board of directors of the Company (taking into account then existing market precedents) to allow for the warrants to continue to be classified as equity in the Company’s financial statements, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, the Company may amend the terms of the public warrants (i) in a manner adverse to a holder of public warrants if holders of at least 50% of the then outstanding public warrants approve of such amendment or (ii) to the extent necessary for the warrants in the good faith determination of the board of directors of the Company (taking into account then existing market precedents) to allow for the warrants to continue to be classified as equity in the Company’s financial statements without the consent of any stockholder or warrant holder. Although the Company’s ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or shares, shorten the exercise period or decrease the number of shares of Class A common stock purchasable upon exercise of a warrant.
Underwriting Agreement
The Company will grant the underwriter a 45-day option to purchase up to 3,300,000 additional Units to cover any over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.
The underwriter will be entitled to a cash underwriting discount of two percent (2%) of the gross proceeds of the Proposed Public Offering, or $4,400,000 (or $5,060,000 if the underwriters’ over-allotment option is exercised in full). Additionally, the underwriter will be entitled to a deferred underwriting

FTAC EMERALD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (Continued)
Note 6 — Commitments and Contingencies (Continued)
discount of 3.5% of the gross proceeds or $7,700,000 (or $8,855,000 if the underwriter’s over-allotment is exercised in full) of the Proposed Public Offering upon the completion of the Company’s initial Business Combination.
Financial Advisory Fee
The Company intends to engage Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“CCM”), to provide financial advisory services in connection with the Proposed Public Offering. The Company will pay CCM a fee in an amount equal to 0.3% of the aggregate proceeds of the Proposed Public Offering (excluding the proceeds of the exercise of the overallotment option, if any) net of underwriter’s expenses, which will be paid to CCM upon the closing of the Proposed Public Offering. The Company also intends to engage CCM as an advisor in connection with Business Combination for which it will earn an advisory fee of 0.525% of the proceeds of the Proposed Public Offering (excluding the proceeds of the exercise of the overallotment option, if any) payable at closing of the Business Combination. CCM will also be entitled to an advisory fee equal to 0.825% of the aggregate proceeds of the exercise of the overallotment option, if any, payable at the closing of the Business Combination. The underwriter has agreed to reimburse the Company for the fee to CCM as it becomes payable out of the underwriting commission.
Note 7 — Stockholder’s Equity
Preferred Stock
The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. At September 30, 2021 and June 30, 2021, there were no shares of preferred stock issued or outstanding.
Class A Common Stock
The Company is authorized to issue 42,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At September 30, 2021 and June 30, 2021, there were no shares of Class A common stock issued or outstanding.
Class B Common Stock
The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Class B common stock are entitled to one vote for each share. At September 30, 2021 and June 30, 2021, there were 8,763,333 shares of Class B common stock issued and outstanding, of which 1,133,333 shares are subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full so that the Founder Shares will represent, on an as-converted basis, 25% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the Sponsor does not purchase any public shares in the Proposed Public Offering).
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject to adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in excess of the amounts sold in the Proposed Public Offering and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon

FTAC EMERALD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (Continued)
Note 7 — Stockholder’s Equity (Continued)
conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 25% of the sum of the total number of all shares of common stock issued and outstanding upon completion of the Proposed Public Offering, including placement shares, plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any private placement-equivalent securities issued to the Sponsor or its affiliates upon conversion of loans made to the Company. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for shares of Class A common stock issued in a financing transaction in connection with the initial Business Combination, including but not limited to a private placement of equity or debt. Securities could be “deemed issued” for purposes of the conversion rate adjustment if such shares are issuable upon the conversion or exercise of convertible securities, warrants or similar securities.
Warrants
No warrants are currently outstanding. Each whole warrant entitles the holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment as described herein. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the completion of the initial Business Combination (net of redemptions), and (z) the volume-weighted average trading price of the shares of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company completes its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The warrants will expire at 5:00 p.m., New York City time on the warrant expiration date, which is five years after the completion of the initial Business Combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to the Company and not placed in the Trust Account.
The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise for cash of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company’s satisfying the Company’s obligations described below with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt from the registration or qualifications requirements of the securities laws of the state of residence of the registered holder of the warrants. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the public warrants has not been declared effective by the end of 60 business days following the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain

FTAC EMERALD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (Continued)
Note 7 — Stockholder’s Equity (Continued)
an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.
The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use the commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the Class A common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of warrants.
•
Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the reported last sale price of the Class A common stock (or the closing bid price of the common stock in the event shares of the common stock are not traded on any specific day) equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

The “fair market value” of the Class A common stock shall mean the volume weighted average price of the Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. This redemption feature differs from the typical warrant redemption features used in other blank check offerings. The Company will provide its warrant

FTAC EMERALD ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS (Continued)
Note 7 — Stockholder’s Equity (Continued)
holders with the final fair market value no later than one business day after the 10 trading day period described above ends. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment).
Note 8 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to through November 19, 2021, the date that the financial statements were available to be issued. Based on the Company’s review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements except as noted below.
On October 14, 2021, the Company effected a 1.1014-for-1.0 stock split. This split resulted in the Sponsor holding 8,803,333 shares of Class B common stock issued and outstanding. On November 12, 2021, the Company effected a 0.9955-for-1.0 stock split so that the Sponsor owns an aggregate of 8,763,333 shares of Class B common stock, of which 1,133,333 shares are subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full so that the Founder Shares will represent, on an as-converted basis, 25% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the Sponsor does not purchase any public shares in the Proposed Public Offering). All shares and related amounts have been retroactively adjusted to reflect the split.

$220,000,000
FTAC Emerald Acquisition Corp.
22,000,000 Units

PROSPECTUS

December 15, 2021
Sole Book-Running Manager
Goldman Sachs & Co. LLC
Until January 9, 2021 (25 days after the date of this prospectus), all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.